Exhibit 10.15

        AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

                         by and between

                        RAM ENERGY, INC.,


                          as Borrower,

                               and

             THE FINANCIAL INSTITUTIONS NAMED HEREIN

                         as the Lenders,

                               and

                  FOOTHILL CAPITAL CORPORATION

                            as Agent


                  Dated as of December 27, 1999

                          TABLE OF CONTENTS

                                                         Page(s)

1. DEFINITIONS AND CONSTRUCTION                                2
 1.1 DEFINITIONS                                               2
 1.2 ACCOUNTING TERMS                                         26
 1.3 CODE                                                     26
 1.4 CONSTRUCTION                                             26
 1.5 SCHEDULES AND EXHIBITS                                   26
2. LOAN AND TERMS OF PAYMENT                                  26
 2.1 REVOLVING ADVANCES                                       26
 2.2 INTENTIONALLY OMITTED                                    34
 2.3 INTENTIONALLY OMITTED                                    34
 2.4 PAYMENTS                                                 34
 2.5 OVERADVANCES                                             35
 2.6 INTEREST, RATES, PAYMENTS, AND CALCULATIONS              35
 2.7 COLLECTION OF PROCEEDS OF COLLATERAL                     37
 2.8 CREDITING PAYMENTS; APPLICATION OF COLLECTIONS           39
 2.9 DESIGNATED ACCOUNT                                       40
 2.10 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS  40
 2.11 FEES                                                    40
 2.12 LOAN UNDER PRIOR CREDIT AGREEMENT                       41
3. CONDITIONS; TERM OF AGREEMENT                              41
 3.1 CONDITIONS PRECEDENT TO THE INITIAL ADVANCE              41
 3.2 CONDITIONS PRECEDENT TO ALL ADVANCES                     45
 3.3 CONDITIONS SUBSEQUENT                                    46
 3.4 TERM; AUTOMATIC RENEWAL                                  46
 3.5 EFFECT OF TERMINATION                                    47
 3.6 EARLY TERMINATION BY BORROWER                            47
 3.7 TERMINATION UPON EVENT OF DEFAULT                        47
4. CREATION OF SECURITY INTEREST                              47
 4.1 GRANT OF SECURITY INTEREST                               47
 4.2 NEGOTIABLE COLLATERAL                                    48
 4.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, AND
     NEGOTIABLE  COLLATERAL                                   48
 4.4 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED            48
 4.5 POWER OF ATTORNEY                                        48
 4.6 RIGHT TO INSPECT                                         49
 4.7 CONTROL AGREEMENTS                                       49
5. REPRESENTATIONS AND WARRANTIES                             49
 5.1 NO ENCUMBRANCES                                          49
 5.2 ELIGIBLE PROVED DEVELOPED PRODUCING RESERVES;
     OWNERSHIP OF OIL AND GAS PROPERTIES                      50
 5.3 OPERATIONS OF OIL AND GAS PROPERTIES                     51
 5.4 EQUIPMENT                                                51
 5.5 LOCATION OF INVENTORY AND EQUIPMENT                      51
 5.6 OIL AND GAS PROPERTY COLLATERAL RECORDS AND INVENTORY
     RECORDS                                                  52
 5.7 LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN                 52
 5.8 DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES         52
 5.9 DUE AUTHORIZATION; NO CONFLICT                           53
 5.10 CLAIMS, DISPUTES, AND LITIGATION                        54
 5.11 NO MATERIAL ADVERSE CHANGE                              55
 5.12 NO FRAUDULENT TRANSFER                                  55
 5.13 EMPLOYEE BENEFITS                                       55
 5.14 ENVIRONMENTAL CONDITION                                 55
 5.15 COMPLIANCE WITH THE LAW                                 56
 5.16 BONDS AND INSURANCE                                     57
 5.17 HEDGING AGREEMENT                                       57
 5.18 BROKERAGE FEES                                          57
 5.19 PERMITS AND OTHER INTELLECTUAL PROPERTY                 57
 5.20 YEAR 2000 COMPATIBILITY                                 58
 5.21 LOCATIONS; LEASES                                       58
 5.22 ABSENCE OF CERTAIN CHANGES                              58
 5.23 OPERATING COSTS                                         59
 5.24 IMBALANCES                                              59
 5.25 NO DEFAULT                                              59
 5.26 LEASES                                                  60
 5.27 MARKETING AGREEMENTS                                    60
 5.28 NON-CONSENT OPERATIONS                                  60
 5.29 CONDITION OF EQUIPMENT                                  60
 5.30 WELLS                                                   60
6. AFFIRMATIVE COVENANTS                                      61
 6.1 ACCOUNTING SYSTEM                                        61
 6.2 COLLATERAL REPORTING                                     61
 6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES              63
 6.4 TAX RETURNS                                              65
 6.5 GUARANTOR REPORTS                                        65
 6.6 [INTENTIONALLY OMITTED]                                  65
 6.7 TITLE TO EQUIPMENT                                       65
 6.8 MAINTENANCE OF OIL AND GAS PROPERTY COLLATERAL AND
     EQUIPMENT;  OPERATION OF BUSINESS                        65
 6.9 TAXES                                                    67
 6.10 INSURANCE                                               67
 6.11 NO SETOFFS OR COUNTERCLAIMS                             69
 6.12 LOCATION OF INVENTORY AND EQUIPMENT                     69
 6.13 COMPLIANCE WITH LAWS                                    69
 6.14 EMPLOYEE BENEFITS                                       70
 6.15 LEASES                                                  70
 6.16 BROKER COMMISSIONS                                      71
 6.17 OIL AND GAS PROPERTY TITLE INFORMATION                  71
 6.18 ADDITIONAL COLLATERAL                                   72
 6.19 HEDGING AGREEMENTS                                      73
 6.20 FURTHER ASSURANCES                                      73
7. NEGATIVE COVENANTS                                         73
 7.1 INDEBTEDNESS                                             74
 7.2 LIENS                                                    75
 7.3 RESTRICTIONS ON FUNDAMENTAL CHANGES                      75
 7.4 DISPOSAL OF ASSETS                                       75
 7.5 CHANGE NAME                                              76
 7.6 GUARANTEE                                                76
 7.7 NATURE OF BUSINESS                                       76
 7.8 PREPAYMENTS AND AMENDMENTS                               77
 7.9 CHANGE OF CONTROL                                        77
 7.10 CONSIGNMENTS                                            77
 7.11 DISTRIBUTIONS; REPURCHASES OF CAPITAL STOCK             77
 7.12 ACCOUNTING METHODS                                      77
 7.13 INVESTMENTS                                             78
 7.14 TRANSACTIONS WITH AFFILIATES                            78
 7.15 SUSPENSION                                              78
 7.16 COMPENSATION                                            78
 7.17 USE OF PROCEEDS                                         79
 7.18 CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICES; INVENTORY
      AND EQUIPMENT                                           79
 7.19 NO PROHIBITED TRANSACTIONS UNDER ERISA                  79
 7.20 FINANCIAL COVENANTS                                     80
 7.21 CAPITAL EXPENDITURES                                    81
 7.22 SECURITIES ACCOUNTS                                     81
 7.23 GAS IMBALANCES, TAKE-OR-PAY OR OTHER PREPAYMENTS        82
 7.24 PAYMENTS ON UNSECURED NOTES                             82
 7.25 LIMITED BUSINESS OF RB OPERATING AND MAGIC CIRCLE
      PARTNERSHIPS                                            82
8. EVENTS OF DEFAULT                                          82
9. THE LENDER GROUP'S RIGHTS AND REMEDIES                     85
 9.1 RIGHTS AND REMEDIES                                      85
 9.2 REMEDIES CUMULATIVE                                      87
10. TAXES AND EXPENSES                                        87
11. WAIVERS; INDEMNIFICATION                                  88
11.1 DEMAND; PROTEST; ETC                                     88
11.2 THE LENDER GROUP'S LIABILITY FOR COLLATERAL              88
11.3 INDEMNIFICATION                                          88
12. NOTICES                                                   89
13. CHOICE OF LAW AND VENUE; SERVICE OF PROCESS;
    JURY TRIAL WAIVER                                         90
14. DESTRUCTION OF BORROWER'S DOCUMENTS                       91
15. ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS                91
15.1 ASSIGNMENTS AND PARTICIPATIONS                           91
15.2 SUCCESSORS                                               94
16. AMENDMENTS; WAIVERS                                       94
16.1 AMENDMENTS AND WAIVERS                                   94
16.2 NO WAIVERS; CUMULATIVE REMEDIES                          95
17. AGENT; THE LENDER GROUP                                   95
17.1 APPOINTMENT AND AUTHORIZATION OF AGENT                   95
17.2 DELEGATION OF DUTIES                                     96
17.3 LIABILITY OF AGENT                                       96
17.4 RELIANCE BY AGENT                                        97
17.5 NOTICE OF DEFAULT OR EVENT OF DEFAULT                    97
17.6 CREDIT DECISION                                          97
17.7 COSTS AND EXPENSES; INDEMNIFICATION                      98
17.8 AGENT IN INDIVIDUAL CAPACITY                             99
17.9 SUCCESSOR AGENT                                          99
17.10 WITHHOLDING TAX                                         99
17.11 COLLATERAL MATTERS                                     101
17.12 RESTRICTIONS ON ACTIONS BY LENDERS;
      SHARING OF PAYMENTS                                    102
17.13 AGENCY FOR PERFECTION                                  102
17.14 PAYMENTS BY AGENT TO THE LENDERS                       102
17.15 CONCERNING THE COLLATERAL AND RELATED LOAN DOCUMENTS   103
17.16 FIELD AUDITS AND EXAMINATION REPORTS; CONFIDENTIALITY; DISCLAIMERS BY LENDERS; OTHER REPORTS AND INFORMATION 103
17.17 SEVERAL OBLIGATIONS; NO LIABILITY                      104
18. GENERAL PROVISIONS                                       105
18.1 EFFECTIVENESS                                           105
18.2 SECTION HEADINGS                                        105
18.3 INTERPRETATION                                          105
18.4 SEVERABILITY OF PROVISIONS                              105
18.5 AMENDMENTS IN WRITING                                   105
18.6 COUNTERPARTS; TELEFACSIMILE EXECUTION                   105
18.7 REVIVAL AND REINSTATEMENT OF OBLIGATIONS                106
18.8 INTEGRATION                                             106
18.9 AMENDMENT AND RESTATEMENT; RELEASE                      106

SCHEDULES AND EXHIBITS

SCHEDULE C-1        COMMITMENTS
SCHEDULE P-1        PERMITTED LIENS
SCHEDULE 2.7        INITIAL COLLECTION ACCOUNT BANKS
SCHEDULE 5.1(A)     INFORMATION REGARDING CERTAIN OWNED OIL AND
                    GAS PROPERTIES
SCHEDULE 5.1(B)     WORKING INTEREST/NET REVENUE
                    INTEREST/OPERATOR
SCHEDULE 5.1(C)     MATERIAL CONTRACT RIGHTS & OBLIGATIONS
SCHEDULE 5.1(D)     NON-LEASEHOLD ASSET OWNERSHIP
SCHEDULE 5.1(E)     CARMEN GATHERING SYSTEM
SCHEDULE 5.2(A)     OUTSTANDING AUTHORITIES FOR EXPENDITURES/NON-
                    CONSENT WELLS
SCHEDULE 5.2(B)     IMBALANCES IN GAS PRODUCTION
SCHEDULE 5.8        CAPITAL STOCK/SUBSIDIARIES
SCHEDULE 5.10       LITIGATION
SCHEDULE 5.13       ERISA BENEFIT PLANS
SCHEDULE 5.14       ENVIRONMENTAL
SCHEDULE 5.15       COMPLIANCE WITH LEGAL REQUIREMENTS
SCHEDULE 5.16       BONDS AND INSURANCE
SCHEDULE 5.17       HEDGING AGREEMENTS
SCHEDULE 5.19       PERMITS AND OTHER INTELLECTUAL PROPERTY
SCHEDULE 5.21       CERTAIN ADDITIONAL LOCATIONS OF
                    COLLATERAL
SCHEDULE 5.22       CERTAIN CHANGES SINCE SEPTEMBER 30, 1999
SCHEDULE 5.23       OPERATING COSTS
SCHEDULE 5.27       CERTAIN MARKETING AGREEMENTS
SCHEDULE 5.30       PRODUCING WELLS NOT DESCRIBED IN ANY OIL
                    AND GAS PROPERTY MORTGAGE
SCHEDULE 7.1        PERMITTED OTHER INDEBTEDNESS
EXHIBIT A-1         FORM OF AGREEMENT AND ACCEPTANCE
EXHIBIT B-1         MORTGAGES, OPINIONS, CERTIFICATES AND
                    CERTAIN OTHER REQUIRED ITEMS AND INFORMATION
EXHIBIT C-1         FORM OF COMPLIANCE CERTIFICATE
EXHIBIT P-1, P-2
  & P-3             FORMS OF PRIOR LENDER ASSIGNMENT
                    AGREEMENTS
EXHIBIT T-1         FORM OF TRANSFER ORDER LETTERS
EXHIBIT 6.2         FORM OF BORROWING BASE CERTIFICATE

        AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT


     THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (THIS "AGREEMENT"), IS ENTERED INTO AS OF DECEMBER 27, 1999, AMONG THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (SUCH FINANCIAL INSTITUTIONS, TOGETHER WITH THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, ARE REFERRED TO HEREINAFTER EACH INDIVIDUALLY AS A "LENDER" AND COLLECTIVELY AS THE "LENDERS"), FOOTHILL CAPITAL CORPORATION, A CALIFORNIA CORPORATION, AS AGENT FOR THE LENDERS ("AGENT"), WITH A PLACE OF BUSINESS LOCATED AT 11111 SANTA MONICA BOULEVARD, SUITE 1500, LOS ANGELES, CALIFORNIA 90025-3333, AND RAM ENERGY, INC., A DELAWARE CORPORATION ("BORROWER"), WITH ITS CHIEF EXECUTIVE OFFICE LOCATED AT MERIDIAN TOWER, SUITE 650,
5100 EAST SKELLY DRIVE, TULSA, OKLAHOMA  74135.

                            RECITALS

     A. Borrower, certain lenders (the "Prior Lenders"), and Union Bank of California, as Agent (the "Prior Agent"), are parties to that certain Second Amended and Restated Credit Agreement, dated as of February 3, 1998, as amended by that certain Amendment No. 1 and Waiver, dated as of August 17, 1998, that certain Amendment No. 2 and Waiver, dated as of March 31, 1999, and that certain Amendment No. 3 and Waiver, dated as of August 12, 1999, that certain Amendment No. 4 dated as of September 2, 1999, that certain Amendment No. 5 and Consent and Waiver dated as of September 28, 1999, that certain Amendment No. 6 dated as of September 30, 1999 and that certain Amendment No. 7 dated as of December 22, 1999 (such credit agreement, as amended, the "Prior Credit Agreement").

     B. Borrower has requested that (i) the Lenders assume the obligations of the Prior Lenders under the Prior Credit Agreement, (ii) Agent assume the agency responsibilities of the Prior Agent under the Prior Credit Agreement, and (iii) Agent and the Lenders amend and restate the Prior Credit Agreement and make credit available to Borrower on the terms and conditions stated herein. It is Borrower's intention that for purposes of the Unsecured Notes Indenture (as defined below), (i) this Agreement and the other Loan Documents (as defined below) refinance, renew, replace and succeed, but not constitute an extinguishment or a novation of, the Prior Credit Agreement, and (ii) that the Indebtedness secured pursuant to this Agreement and the other Loan Documents renew and refinance, but not constitute an extinguishment or a novation of, the Indebtedness existing on the date hereof under the Prior Credit Agreement, and therefore, solely as among Borrower and the other parties to the Unsecured Notes Indenture, the intent of Borrower is that the Indebtedness incurred pursuant to this Agreement shall constitute either "Indebtedness" under a "Permitted Bank Credit Facility" or "Permitted Refinancing Indebtedness" (as such terms are defined in the Unsecured Notes Indenture).

     C. Contemporaneously with the above transactions, Agent is entering into the Prior Lender Assignment Agreements (as defined below) wherein the assignment of the rights of the Prior Lenders to the Agent, on behalf of the Lenders, is intended to be for the ratable benefit of the Lenders.

     D. Agent and the Lenders, subject to the terms and conditions stated herein, are willing to amend and restate the Prior Credit Agreement and to make such credit facilities available.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

     1.   DEFINITIONS AND CONSTRUCTION.

          1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

               "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account.

               "Accounts" means all currently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower or any of its Subsidiaries arising out of the sale or lease of goods, Hydrocarbons or Oil and Gas Properties or the rendition of services by Borrower or any of its Subsidiaries, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

               "Advances" has the meaning set forth in Section
2.1(a).

               "Affiliate" means, as applied to any Person, any other Person who directly or indirectly controls, is controlled by, is under common control with or is a director or officer of such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to vote 5% or more of the securities having ordinary voting power for the election of directors or the direct or indirect power to direct the management and policies of a Person.

               "Agent" means Foothill, solely in its capacity as agent for the Lenders, and shall include any successor agent.

               "Agent Account" means an account at a bank designated by Agent from time to time as the account into which Borrower shall make all payments to Agent for the benefit of the Lender Group, and into which the Lender Group shall make all payments to Agent, under this Agreement and the other Loan Documents. Initially, unless and until Agent notifies Borrower and the Lender Group to the contrary, the Agent Account shall be that certain deposit account bearing account number 323-266193 and maintained by Agent with The Chase Manhattan Bank, N.A.,
4 New York Plaza, 15th Floor, New York, New York  10004, ABA #021-
000-021.

               "Agent Advances" has the meaning set forth in
Section 2.1(g).

               "Agent's Liens" has the meaning set forth in
Section 4.1.

               "Agent-Related Persons" means Agent and any successor agent, together with their respective Affiliates, and the officers, directors, employees, counsel, agents, and attorneys-in-fact of such Persons and their Affiliates.

               "Agreement" has the meaning set forth in the preamble hereto.

               "Assignee" has the meaning set forth in Section
15.1.

               "Assignment and Acceptance" has the meaning set forth in Section 15.1 and shall be in the form of Exhibit A-1 attached hereto.

               "Authorized Person" means any officer or other employee of Borrower.

               "Availability" means the amount that Borrower is entitled to borrow as Advances under Section 2.1, such amount being the difference derived when (a) the sum of the principal amount of Advances (including Agent Advances and Foothill Loans) then outstanding (including any amounts that the Lender Group may have paid for the account of Borrower pursuant to any of the Loan Documents and that have not been reimbursed by Borrower) is subtracted from (b) the least of (i) the Maximum Revolving Amount, or (ii) the Borrowing Base less the aggregate amount of the Reserves Against Availability, or (iii) the Unsecured Note Indebtedness Limitation.

If the Revolving Facility Usage is equal to or greater than the least of the Borrowing Base, the Maximum Revolving Amount or the Unsecured Note Indebtedness Limitation, then the Availability is zero (-0-).

               "Average Unused Portion of Maximum Revolving
Amount" means, as of any date of determination, (a) the Maximum Revolving Amount, less (b) the average Daily Balance of Advances that were outstanding during the immediately preceding month.

               "Bankruptcy Code" means the United States
Bankruptcy Code (11 U.S.C. 101 et seq.), as amended, and any successor statute.

               "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which Borrower, any Subsidiary of Borrower, or any ERISA Affiliate has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

               "Books" means all of Borrower's and its
Subsidiaries' books and records including: ledgers; records indicating, summarizing, or evidencing Borrower's and its Subsidiaries' properties or assets (including the Collateral) or liabilities, including but not limited to well logs and seismographic reports; all information relating to Borrower's and its Subsidiaries' business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information.

               "Borrower" has the meaning set forth in the preamble to this Agreement.

               "Borrowing" means a borrowing hereunder consisting of Advances made on the same day by the Lenders to a Borrower, or by Foothill in the case of a Foothill Loan, or by Agent in the case of an Agent Advance.

               "Borrowing Base" has the meaning set forth in
Section 2.1(a).

               "Borrowing Base Entities" means Borrower, Gulf
States, Magic Circle and Carmen Field.

               "Borrowing Request" has the meaning set forth in
Section 2.1(c).

               "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

               "Carmen Field" means Carmen Field Limited
Partnership, an Oklahoma limited partnership.

               "Carmen Gathering System" means that certain
Hydrocarbons gathering and separation system and related equipment and properties commonly known as "Carmen Gathering System" presently located in or about Woods County, Oklahoma, Alfalfa County, Oklahoma and Major County, Oklahoma, together with all additions, fixtures and accessions thereto and all easements, rights-of-way and contracts relating thereto.

               "CDC" means Carmen Development Corporation, an
Oklahoma corporation.

               "Change of Control" shall be deemed to have occurred at such time as (a) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 30% of the total voting power of all classes of stock then outstanding of Borrower entitled to vote in the election of directors or (b) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) other than Borrower becomes a "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange
Act of 1934), directly or indirectly, of any voting power of any class of stock then outstanding of Magic Circle entitled to vote in the election of directors or (c) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), other than Borrower becomes a "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange
Act of 1934), directly or indirectly, of any voting power of any partnership interest or equity interest then outstanding of Gulf States or (d) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of
1934) other than Borrower or Magic Circle becomes a "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange
Act of 1934), directly or indirectly, of any voting power of any class of stock then outstanding of MCAC entitled to vote in the election of directors or (e) a "person" or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) other than Borrower or Magic Circle becomes a "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of any voting power of any class of stock then outstanding of CDC entitled to vote in the election of directors or (f) a "person" or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), other than Borrower, CDC, or Magic Energy becomes a "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of any voting power of any partnership interest or equity interest then outstanding of Carmen Field.

               "Closing Date" means the date of the first to occur of the making of the initial Advance or the issuance of the initial Letter of Credit.

               "Code" means the California Uniform Commercial
Code.

               "Collateral" means all of Borrower's and each Subsidiary of Borrower's right, title, and interest in and to each of the following:

               (a)  the Accounts,

               (b)  the Books,

               (c)  the Equipment,

               (d)  the General Intangibles,

               (e)  the Inventory,

               (f)  the Investment Property,

               (g)  the Negotiable Collateral,

               (h)  the Oil and Gas Properties,

               (i)  the Real Property,

               (j) any money, or other assets of Borrower that now or hereafter come into the possession, custody, or control of any member of the Lender Group, and

               (k) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, the Books, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, Oil and Gas Properties, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

               "Collateral Access Agreement" means a landlord waiver or consent, mortgagee waiver or consent, bailee letter, or a similar acknowledgement agreement of any warehouseman, processor, lessor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment, Inventory, or Oil and Gas Properties, in each case, in form and substance satisfactory to Agent.

               "Collections" means all cash, checks, notes, instruments, and other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

               "Commitment" means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "Commitment" on Schedule C-1 attached hereto or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 15.1, as such Commitment may be adjusted from time to time in accordance with the provisions of
Section 15.1, and "Commitments" means, collectively, the aggregate amount of the commitments of all of the Lenders.

               "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 and delivered by the chief accounting officer of Borrower to Agent.

               "Consolidated Net Income" shall mean with respect to Borrower and its Subsidiaries, for any period, the aggregate of the net income (or loss) of Borrower and its Subsidiaries after allowances for taxes for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (i) the net income of any Person in which Borrower or any of its Subsidiaries has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of Borrower and its Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in such period by such other Person to Borrower or to any of its Subsidiaries, as the case may be; (ii) the net income (but not loss) of any of Borrower's Subsidiaries to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Legal Requirement applicable to such Subsidiary, or is otherwise restricted or prohibited in each case determined in accordance with GAAP; (iii) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction;
(iv) any extraordinary gains, including gains attributable to Property sales not in the ordinary course of business; (v) the cumulative effect of a change in accounting principles and any gains or losses attributable to writeups or writedowns of assets; and (vi) any writedowns of non-current assets, provided however, that any ceiling limitation writedowns under SEC guidelines shall be treated as capitalized costs, as if such writedowns had not occurred.

               "Control Agreement" means a control agreement, in form and substance reasonably satisfactory to Agent, between Borrower, Agent, and the applicable securities intermediary with respect to the applicable Securities Account and related
Investment Property.

               "Daily Balance" means the amount of an Obligation owed at the end of a given day.

               "deems itself insecure" means that the Person deems itself insecure in accordance with the provisions of
Section 1208 of the Code.

               "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

               "Defaulting Lender" means any Lender that fails to make any Advance that it is required to make hereunder on any Funding Date and that has not cured such failure by making such Advance within one (1) Business Day after written demand upon it by Agent to do so.

               "Defaulting Lenders Rate" means the Reference Rate for the first three (3) days from and after the date the relevant payment is due and, thereafter, at the interest rate then applicable to Advances.

               "Designated Account" means account number Oklahoma
10251542 of Borrower maintained with Borrower's Designated
Account Bank, or such other deposit account of Borrower (located within the United States) which has been designated, in writing and from time to time, by Borrower to Agent.

               "Designated Account Bank" means Bank One,
Oklahoma, N.A., whose office is located at 100 N. Broadway, Oklahoma City, Oklahoma 73102 and whose ABA number is 103000648.

               "Disbursement Letter" means an instructional letter executed and delivered by Borrower to Agent regarding the extensions of credit to be made on the Closing Date, the form and substance of which shall be satisfactory to Agent.

               "Dollars or $" means United States dollars.

               "Duke Energy" means Duke Energy Merchant Finance,
L.L.C.

               "Early Termination Premium" has the meaning set forth in Section 3.6.

               "EBITDA" shall mean, for any period, the sum, determined (without duplication) for Borrower and its Subsidiaries, of (i) Consolidated Net Income of Borrower and its Subsidiaries plus (ii) Interest Expense of Borrower and its Subsidiaries for such period to the extent deducted in the determination of Consolidated Net Income of Borrower and its Subsidiaries for such period plus (iii) depreciation, amortization and other similar non-cash items (with the exception of non-cash charges that require an accrual or reserve for cash charges for any future period and normally recurring accruals) to the extent deducted in the determination of Consolidated Net Income of Borrower and its Subsidiaries for such period plus (iv) all taxes accrued for such period on or measured by income to the extent deducted in the determination of Consolidated Net Income of Borrower and its Subsidiaries for such period.

               "Eligible Proved Developed Producing Reserves" means the value, as determined by Agent in its sole discretion of Proved Developed Producing Reserves consisting of Mineral Interests of a Borrowing Base Entity that: (i) are subject to a duly executed and recorded Oil and Gas Property Mortgage that creates a first priority perfected lien in such Mineral Interest;
(ii) either are identified on Schedule 5.1(a) or constitute Qualified Subsequent Oil and Gas Property; and (iii) strictly comply with each and all of the representations and warranties made by such Borrowing Base Entity to Agent in the Loan Documents. In determining the amount to be so included, Eligible Proved Developed Producing Reserves shall be valued based upon the NYMEX Value of such Proved Developed Producing Reserves as of the date of determination of Eligible Proved Developed Producing Reserves, with such adjustments as Agent may deem appropriate in its reasonable discretion. An item of Proved Developed Producing Reserves shall not be included in Eligible Proved Developed Reserves if:

               (a) through (f) are manually numbered(a)     it is
not owned solely by a Borrowing Base Entity or a Borrowing Base Entity does not have either good, valid and marketable title thereto or defensible title of record thereto which is acceptable to Agent in its reasonable judgment, or the title information relating thereto is not satisfactory to Agent;

               (b) it is not subject to a valid and perfected first priority Lien and security interest in favor of Agent for the benefit of the Lender Group created by a duly recorded Oil and Gas Property Mortgage, except for Permitted Liens with respect to which Agent has established a Reserve Against Availability in the full amount (or such other amount as may be determined by Agent in its sole discretion) that any holders of the Permitted Liens could assert from time to time thereunder (whether upon the passage of time, the satisfaction of conditions, or otherwise); or

               (c)  it is subject to a Lien in favor of any third
Person or any order, judgment, writ or decree, which either restricts or purports to restrict Borrower or any of its Subsidiaries' ability to grant Liens to other Persons on or in respect of its respective assets or properties.

               "Eligible Transferee" means: (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country, and having total assets in excess of $100,000,000; provided that such bank is acting through a branch or agency located in the United States; (c) a finance company, insurance company or other financial institution or fund that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $50,000,000; (d) any Affiliate (other than individuals) of, or any fund, money market account, investment account or other account managed by, a pre-existing Lender under this Agreement;
(e) so long as no Event of Default has occurred and is continuing, any other Person approved by Agent and Borrower; and
(f) during the continuation of an Event of Default, any other Person approved by Agent.

               "Environmental Laws" shall mean any and all Legal Requirements pertaining to health or the environment in effect in any and all jurisdictions in which the Borrower or any Subsidiary is conducting or at any time has conducted business, or where any Property of the Borrower or any Subsidiary is located, including without limitation, the OPA, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws. The term "oil" shall have the meaning specified in OPA, the term "release" (or "threatened release") has the meaning specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, that (i) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment, and (ii) to the extent the laws of the state in which any Property of the Borrower or any Subsidiary is located establish a meaning for "oil," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

               "Equipment" means all of Borrower's and each Subsidiary of Borrower's present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, drillsite equipment (including separators, dehydrators, meters, etc.), compressors, gathering lines, pipelines, vehicles (including motor vehicles and trailers), tools, parts, and other goods (other than consumer goods, farm products, or Inventory), wherever located, including, (a) any interest of Borrower or a Subsidiary of Borrower in any of the foregoing, and (b) all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

               "ERISA" means the Employee Retirement Income
Security Act of 1974, 29 U.S.C. 1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

               "ERISA Affiliate" means (a) any corporation subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC
Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower is a member under IRC
Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any party subject to ERISA that is a party to an arrangement with Borrower and whose employees are aggregated with the employees of Borrower under IRC
Section 414(o).

               "ERISA Event" means (a) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan, (b) the withdrawal of Borrower or any of its Subsidiaries or ERISA Affiliates from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan,
(e) any event or condition (i) that provides a basis under
Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Borrower, any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan, or
(g) providing any security to any Plan under Section 401(a)(29) of the IRC by Borrower or its Subsidiaries or any of their ERISA Affiliates.

               "Event of Default" has the meaning set forth in
Section 8.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor statute thereto.

               "FEIN" means Federal Employer Identification
Number.

               "Foothill" means Foothill Capital Corporation, a
California corporation.

               "Foothill Loans" has the meaning set forth in
Section 2.1(f).

               "Funding Date" means the date on which a Borrowing occurs.

               "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

               "General Intangibles" means all of Borrower's and each Subsidiary of Borrower's present and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, Permits, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, and Negotiable Collateral.

               "Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational or governing documents of such Person.

               "Governmental Authority" means any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through Stock or capital ownership or otherwise, by any of the foregoing.

               "Guaranty Agreements" means, collectively, any and all of the guaranty agreements with respect to the Obligations which are, or are to be, executed by a Guarantor in favor of Agent for the benefit of the Lender Group, as required from time to time by Agent, in form and substance satisfactory to Agent, in each case as the same may be amended, modified, restated, supplemented, increased, renewed, extended, substituted for or replaced from time to time.

               "Guarantor" means Gulf States, Magic Circle,
Carmen Field, MCAC, CDC, each other Subsidiary of Borrower not a signatory to this Agreement (other than the Magic Circle Partnerships and RB Operating), and each other Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations.

               "Gulf States" means RLP Gulf States, L.L.C., an
Oklahoma limited liability company.

               "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

               "Hedging Agreements" shall mean (i) any interest rate or currency swap, rate cap, rate floor, rate collar, forward agreement or other exchange or rate protection agreements or any option with respect to any such transaction and (ii) any swap agreement, cap, floor, collar, exchange transaction, forward agreement or other exchange or protection agreement relating to Hydrocarbons or any option with respect to any such transaction.

               "Hydrocarbons" shall mean oil, natural gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or separated therefrom.

               "Indebtedness" means: (a) all obligations of Borrower or any of its Subsidiaries for borrowed money, (b) all obligations of Borrower or any of its Subsidiaries evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of Borrower or any of its Subsidiaries in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products,
(c) all obligations of Borrower or any of its Subsidiaries under capital leases, (d) all obligations or liabilities of others secured by a Lien on any property or asset of Borrower or any of its Subsidiaries, irrespective of whether such obligation or liability is assumed, (e) any obligation of Borrower or any of its Subsidiaries guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to Borrower or any of its Subsidiaries) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person, (f) the net mark to market value of all obligations of Borrower or any of its Subsidiaries under any Hedging Agreements,
(g) all obligations of Borrower or any of its Subsidiaries to deliver goods or services including Hydrocarbons in consideration of advance payments, and (h) the undischarged balance of any production payment or net profits interest created by Borrower or any of its Subsidiaries or for the creation of which Borrower or any of its Subsidiaries directly or indirectly received payment.

               "Indemnified Liabilities" has the meaning set forth in Section 11.3.

               "Indemnified Person" has the meaning set forth in
Section 11.3.

               "Indenture Guarantors" shall mean the "Subsidiary
Guarantors", as such term is defined in the Unsecured Notes
Indenture.

               "Indenture Permitted Indebtedness" shall mean the "Permitted Indebtedness", as such term is defined in the Unsecured Notes Indenture.

               "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

               "Intangible Assets" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

               "Intellectual Property" has the meaning ascribed thereto in Section 5.19.

               "Interest Expense" shall mean, for any period, the sum (determined without duplication) of the aggregate amount of interest expense accruing during such period on Indebtedness of Borrower and its Subsidiaries on a consolidated basis, including the interest portion of payments under capitalized leases and any capitalized interest, but excluding amortization of debt discount and expense.

               "Inventory" means all present and future inventory in which Borrower or any of its Subsidiaries has any interest, including goods and extracted Hydrocarbons held for sale or lease or to be furnished under a contract of service and all of Borrower's and each Subsidiary of Borrower's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located.

               "Investment Property" means all of Borrower's and each Subsidiary of Borrower's present and hereafter acquired
"investment property" as that term is defined in Section 9-115 of the Code.

               "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

               "Legal Requirements" means all applicable international, foreign, federal, state, and local laws, judgments, decrees, orders, statutes, ordinances, rules, regulations, or Permits, including, without limitation, all Environmental Laws.

               "Lender" and "Lenders" have the respective meanings set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of Section 15.1 hereof.

               "Lender Group" means, individually and
collectively, each of the individual Lenders and Agent.

               "Lender Group Expenses" means all: costs or expenses (including taxes, and insurance premiums) required to be paid by Borrower under any of the Loan Documents that are paid or incurred by the Lender Group; fees or charges paid or incurred by the Lender Group in connection with the Lender Group's transactions with Borrower, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC [or equivalent] searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Oil and Gas Property Collateral appraisals and engineer reports), Reserve Reports and environmental audits; costs and expenses incurred by Agent in the disbursement of funds to Borrower (by wire transfer or otherwise); charges paid or incurred by Agent resulting from the dishonor of checks; costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated; costs and expenses paid or incurred by Agent in examining the Books; costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group's relationship with Borrower (or any of its Subsidiaries party to one or more Loan Documents); and the Lender Group's reasonable attorneys fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Borrower), defending, or concerning the Loan Documents, irrespective of whether suit is brought.

               "Lender-Related Persons" means, with respect to any Lender, such Lender, together with such Lender's Affiliates, and the officers, directors, employees, counsel, agents, and attorneys-in-fact of such Lender and such Lender's Affiliates.

               "Lien" means any interest in Property securing an obligation owed to, or a claim by, any Person other than the owner of the Property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including (a) the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Oil and Gas Property or Real Property and (b) production payments and the like payable out of Oil and Gas Property. For purposes of this Agreement, Borrower or any of its Subsidiaries shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create financing.

               "Loan Account" has the meaning set forth in
Section 2.10.

               "Loan Documents" means this Agreement, the Disbursement Letter, the Lockbox Agreements, the Oil and Gas Property Mortgages, the Real Property Mortgages, the Guaranty Agreements, the Security Agreements, the Prior Lender Assignment Agreements, any note or notes executed by Borrower and payable to the Lender Group, and any other agreement entered into, now or in the future, in connection with this Agreement.

               "Loan Party" means Borrower and each Guarantor.

               "Lockbox Account" shall mean a depositary account established pursuant to one of the Lockbox Agreements.

               "Lockbox Agreements" means Lockbox Operating
Procedural Agreements and those certain Depository Account Agreements, in form and substance satisfactory to Agent, each of which is among Borrower, Agent, and one of the Lockbox Banks.

               "Lockbox Banks" means such banks as may be agreed to by Borrower and Foothill from time to time.

               "Lockboxes" has the meaning set forth in Section
2.7.

               "Magic Circle" means Magic Circle Energy
Corporation, a Delaware corporation.

               "Magic Circle Partnerships" means Olympia 1980 Drilling Program, an Oklahoma limited partnership, Olympic 1987A Private Drilling Program Limited Partnership, an Oklahoma limited partnership, Magic Circle 1988 Drilling Program Limited Partnership, an Oklahoma limited partnership and Magic Circle 1989 Private Drilling Program Limited Partnership, an Oklahoma limited partnership.

               "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower, (b) a material adverse effect on the ability of Borrower to carry out its business as at the Closing Date or as proposed as of the Closing Date, (c) the material impairment of Borrower's ability to perform its obligations under the Loan Documents to which it is a party or of the Lender Group to enforce the Obligations or realize upon the Collateral, (d) any event or circumstance that in the reasonable judgment of the Agent is likely to have a material adverse effect on the value of the Collateral or the amount that the Lender Group would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of the Collateral, or (e) a material impairment of the priority of the Agent's Liens with respect to the Collateral.

               "Material Contract" means, as to any Person, any supply, purchase, service, employment, tax, indemnity, farmout, gas marketing, gas imbalance, operating, unitization, communitization, partnership, joint venture or other agreement of such Person or any of its Subsidiaries or by which such Person or any of its Subsidiaries or any of their respective properties are otherwise bound, if such agreement either (i) requires the expenditure of over $50,000 by such Person during any calendar year, or (ii) involves the sale of more than $500,000 in Hydrocarbons by such Person, or (iii) involves a liability of such Person in excess of $100,000, or (iv) results or could result in the loss of title to, or the transfer or creation of a Lien upon any Collateral, or (v) is otherwise determined by Agent, in its reasonable judgment, to be material to the business, operations or properties of such Person, as the same shall be amended, modified and supplemented and in effect from time to time.

               "Maximum Revolving Amount" means $30,000,000.

               "MCAC" means Magic Circle Acquisition Corporation, an Oklahoma corporation.

               "Mineral Interests" shall mean all right, title, interest and estates now owned or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved interests, reversionary interests, carried working interests, or residual interests of whatever nature.

               "Moody's" means Moody's Investors Service, Inc.
and any successor thereto.

               "Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which Borrower, any of its Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six years.

               "Negotiable Collateral" means all of a Person's present and future letters of credit, notes, drafts, instruments, Investment Property, documents, personal property leases (wherein such Person is the lessor), chattel paper, and the Books relating to any of the foregoing.

               "NYMEX Price" means, as of the date of the determination thereof, the average of the 24 succeeding monthly futures contract prices, commencing with the month during which the determination is to be made, for each of the appropriate crude oil or natural gas categories included in the most recent Reserve Report provided by Borrower to Agent pursuant to
Section 6.2, as applicable, as quoted on the New York Mercantile Exchange ("NYMEX"), or, if the NYMEX no longer provides futures contract price quotes for 24 month periods, the longest period of quotes of less than 24 months shall be used, and, if the NYMEX no longer provides such futures contract quotes or has ceased to operate, the Agent shall designate another nationally recognized commodities exchange to replace the NYMEX, as quoted in a nationally recognized publication for such pricing as selected as of such date by Agent.

               "NYMEX Value" means, at any date of determination thereof as to any Proved Reserves of the Borrowing Base Entities, the result of

                    (a)  the discounted present value of future
net revenues (i.e., after deducting production and ad valorem taxes and less future capital costs and operating expenses) from Proved Reserves of the Borrowing Base Entities as of such date utilizing the NYMEX Price for the appropriate category of oil or gas and assuming that production costs thereafter remain constant, then discounted at a rate of 10% per year to obtain the present value; minus

                    (b)  to the extent not taken into account in
subparagraph (a) above, the discounted present value (discounted at a rate of 10% per year) of the Borrowing Base Entities' future plugging and abandonment expenses; minus

                    (c)  to the extent not taken into account in
subparagraph (a) above, minority interests and other interests of Persons other than a Borrowing Base Entity and any natural gas balancing liabilities of a Borrowing Base Entity.

               "Obligations" means all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), premiums (including Early Termination Premiums), liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees, charges, costs, or Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties owing by Borrower to the Lender Group of any kind and description (whether pursuant to or evidenced by the Loan Documents or pursuant to any other agreement between the Lender Group and Borrower, and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from Borrower to others that the Lender Group may have obtained by assignment or otherwise, and further including all interest not paid when due and all Lender Group Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

               "Oil and Gas Properties" means all of the present and future right, title and interest (real, personal, mixed, contractual or otherwise) of Borrower and its Subsidiaries in, to and under or derived from the following:

               (a)  All presently existing and hereafter arising
          Mineral Interests and surface interests;

               (b) All presently existing and hereafter arising unitization, communitization and pooling declarations, orders, and agreements (including all units formed by voluntary agreement and those formed under the rules, regulations, orders or other official acts of any governmental entity or tribal authority having appropriate jurisdiction);

               (c) All presently existing and arising oil sales contracts, casinghead gas sales contracts, gas sales contracts, processing contracts, gathering contracts, transportation contracts, easements, rights-of-way, servitudes, surface leases, subsurface leases, farm-out contracts, farm-in contracts, operating agreements, areas of mutual interest and other contracts, agreements and instruments;

               (d) All presently existing and hereafter arising personal property, improvements, fixtures, wells (whether producing, plugged and abandoned, shut-in, injection, disposal or water supply), tanks, boilers, buildings, machinery, vehicles, Equipment, gathering lines, pipelines, utility lines, power lines, telephone lines, water rights, roads, permits, licenses and other appurtenances, to the extent the same are situated upon and used or held for use by Borrower or any of its Subsidiaries in connection with the ownership, operation, maintenance or repair of the Mineral Interests and/or surface interests; and

               (e) All reservoir, reserve, seismic, geologic or geophysical information and data.

               "Oil and Gas Property Collateral" means the Oil and Gas Properties which are identified on Schedule 5.1(a) or
Schedule 5.1(b), and any other Oil and Gas Properties now owned or hereafter acquired by Borrower or any of its Subsidiaries.

               "Oil and Gas Property Mortgages" means one or more mortgages, deeds of trust, or deeds to secure debt, executed by Borrower and each of its Subsidiaries in favor of Agent or the Prior Lenders and assigned to the Agent, the form and substance of which shall be satisfactory to Agent, that encumber the Oil and Gas Property Collateral and the related improvements thereto.

               "OPA" means the Oil Pollution Act of 1990.

               "Overadvance" has the meaning set forth in Section
2.5.

               "Participant" has the meaning set forth in Section
15.1(e).

               "Pay-Off Letter" means a letter, in form and substance reasonably satisfactory to Agent, from Prior Lender respecting the amount necessary to purchase in full all of the obligations of Borrower owing to Prior Lenders and obtain an assignment of all of the Liens existing in favor of Prior Lenders in and to the properties or assets of Borrower and each of the Subsidiaries of Borrower.

               "PBGC" means the Pension Benefit Guaranty
Corporation as defined in Title IV of ERISA, or any successor thereto.

               "Permits" of a Person shall mean all rights, franchises, permits, authorities, licenses, certificates of approval or authorizations, including licenses and other authorizations issuable by a Governmental Authority, which pursuant to applicable Legal Requirements are necessary to permit such Person lawfully to conduct and operate its business as currently conducted and to own and use its assets.

               "Permitted Liens" means (a) Liens held by Agent for the benefit of the Lender Group, (b) Liens for unpaid taxes that either (i) are not yet due and payable or (ii) are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1, (d) the interests of lessors under operating leases and purchase money Liens of lessors under capital leases to the extent that the acquisition or lease of the underlying asset is permitted under Section 7.21 and so long as the Lien only attaches to the asset purchased or acquired and only secures the purchase price of the asset, (e) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, or other like Liens arising by operation of law incidental to the exploration, development, operation and maintenance of Oil and Gas Properties, in each case incurred in the ordinary course of business of Borrower or the relevant Subsidiary of Borrower not in connection with the borrowing of money, and which Liens either (i) are for sums not yet due and payable, or (ii) are the subject of Permitted Protests, (f) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance,
(g) Liens on deposits and escrowed funds made to secure performance of bids, tenders and leases (to the extent permitted under this Agreement) incurred in the ordinary course of business of Borrower or the relevant Subsidiary of Borrower and not in connection with the borrowing of money, (h) Liens of or resulting from any judgment or award that do not result in and reasonably could not be expected to result in a Material Adverse Change and as to which the time for the appeal or petition for rehearing of which has not yet expired, or in respect of which Borrower or the relevant Subsidiary of Borrower is in good faith prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review has been secured, (i) Liens with respect to the Oil and Gas Property Collateral that are exceptions to the title opinions issued in connection with the Oil and Gas Property Mortgages, as accepted by Agent, (j) minor defects in title which (i) do not affect the defensibility of title thereto to an extent unacceptable to Agent in its reasonable judgment or restrict the full use or other benefits of ownership by Borrower or such Subsidiary, as the case may be, and (ii) do not affect the ability of Borrower or such Subsidiary, as the case may be, to receive a share of production or proceeds from, allocated to, or attributable to such Mineral Interests equal to the interest of Borrower or such Subsidiary, as the case may be, therein as represented herein or in the other Loan Documents, and (iii) do not materially interfere with the ordinary conduct of the business of Borrower or such Subsidiary, as the case may be, and (iv) do not interfere with or impair the value of Agent's Lien therein for the benefit of the Lender Group, and (v) are customarily waived by reasonable and prudent operators, and (k) Liens reserved in leases or farmout agreements for rent or royalties and for compliance with the terms of the farmout agreements or leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause does not materially impair the use of the Mineral Interest covered by such Lien for the purposes for which such Mineral Interest is held by the Borrower or any Subsidiary, does not materially interfere with or impair the value of such Mineral Interest subject thereto or Agent's Lien therein for the benefit of the Lender Group, is customarily waived by reasonable and prudent operators, and is consented to in writing by Agent, (l) farmout, carried Working Interests, joint operating, unitization, royalty, overriding royalty, sales and similar agreements relating to the exploration or development of, or production from, Oil and Gas Properties or the sale of the hydrocarbons after they are produced which are existing at the time of acquisition of such Oil and Gas Property and are usual and customary for the industry, (m) Liens that secure Indebtedness permitted by Section 7.1(b), and (n) continuations and renewals of otherwise Permitted Liens.

               "Permitted Protest" means the right of Borrower or the relevant Subsidiary of Borrower to protest any Lien other than any such Lien that secures the Obligations, tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the books of Borrower or the relevant Subsidiary of Borrower in an amount that is satisfactory to Agent, (b) any such protest is instituted and diligently prosecuted by Borrower or the relevant Subsidiary of Borrower in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Agent's Liens in and to the Collateral.

               "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

               "Personal Property Collateral" means all
Collateral other than the Oil and Gas Property Collateral and other than the Real Property Collateral.

               "Plan" means any employee benefit plan, program, or arrangement maintained or contributed to by Borrower or with respect to which it may incur liability.

               "Prior Credit Agreement" has the meaning set forth in the recitals hereto.

               "Prior Lender Assignment Agreements" means the assignment agreements in the form and substance of Exhibits P-1, P-2 and P-3 attached hereto.

               "Prior Lenders" has the meaning set forth in the recitals.

               "Property" means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

               "Pro Rata Share" means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the aggregate amount of the Commitments.

               "Proved Developed Non-Producing Reserves" means Proved Reserves of the Borrowing Base Entities, other than Proved Developed Producing Reserves and Proved Undeveloped Reserves, that can be expected to be recovered through existing wells with existing equipment and operating methods.

               "Proved Developed Producing Reserves" means Proved
Reserves of the Borrowing Base Entities, other than Proved
Developed Non-Producing Reserves and Proved Undeveloped Reserves, that can be expected to be recovered from currently producing zones under the continuation of present operating methods.

               "Proved Reserves" means at any particular time, the estimated quantities of Hydrocarbons which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs attributable to Mineral Interests included or to be included in the Reserve Report under existing economic and operating conditions.

               "Proved Undeveloped Reserves" means Proved
Reserves of the Borrowing Base Entities, other than Proved Developed Producing Reserves and Proved Developed Non-Producing Reserves, that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

               "Qualified Subsequent Oil and Gas Property" means, as at any date of determination thereof, Oil and Gas Properties acquired subsequent to the date of this Agreement with respect to which all of the representations specified in Section 5.2 are true and correct and Borrower has delivered to Agent the Oil and Gas Property Mortgages, opinions, certificates and other items and information described on Exhibit B-1.

               "RAM" has the meaning set forth in the preamble hereto.

               "RB Operating" means RB Operating Company, a
Delaware corporation, formerly known as RLP Operating Company

               "Real Property" means any estates or interests in real property now owned or hereafter acquired by Borrower or any Subsidiary of Borrower, excluding Oil and Gas Properties.

               "Real Property Collateral" means the parcel or parcels of real property and the related improvements thereto identified on Schedule 5.1(d) and any Real Property hereafter acquired by Borrower or any Subsidiary of Borrower.

               "Real Property Mortgages" means one or more mortgages, deeds of trust, or deeds to secure debt, executed by Borrower and each of its Subsidiaries in favor of Agent or the Prior Lenders and assigned to the Agent, the form and substance of which shall be satisfactory to Agent, that encumber the Real Property Collateral and the related improvements thereto.

               "Reference Rate" means the variable rate of interest, per annum, most recently announced by Wells Fargo Bank, National Association, or any successor thereto, as its "prime rate," irrespective of whether such announced rate is the best rate available from such financial institution.

               "Renewal Date" has the meaning set forth in
Section 3.4.

               "Reportable Event" means any of the events described in Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations.

               "Required Lenders" means, at any time, Lenders whose Pro Rata Shares aggregate 65% or more of the Commitments, or, if the Commitments have been terminated irrevocably, 65% of the Obligations then outstanding.

               "Reserve Report" means a report, in form and substance satisfactory to Agent, prepared by Forrest A. Garb & Associates, Inc. or another firm of independent petroleum engineers acceptable to Agent evaluating the oil and gas reserves attributable to the Mineral Interests of the Borrowing Base Entities (and no other Persons) which shall, among other things,
(a) identify the wells covered thereby, (b) specify said third party's opinions with respect to the total volume of Proved Reserves (specifying with such opinions the terms of categories Proved Developed Producing Reserves, Proved Developed Non-Producing Reserves and Proved Undeveloped Reserves) which Borrower has the right to produce (or cause to be produced) for its own account, (c) set forth said firm's opinions with respect to the NYMEX Value of each of the categories of the Proved Reserves as specified in subclause (b) above, (d) set forth said firm's opinions with respect to the projected future rate of production of the Proved Reserves, (e) contain such other information as requested by Agent with respect to the projected rate of production, gross revenues, operating expenses, net income, taxes, capital expenditures and other capital costs, net revenues and present value of future net revenues attributable to such reserves and production therefrom, and (f) contain a statement of the price and escalation parameters, procedures and assumptions upon which such determinations were based.

               "Reserves Against Availability" means such reserves as Agent determines in Agent's reasonable discretion as being appropriate to reflect impediments to Agent's ability to realize upon the Collateral or impairments or reductions to the value of the Collateral. Without limiting the generality of the foregoing, Reserves Against Availability may include (but are not limited to) reserves based upon the following:

               (a) accounts payable which are past 90 days from the original invoice date thereof;

               (b)  past due or accrued taxes or other
          governmental charges, including ad valorem, personal property, production, severance and other taxes which may have priority over the Liens or security interests of Agent in the Collateral;

               (c) Liens in favor of third Persons (whether or not such Liens are Permitted Liens) covering Oil and Gas Properties, oilfield equipment, the Carmen Gathering System, other operating assets, Hydrocarbon production or proceeds from the sale or disposition of any of the foregoing;

               (d) deposits which are due or scheduled to become due during the immediately following 180 day period under deposit or escrow arrangement concerning costs, expenses and liabilities relating to the plugging and abandonment of Oil and Gas Properties;

               (e)  estimates of present and future costs,
          expenses, deposits and liabilities related to the plugging and abandonment of the Oil and Gas Properties net of the amount thereof which has been taken into account in the most recent Reserve Report or is fully secured by an escrow arrangement acceptable to Agent;

               (f)  sums which Borrower or a Subsidiary of
          Borrower may be required to pay which are due or are scheduled to become due during the one hundred eighty
          (180) day period following the date of determination thereof with respect to rental, lease and other amounts payable under leases with respect to which Borrower has not delivered to Agent a Collateral Access Agreement;

               (g) without duplication of the foregoing, amounts owing by Borrower or a Subsidiary of Borrower to any Person to the extent secured by a Lien (whether or not such Lien is a Permitted Lien) on, or trust (constructive or otherwise) over, any of the Collateral (including proceeds thereof or collections from the sale of Hydrocarbons or Mineral Interests which may from time to time come into the possession of any of the Lender Group or its agents), which Lien or trust, in the reasonable determination of Agent (from the perspective of an asset-based lender), has a reasonable possibility of having a priority superior to the Agent's Liens (such as landlord liens, ad valorem taxes, production taxes, severance taxes, sales taxes, Collections attributable to Mineral Interests of Persons other than a Borrowing Base Entity) in and to such item of Collateral, proceeds or collection;

               (h) to the extent not taken into account in the most recent Reserve Report submitted to Agent in the determination of the NYMEX Value of any Proved Reserves of the Borrowing Base Entities used in determining the Borrowing Base, sums which Agent determines are appropriate to account for minority interests and other interests of Persons other than a Borrowing Base Entity and any natural gas balancing liabilities of the Borrowing Base Entities, including, without limitation, the natural gas balancing liabilities of Borrower resulting from the Reading and Bates Petroleum acquisition; and

               (i) to the extent not taken into account in the most recent Reserve Report submitted to Agent in the determination of the NYMEX Value of any Proved Reserves of the Borrowing Base Entities used in determining the Borrowing Base, sums which Agent determines are appropriate to account for Borrower's production payments to Duke Energy.

               "Retiree Health Plan" means an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA that provides benefits to individuals after termination of their employment, other than as required by Section 601 of ERISA.

               "Revolving Facility Usage" means, as of any date of determination, the aggregate amount of Advances outstanding.

               "RVC Energy" means RVC Energy, Inc, a Delaware corporation.

               "SEC" means the United States Securities and
Exchange Commission and any successor Federal agency having similar powers.

               "Securities Account" means a "securities account" as that term is defined in Section 8-501 of the Code.

               "Security Agreements" means, collectively, any and all of the security agreement, pledges, mortgages, deeds of trust, assignments, stock pledge agreements, assignments of partnership interests, assignments of member interests, and such other agreements, documents and instruments, in form and substance satisfactory to Agent, which are, or are to be, executed by Borrower and/or any one or more of its Subsidiaries in favor of Agent and/or the Lenders as may be required from time to time by Agent to provide Agent for the benefit of the Lender Group with Liens upon all of the assets and properties of Borrower and its Subsidiaries as security for the payment and performance in full of the Obligations, in each case as the same may be amended, modified, restated, supplemented, increased, renewed, extended, substituted for or replaced from time to time, together with the Prior Lender Assignment Agreements and the security agreements, pledges, mortgages, deeds of trust, assignments, stock pledge agreements, assignments of partnership interests, and other agreements, documents and instruments covered thereby.

               "Settlement" has the meaning set forth in Section
2.1(h)(i).

               "Settlement Date" has the meaning set forth in
Section 2.1(h)(i).

               "Solvent" means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person,
(b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

               "Standard & Poor's" means Standard & Poor's
Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

               "Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

               "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock or other ownership interests having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

               "Tangible Net Worth" means, as of any date of determination, the difference of (a) Borrower's total stockholder's equity, minus (b) the sum of: (i) all Intangible
Assets of Borrower, (ii) all of Borrower's prepaid expenses, and
(iii) all amounts due to Borrower from Affiliates.

               "Title Opinion" has the meaning set forth in
Section 3.1(l).

               "Transfer Order Letters" means transfer order letters in the form of Exhibit T-1 attached hereto containing the information as provided for therein.

               "Unsecured Notes" means those certain 11 1/2% unsecured notes in the aggregate original principal amount of $115,000,000, dated as of February 24, 1998, and maturing on February 15, 2008, issued under the Unsecured Notes Indenture, as amended, modified, renewed or restated from time to time.

               "Unsecured Notes Estoppel Certificate" means a certificate, in form and substance acceptable to Agent, executed by the trustee under the Unsecured Notes Indenture, which certifies to the unpaid balance of the Unsecured Notes as of the Closing Date, the absence of any known defaults thereunder by any party thereto, and such other matters as may be requested by Agent.

               "Unsecured Notes Indebtedness Limitation" means at any particular date the maximum amount of Indebtedness which may at such time be outstanding pursuant to this Agreement and not cause or result in a violation of the provisions as to Indenture Permitted Indebtedness contained in the Unsecured Notes Indenture or cause or result in any holders of the Unsecured Notes (or any trustee or agent for the benefit thereof) having the right to demand repayment, repurchase, retirement or redemption thereof or any similar right with respect thereto, as determined by Agent in its sole discretion.

               "Unsecured Notes Indenture" means that certain
Indenture, dated as of February 24, 1998, among Borrower, the Indenture Guarantors and United States Trust Company of New York, pursuant to which the Unsecured Notes have been issued, as amended, modified, renewed or restated from time to time.

               "Voidable Transfer" has the meaning set forth in
Section 15.8.

               "Working Interest" means that interest in an oil and gas or mineral lease which gives the owner the right to explore for, develop, exploit, and/or produce the minerals and includes the obligation to pay the expense of such activities.

               "Year 2000 Compliant" means that Borrower's and each of its Subsidiaries' computer software programs (whether used in Borrower's or its Subsidiaries' business or licensed by or to Borrower or any of its Subsidiaries to or from third parties) effectively processes data including data fields requiring references to dates on and after January 1, 1000 and have been designed not to experience or produce invalid or incorrect results or abnormal software operation related to or as a result of the occurrence of such dates.

          1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower on a consolidated basis unless the context clearly requires otherwise.

          1.3 Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

          1.4 Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or any other Loan Documents, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by Agent. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable.

          1.5 Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

     2.   LOAN AND TERMS OF PAYMENT

          2.1  Revolving Advances.

               (a) Subject to the terms and conditions of this Agreement and during the term of this Agreement, each Lender agrees to make advances ("Advances") to Borrower in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to the least of (i) the Maximum Revolving Amount, or (ii) the Borrowing Base less the aggregate amount of the Reserves Against Availability, or (iii) the Unsecured Note Indebtedness Limitation. For purposes of this Agreement, the "Borrowing Base," as of any date of determination (which, in the absence of the occurrence and continuation of an Event of Default, shall be determined no less frequently than monthly), shall mean the result of:

                         (x)  45% of Borrower's Eligible Proved
          Developed Producing Reserves,  minus

                         (y)  the sum of aggregate amount of
          reserves, if any, established by Agent under Section
          2.1(b).

In determining the Borrowing Base as of any date of determination, the Proved Developed Producing Reserves shall be based upon the volumetric quantity and production forecasts and the related lease operating expenses of Proved Developed Producing Reserves estimated in the most recently delivered Reserve Report minus the amount of Proved Developed Producing Reserves that has been projected to be produced since the date of such Reserve Report as set forth in the independent petroleum engineer's opinion with respect to the projected rate of such future production contained in such Reserve Report (subject to adjustment if the amount actually produced since such date materially exceeds the amount projected to be produced since such date). Unless otherwise required by Agent, the Borrowing Base shall be determined on the first day of each month. The Borrowing Base on the Closing Date shall be based upon the volumetric quantity and production forecasts of Proved Developed Producing Reserves as of November 30, 1999, multiplied by the NYMEX Price as of a day not more than 5 Business Days immediately preceding the Closing Date.

The Lenders shall have no obligation to make further Advances hereunder to the extent they would cause the outstanding
Revolving Facility Usage to exceed the Maximum Revolving Amount.

Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

               (b)  Advance Rate Adjustments and Reserves; Proved
Developed Producing Reserves Reappraisals.

                    (i) Anything to the contrary in this Section notwithstanding, Agent shall have the right to establish reserves against the Borrowing Base in such amounts as Foothill, in its reasonable judgment (from the perspective of an asset-based lender) shall deem necessary or appropriate, including reserves on account of (A) sums that Borrower is required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay under any Section of this Agreement or any other Loan Document, and (B) without duplication of the foregoing, amounts owing by Borrower or a Subsidiary of Borrower to any Person to the extent secured by a Lien on, or trust over, any of the Collateral, which Lien or trust, in the determination of Foothill (from the perspective of an asset-based lender), could have a priority superior to the Agent's Liens (such as landlord liens, ad valorem taxes, or sales taxes where given priority under applicable law) in and to such item of Collateral.

                    (ii) Agent shall have the right to require, from time to time, Borrower to deliver updated Reserve Reports whereby the volumetric quantity and production forecasts and related lease operating expenses of Proved Developed Producing Reserves are redetermined from time to time by a qualified petroleum engineer approved by Agent after the Closing Date for the purpose of recalculating the NYMEX Value of the Proved Developed Producing Reserves located at the Oil and Gas Property Collateral. In the absence of the occurrence and continuation of an Event of Default, such redeterminations shall occur semi-annually as of January 1 and July 1 and such appraisals shall be delivered to Agent not later than 60 days after each such date.

               (c) Procedure for Borrowing. Each Borrowing shall be made upon Borrower's irrevocable request therefor (the "Borrowing Request") either delivered in writing or made by telephone to Agent (which notice must be received by Agent no later than 10:00 a.m. (California time) on the fifth (5th) Business Day preceding the requested Funding Date specifying (i) the amount of the Borrowing, and (ii) the requested Funding Date, which shall be a Business Day, and each such Borrowing Request shall be accompanied by a Reserve Report with respect to any Oil and Gas Properties which are to be acquired by Borrower. All Advances requested in any Borrowing Request must be in an amount not less than $1,000,000 and integral multiples of $500,000 in excess thereof, unless the amount available for further Revolving Advances under Section 2.1(a) is less than $1,000,000, in which event the Borrowing Request must be in an amount equal to the maximum amount then available for further Revolving Advances. There may be no more than one Advance made during any specific seven consecutive day period.

               (d) Agent's Election. Promptly after receipt of a request for a Borrowing pursuant to Section 2.1(c), Agent shall elect, in its discretion, (i) to have the terms of Section 2.1(e) apply to such requested Borrowing, or (ii) to request Foothill to make a Foothill Loan pursuant to the terms of Section 2.1(f) in the amount of the requested Borrowing; provided, however, that if Foothill declines in its sole discretion to make a Foothill Loan pursuant to Section 2.1(f), Agent shall elect to have the terms of Section 2.1(e) apply to such requested Borrowing.

               (e)  Making of Advances.

                    (i)  In the event that Agent shall elect to
have the terms of this Section 2.1(e) apply to a requested Borrowing as described in Section 2.1(d), then promptly after receipt of a request for a Borrowing pursuant to Section 2.1(c), Agent shall notify the Lenders, not later than 1:00 p.m. (California time) on the Business Day immediately preceding the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to such account of Agent as Agent may designate, not later than 10:00 a.m. (California time) on the Funding Date applicable thereto. After Agent's receipt of the proceeds of such Advances, upon satisfaction of the applicable conditions precedent set forth in Section 3 hereof, Agent shall make the proceeds of such Advances available to Borrower on the applicable Funding Date by transferring same day funds equal to the proceeds of such Advances received by Agent to Borrower's Designated Account; provided, however, that, subject to the provisions of
Section 2.1(k), Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Advance if Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that (1) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the Availability of the Borrower requesting the Advance on such Funding Date.

                    (ii) Unless Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one (1) Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to Agent for the account of Borrower the amount of that Lender's Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lenders Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender's Advance on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Borrower of such failure to fund and, upon demand by Agent, Borrower shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing. The failure of any Lender to make any Advance on any Funding Date shall not relieve any other Lender of any obligation hereunder to make an Advance on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on any Funding Date.

                    (iii)     Agent shall not be obligated to
transfer to a Defaulting Lender any payments made by Borrower to Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, re-lend to Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero (-0-). This section shall remain effective with respect to such Lender until
(x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable or (y) the requisite non-Defaulting Lenders and Agent shall have waived such Lender's default in writing. The operation of this section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by Borrower of its duties and obligations hereunder.

               (f)  Making of Foothill Loans.

                    (i) In the event Agent shall elect, with the consent of Foothill as a Lender, to have the terms of this
Section 2.1(f) apply to a requested Borrowing as described in
Section 2.1(d), Foothill as a Lender shall make an Advance in the amount of such Borrowing (any such Advance made solely by Foothill as a Lender pursuant to this Section 2.1(f) being referred to as a "Foothill Loan" and such Advances being referred to collectively as "Foothill Loans") available to Borrower on the Funding Date applicable thereto by transferring same day funds to Borrower's Designated Account. Each Foothill Loan is an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that all payments thereon shall be payable to Foothill as a Lender solely for its own account (and for the account of the holder of any participation interest with respect to such Advance). Subject to the provisions of Section 2.1(k), Agent shall not request Foothill as a Lender to make, and Foothill as a Lender shall not make, any Foothill Loan if Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that (i) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or
(ii) the requested Borrowing would exceed the Availability of Borrower on such Funding Date. Foothill as a Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making, in its sole discretion, any Foothill Loan.

                    (ii) The Foothill Loans shall be secured by the Collateral and shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Advances pursuant to Section 2.6 hereof.

               (g)  Agent Advances.

                    (i)  Subject to the limitations set forth in
the proviso contained in this Section 2.1(g), Agent hereby is authorized by Borrower and the Lenders, from time to time in Agent's sole discretion, (1) after the occurrence and during the continuance of a Default or an Event of Default, or (2) at any time that any of the other applicable conditions precedent set forth in Section 3 have not been satisfied, to make Advances to Borrower on behalf of the Lenders that Agent, in its reasonable business judgment, deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of repayment of the Obligations, or (C) to pay any other amount chargeable to Borrower pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in Section 10 (any of the Advances described in this Section 2.1(g) being hereinafter referred to as "Agent Advances"); provided, that the Required Lenders may at any time revoke Agent's authorization contained in this Section 2.1(g) to make Agent Advances, any such revocation to be in writing and to become effective upon Agent's receipt thereof.

                    (ii) Agent Advances shall be repayable on demand and secured by the Collateral, shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to the Advances pursuant to Section
2.6 hereof.

               (h) Settlement. It is agreed that each Lender's funded portion of the Advances is intended by the Lenders to equal, at all times, such Lender's Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, Agent, Foothill, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Advances, the Foothill Loans, and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

                    (i)  Agent shall request settlement
("Settlement") with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent, (1) on behalf of Foothill, with respect to each outstanding Foothill Loan, (2) for itself, with respect to each Agent Advance, and (3) with respect to Collections received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. (California time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the "Settlement Date"). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Foothill Loans, and Agent Advances for the period since the prior Settlement Date, the amount of repayments received in such period, and the amounts allocated to each Lender of the interest, fees, and other charges for such period. Subject to the terms and conditions contained herein (including Section 2.1(e)(iii)): (y) if a Lender's balance of the Advances, Foothill Loans, and Agent Advances exceeds such Lender's Pro Rata Share of the Advances, Foothill Loans, and Agent Advances as of a Settlement Date, then Agent shall by no later than 12:00 p.m. (California time) on the Settlement Date transfer in immediately available funds to the account of such Lender as such Lender may designate, an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Foothill Loans, and Agent Advances; and (z) if a Lender's balance of the Advances, Foothill Loans, and Agent Advances is less than such Lender's Pro Rata Share of the Advances, Foothill Loans, and Agent Advances as of a Settlement Date, such Lender shall no later than 12:00 p.m. (California time) on the Settlement Date transfer in immediately available funds to such account of Agent as Agent may designate, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Foothill Loans, and Agent Advances. Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Foothill Loan or Agent Advance and, together with the portion of such Foothill Loan or Agent Advance representing Foothill's Pro Rata Share thereof, shall constitute Advances of such Lenders.
If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lenders Rate.

                    (ii) In determining whether a Lender's
balance of the Advances, Foothill Loans, and Agent Advances is less than, equal to, or greater than such Lender's Pro Rata Share of the Advances, Foothill Loans, and Agent Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent or Foothill with respect to principal, interest, fees payable by Borrower and allocable to the Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Agent or Foothill to that Lender as part of such next Settlement.

                    (iii) Between Settlement Dates, Agent, to the extent no Agent Advances or Foothill Loans are outstanding, may pay over to Foothill any payments received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to Foothill's Pro Rata Share of the Advances. If, as of any Settlement Date, Collections received since the then immediately preceding Settlement Date have been applied to Foothill's Pro Rata Share of the Advances other than to Foothill Loans or Agent Advances, as provided for in the previous sentence, Foothill shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders, to be applied to the outstanding Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances. During the period between Settlement Dates, Foothill with respect to Foothill Loans, Agent with respect to Agent Advances, and each Lender with respect to the Advances other than Foothill Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Foothill, Agent, or the Lenders, as applicable.

               (i) Notation. Agent shall record on its books the principal amount of the Advances owing to each Lender, including the Foothill Loans owing to Foothill, and Agent Advances owing to Agent, and the interests therein of each Lender, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Advances in its books and records, including computer records, such books and records constituting rebuttably presumptive evidence, absent manifest error, of the accuracy of the information contained therein.

               (j) Lenders' Failure to Perform. All Advances (other than Foothill Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advances hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Advances hereunder, and (ii) no failure by any Lender to perform its obligation to make any Advances hereunder shall excuse any other Lender from its obligation to make any Advances hereunder.

               (k)  Optional Overadvances.   Any contrary
provision of this Agreement notwithstanding, if the condition for borrowing under Section 3.2(d) cannot be fulfilled, the Lenders nonetheless hereby authorize Agent or Foothill, as applicable, and Agent or Foothill, as applicable, may, but is not obligated to, knowingly and intentionally continue to make Advances (including Foothill Loans) to Borrower such failure of condition notwithstanding, so long as, at any time (i) the outstanding Revolving Facility Usage does not exceed the Borrowing Base by more than five percent (5.0%) of the Borrowing Base, and (ii) the outstanding Revolving Facility Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Revolving Amount.
The foregoing provisions are for the sole and exclusive benefit of Agent, Foothill, and the Lenders and are not intended to benefit Borrower in any way. The Advances and Foothill Loans, as applicable, that are made pursuant to this Section 2.1(k) shall be subject to the same terms and conditions as any other Advance or Foothill Loan, as applicable, except that the rate of interest applicable thereto shall be the rates set forth in Section 2.6(b) hereof without regard to the presence or absence of a Default or Event of Default; provided, that the Required Lenders may, at any time during the continuance of an Event of Default or if Borrower fails to satisfy any other material lending condition, revoke Agent's authorization contained in this Section 2.1(k) to make Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses), any such revocation to be in writing and to become effective upon Agent's receipt thereof.

               In the event Agent obtains actual knowledge that Revolving Facility Usage exceeds the amount permitted by the preceding paragraph, regardless of the amount of or reason for such excess, Agent shall notify Lenders as soon as practicable (and prior to making any, or any further, intentional Overadvances [except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses] unless Agent determines that prior notice would result in imminent harm to the Collateral or its value), and the Lenders thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrower intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrower to an amount permitted by the preceding paragraph. In the event any Lender disagrees over the terms of reduction and/or repayment of any Overadvance, the terms of reduction and/or repayment thereof shall be implemented according to the determination of the Required Lenders.

               Each Lender shall be obligated to settle with Agent as provided in Section 2.1(h) for the amount of such Lender's Pro Rata Share of any unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this Section 2.1(k), and any Overadvances resulting from the charging to the Loan Account of interest, fees, or Lender Group Expenses.

               (l) Effect of Bankruptcy. If a case is commenced by or against Borrower under the U.S. Bankruptcy Code, or other statute providing for debtor relief, then, unless otherwise agreed by all Lenders, the Lender Group shall not make additional loans or provide additional financial accommodations under the Loan Documents to Borrower as debtor or debtor-in-possession, or to any trustee for Borrower, nor consent to the use of cash collateral (provided that the Loan Account shall continue to be charged, to the fullest extent permitted by law, for accruing interest, fees, and Lender Group Expenses).

          2.2  [Intentionally Omitted].

          2.3  [Intentionally Omitted].

          2.4  Payments.

               (a)  Payments by Borrower.

                    (i)  All payments to be made by Borrower
shall be made without set-off, recoupment, deduction, or counterclaim, except as otherwise required by law. Except as otherwise expressly provided herein, all payments by Borrower shall be made to Agent for the account of the Lenders at Agent's address set forth in Section 12, and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Agent later than 11:00 a.m. (California time), at the option of Agent, shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

                    (ii) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                    (iii)     Unless Agent receives notice from
Borrower prior to the date on which any payment is due to the Lenders that Borrower will not make such payment in full as and when required, Agent may assume that Borrower has made such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower has not made such payment in full to Agent, each Lender shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Reference Rate for each day from the date such amount is distributed to such Lender until the date repaid.

               (b) Apportionment, Application, and Reversal of Payments. Except as otherwise provided with respect to Defaulting Lenders and except as may otherwise be agreed among the Lenders, aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Advances to which such payments relate held by each Lender) and payments of the fees (other than fees designated for Agent's sole and separate account) shall, as applicable, be apportioned ratably among the Lenders. All payments shall be remitted to Agent and all such payments not relating to principal or interest of specific Advances, or not constituting payment of specific fees, and all proceeds of Accounts or other Collateral received by Agent, shall be applied, first, to pay any fees, or expense reimbursements then due to Agent from Borrower; second, to pay any fees or expense reimbursements then due to the Lenders from Borrower; third, to pay interest due in respect of all Advances (including Foothill Loans and Agent Advances); fourth, to pay or prepay principal of Foothill Loans and Agent Advances; fifth, ratably to pay principal of the Advances (other than Foothill Loans and Agent Advances); and sixth, ratably to pay any other Obligations due to Agent or any Lender by Borrower.

          2.5 Overadvances. If, at any time or for any reason, the amount of Obligations pursuant to Sections 2.1 and 2.2 is greater than either the Dollar or percentage limitations set forth in Sections 2.1 or 2.2 (an "Overadvance"), Borrower immediately shall pay to Agent, in cash, the amount of such excess, which amount shall be used by Agent to reduce the Obligations in accordance with the priority set forth in Section 2.4(b).

          2.6  Interest, Rates, Payments, and Calculations.

               (a)  Interest Rate.  Except as provided in clause
(c) and clause (d) below, all Obligations shall bear interest on the Daily Balance at a per annum rate equal to the sum of (i) two percent (2%), plus (ii) the Reference Rate.

               (b)  [Intentionally omitted]

               (c) Default Rate. Upon the occurrence and during the continuation of an Event of Default, all Obligations shall bear interest at a per annum rate equal to the sum of (i) six percent (6%), plus (ii) the Reference Rate.

               (d) Minimum Interest. In no event shall the rate of interest chargeable under Section 2.6(a) for any day be less than 8% per annum. To the extent that interest accrued hereunder at the rate set forth in such section would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate.

               (e) Payments. Interest payable hereunder shall be due and payable, in arrears, on the first day of each month during the term hereof. Borrower hereby authorizes Agent, at its option, without prior notice to Borrower, to charge such interest, all Lender Group Expenses (as and when incurred), the fees and charges provided for in Section 2.11 (as and when accrued or incurred), and all installments or other payments due under any Loan Document to Borrower's Loan Account, which amounts thereafter shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded and shall thereafter accrue interest at the rate then applicable to Advances hereunder.

               (f) Computation. The Reference Rate as of the date of this Agreement is 8.50% per annum. In the event the Reference Rate is changed from time to time hereafter, the rate of interest provided for in Section 2.6(a) and Section 2.6(c)(i) and (ii) automatically and immediately shall be increased or decreased by an amount equal to such change in the Reference Rate. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.

               (g) Intent to Limit Charges to Maximum Lawful Rate. It is the intention of the parties hereto that the Agent or each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or by any other Loan Document would be usurious as to the Agent or any Lender under laws applicable to it (including the laws of the United States of America and the State of California or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Indebtedness, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to Agent or any Lender that is contracted for, taken, reserved, charged or received by Agent or such Lender under any of the Loan Documents or agreements or otherwise in connection with the Indebtedness shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by the Agent or such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by the Agent or such Lender, as applicable, to the Borrower); and (ii) in the event that the maturity of the Indebtedness is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to Agent or any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by Agent or such Lender, as applicable, as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by Agent or such Lender, as applicable, on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by Agent or such Lender to the Borrower). All sums paid or agreed to be paid to Agent or any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to Agent or such Lender, be amortized, prorated, allocated and spread throughout the full term of the Obligations until payment in full so that the rate or amount of interest on account of any Obligations hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to Agent or any Lender on any date shall be computed at the Highest Lawful Rate (as defined below) applicable to Agent or such Lender pursuant to this Section 2.6(g) and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to Agent or such Lender would be less than the amount of interest payable to Agent or such Lender computed at the Highest Lawful Rate applicable to Agent or such Lender, then the amount of interest payable to Agent or such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to Agent or such Lender until the total amount of interest payable to Agent or such Lender shall equal the total amount of interest which would have been payable to Agent or such Lender if the total amount of interest had been computed without giving effect to this
Section 2.6(g). For purposes of this Section 2.6(g), the term "applicable law" shall mean that law in effect from time to time and applicable to the loan transaction between Borrower and the Lender Group that lawfully permits the charging and collection of the highest permissible, lawful non-usurious rate of interest on such loan transaction and this Agreement, including laws of the State of New York and, to the extent controlling, laws of the United States of America. It is intended that, in the event that, notwithstanding the parties' express choice of other law to be applicable to this Agreement, the laws of the State of Texas are included in determining applicable law, Chapters 301 through 306 of the Texas Finance Code, shall be included in any such determination, and that, for the purpose of applying the Texas Finance Code to this Agreement, the maximum interest rate shall be the "weekly ceiling" (as such term is used in Chapter 303 of the Texas Finance Code) from time to time in effect. Any Lender may, from time to time, as to current and future balances, implement any other ceiling under Chapter 303 of the Texas Finance Code by notice to Borrower, if and to the extent permitted by Chapter 303 of the Texas Finance Code. The parties hereto expressly agree that, except for Section 346.004 thereof, the provisions of Chapter 346 of the Texas Finance Code shall not apply to this Agreement or to any of the other Loan Documents or to any Obligations and that neither this Agreement nor any Loan shall be governed by or subject to the provisions of Chapter Fifteen in any manner whatsoever. For purposes of this
Section 2.6(g), "Highest Lawful Rate" means, with respect to Agent or any Lender, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations under the laws applicable to Agent or such Lender which are currently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

          2.7  Collection of Proceeds of Collateral.

               (a)  Borrower shall, as of the date of this
Agreement establish and at all times thereafter maintain one or more bank accounts in Borrower's name (each a "Collection Account" and, collectively, the "Collection Accounts") at the bank set forth on Schedule 2.7 or such other banks as are acceptable to Agent, which Collection Accounts shall be covered by tri-party blocked account agreements among such banks, Agent and Borrower, in form and substance acceptable to Agent. Borrower shall deposit and shall cause each of its Subsidiaries to deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all cash, checks, drafts or other similar items of payment made in respect of any and all Collateral (whether or not otherwise delivered to a Lockbox) into Collection Accounts at banks set forth on Schedule 2.7. From time to time as requested by Agent, Borrower shall, and shall cause each of its Subsidiaries to, execute and deliver Transfer Orders to Agent, in form and substance satisfactory to Agent, with respect to all present and future rights to payment relating to or arising from the Oil and Gas Property Collateral (and Agent may send such Transfer Orders to Account Debtors and/or other obligors thereon at any time and from time to time upon or after the occurrence of a Triggering Event). Borrower shall not establish any other bank accounts after the date of this Agreement except upon not less than 30 days prior written notice to Agent and the delivery to Agent of a tri-party blocked account agreement in form and substance acceptable to Agent among such bank, Agent and Borrower. Each such blocked account agreement shall provide, among other things, that (i) all items of payment deposited in such accounts and proceeds thereof deposited in the applicable Collection Account are held by such banks as agent or bailee-in-possession for Agent, (ii) the bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fee and other charges directly related to the administration of such account and for returned checks or other items of payment, and
(iii) following Agent giving notice to such bank to do so (which notice Agent agrees not to give to such bank prior to the occurrence of a Triggering Event), such bank agrees to immediately forward all amounts received in the applicable Collection Account to the Agent's Account. From and after the occurrence of a Triggering Event, no Borrower shall, or shall cause or permit any Subsidiary thereof to, accumulate or maintain cash in disbursement or payroll accounts as of any date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements. As used in this Agreement, "Triggering Event" means: (A) the occurrence or continued existence of an Event of Default or (B) the occurrence or continued existence of
(I) the sum of Availability of Borrower, plus Borrower's immediately available unrestricted cash on hand, minus an amount determined by Agent in its reasonable discretion that would be sufficient to maintain Borrower's and its Subsidiaries' accounts payable and other current liabilities at less than 90 days from the original invoice date thereof (as determined on a consolidated basis), being less than (II) $1,000,000 at any time.

               (b) Upon the occurrence of a Triggering Event, Borrower, upon Agent's written request, (i) shall establish and maintain lock boxes ("Lockboxes") at one or more banks set forth on Schedule 2.7, (ii) shall request in writing and otherwise take such reasonable steps to ensure that all Account Debtors forward payment directly to such Lockboxes, (iii) shall and shall cause each of its Subsidiaries to instruct all Account Debtors with respect to the Accounts, General Intangibles, and Negotiable Collateral of Borrower or such Subsidiary, as the case may be, to remit all Collections in respect thereof to such Lockbox Account, and (iv) shall, and shall cause each of its Subsidiaries to, deposit all other Collections received by Borrower from any source immediately upon receipt into the Lockboxes. Borrower, each of Borrower's Subsidiaries, Agent, and the Lockbox Banks shall enter into the Lockbox Agreements, which among other things shall provide for the opening of a Lockbox Account for the deposit of Collections at a Lockbox Bank. Borrower agrees that upon the occurrence of a Triggering Event, all Collections and other amounts received by Borrower or any of its Subsidiaries from any Account Debtor or any other source immediately upon receipt shall be deposited into a Lockbox Account. No Lockbox Agreement or arrangement contemplated thereby shall be modified by Borrower or any of its Subsidiaries without the prior written consent of Agent. Upon the terms and subject to the conditions set forth in the Lockbox Agreements, all amounts received in each Lockbox Account shall be wired each Business Day into the Agent's Account; provided, however, that Agent reserves the right, in its sole discretion, to require that any amounts received in any Lockbox Account which may represent amounts attributable to trust funds (i.e., production taxes, severance taxes, or payroll taxes) or amounts attributable to Mineral Interests of third Persons be segregated by the Lockbox Bank and held in a separate account or otherwise as directed by Agent.

               (c)  The Lockboxes, Collection Accounts and
Designated Account shall be cash collateral accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Obligations and all other Indebtedness, and in which each Loan Party shall have granted a Lien to Agent hereunder and pursuant to the other Loan Documents.

               (d)  Borrower shall and shall cause its
Affiliates, officers, employees, agents, directors or other Persons acting for or in concert with Borrower (each a "Related Person") to (i) hold in trust for Agent all checks, cash and other items of payment received by Borrower or any such Related Person, and (ii) within one (1) Business day after receipt by Borrower or any Related Person of any checks, cash or other items of payment, deposit the same into a Collection Account. Borrower acknowledges and agrees that all cash, checks or items of payment constituting proceeds of Collateral are the property of Agent for the benefit of the Lenders. Unless otherwise specified in this Agreement, all proceeds of the sale or other disposition of any Collateral shall be deposited directly into the applicable Collection Account.

          2.8 Crediting Payments; Application of Collections. The receipt of any Collections by Agent (whether from transfers to Agent by the Lockbox Banks pursuant to the Lockbox Agreements or otherwise) immediately shall be applied provisionally to reduce the Obligations outstanding under Section 2.1, but shall not be considered a payment on account unless such Collection item is a wire transfer of immediately available federal funds and is made to the Agent Account or unless and until such Collection item is honored when presented for payment; provided, however, that Agent reserves the right, in its sole discretion, to exclude from such provisional reduction and payment the amount of any such Collections that Agent determines may constitute trust funds (e.g., production taxes, severance taxes, or payroll taxes) or amounts attributable to Mineral Interests of third Persons. From and after the Closing Date, Agent shall be entitled to charge Borrower for 1 Business Day of `clearance' or `float' at the rate set forth in Section 2.6(a) or
Section 2.6(c)(i), as applicable, on all Collections that are received by the Lockbox Banks or Agent (regardless of whether forwarded by the Lockbox Banks to Agent, whether provisionally applied to reduce the Obligations under Section 2.1, whether wire transferred directly to the Agent at the Agent Account in connection with a disposition permitted by Section 7.4 hereof or otherwise). This across-the-board 1 Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of the Lender Group's financing of Borrower, and shall apply irrespective of the characterization of whether receipts are owned by Borrower or Agent, and whether or not there are any outstanding Advances, the effect of such clearance or float charge being the equivalent of charging 1 Business Day of interest on such Collections. Should any Collection item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment, and interest shall be recalculated accordingly. Anything to the contrary contained herein notwithstanding, any Collection item shall be deemed received by Agent only if it is received into the Agent Account on a Business Day on or before 11:00 a.m. California time. If any Collection item is received into the Agent Account on a non-Business Day or after 11:00 a.m. California time on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day. Anything contained herein to the contrary notwithstanding, the economic benefit of the 1 Business Day clearance or float charge provided for in this
Section 2.8 is not for the ratable benefit of the Lenders, but instead shall be for the sole and separate account of Agent.

          2.9 Designated Account. Agent, Foothill, and the Lenders are authorized to make the Advances, and the Letters of Credit under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Section 2.6(e). Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrower and made by Agent, Foothill or the Lenders hereunder. Unless otherwise agreed by Agent and Borrower, any Advance requested by Borrower and made hereunder shall be made to the Designated Account.

          2.10 Maintenance of Loan Account; Statements of Obligations. Agent shall maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with all Advances made by Agent, Foothill, or the Lenders to Borrower or for Borrower's account, including, accrued interest, Lender Group Expenses, and any other payment Obligations of Borrower. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Agent from Borrower or for Borrower's account, including all amounts received in the Agent Account from any Lockbox Bank. Agent shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and the Lender Group unless, within 30 days after receipt thereof by Borrower, Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

          2.11 Fees. Borrower shall pay to Agent, for the ratable benefit of the Lender Group (except as otherwise indicated), the following fees:

               (a) Closing Fee. On the Closing Date, a closing fee of $600,000, which amount shall be fully earned and nonrefundable as of the Closing Date.

               (b) Unused Line Fee. On the first day of each month during the term of this Agreement, an unused line fee in an amount equal to 0.50% per annum times the Average Unused Portion of the Maximum Revolving Amount during the immediately preceding month, payable in arrears.

               (c)  [Intentionally Omitted]

               (d) Financial Examination, Documentation, and Appraisal Fees. For the sole and separate account of Agent:
Agent's customary fee of $750 per day per examiner, plus Agent's out-of-pocket expenses for each financial analysis and examination (i.e., audits) of Borrower performed by personnel employed by Agent; Agent's customary one-time electronic reporting setup fee of $3,000, plus Agent's out-of-pocket expenses relating thereto; Agent's customary appraisal fee of $1,500 per day per appraiser, plus Agent's out-of-pocket expenses for each appraisal of the Collateral performed by personnel employed by Agent; and, the actual charges paid or incurred by Agent if it elects to employ the services of one or more third Persons to perform such financial analyses and examinations (i.e., audits) of Borrower or to appraise the Collateral.

               (e)  Loan Servicing Fee.  For the sole and
separate account of Agent, on the first day of each month during the term of this Agreement, and thereafter so long as any Obligations are outstanding, a loan servicing fee in an amount equal to $5,000 per month, which amount shall be fully earned and nonrefundable, and be payable in arrears on the first day of each month.

               (f) Unsecured Notes Repurchase Fee. Concurrently with the repurchase or retirement of any of the Unsecured Notes by Borrower or any of its Subsidiaries, a fee in an amount equal to 1% of the face amount of the Unsecured Notes so repurchased or retired; provided, however, such a fee shall not be payable in connection with the retirement of the Unsecured Notes in the amount of $7,040,000 that were repurchased by Borrower during December, 1998, provided such Unsecured Notes are not reissued by Borrower.

          2.12 Loan Under Prior Credit Agreement.  On the Closing
Date:

               (a) Borrower shall pay all accrued and unpaid commitment fees outstanding under the Prior Credit Agreement for the account of each Prior Lender under the Prior Credit
Agreement;

               (b) each loan, advance or other extension of credit under the Prior Loan Agreement shall be deemed to be an Advance under this Agreement; and

               (c)  the Prior Credit Agreement and the
commitments thereunder shall be superceded by this Agreement and such commitments shall terminate.

     3.   CONDITIONS; TERM OF AGREEMENT.

          3.1 Conditions Precedent to the Initial Advance. The obligation of the Lender Group (or any member thereof) to make the initial Advance is subject to the fulfillment, to the satisfaction of Agent and its counsel, of each of the following conditions on or before the Closing Date:

               (a) the Closing Date shall occur on or before December 30, 1999;

               (b)  Agent shall have received all financing
statements and fixture filings required by Agent, duly executed by Borrower, and Agent shall have received searches of all recording offices requested by Agent reflecting the filing of all such financing statements and fixture filings, together with searches of such other offices as Agent may require (including those of Borrower, and the Subsidiaries of Borrower), each such search dated a date within 15 days of the Closing Date;

               (c)  Agent shall have received each of the
following documents, in form and substance satisfactory to Agent, duly executed (and acknowledged, as the case may be) by all parties and formalities contemplated thereunder, and each such document shall be in full force and effect:

                    i.   the tri-party blocked account
          agreements;

                    ii.  the Disbursement Letter;

                    iii. the Pay-Off Letter, together with the Prior Lender Assignment Agreements, UCC assignment statements and other documentation evidencing the assignment by the Prior Lenders (and all other holders, if any, of the indebtedness, liabilities and other obligations under or relating to the Prior Credit Agreement) and each other holder of Liens against the properties or assets of Borrower or any of its Subsidiaries (other than Permitted Liens), of its Liens in and to the properties and assets of Borrower and its Subsidiaries;

                    iv.  the Oil and Gas Property Mortgages
          covering each of the Oil and Gas Properties;

                    v.   Guaranty Agreements, in form and
          substance acceptable to Agent, executed by each of Borrower's Subsidiaries (other than the Magic Circle
          Partnerships and RB Operating);

                    vi.  Security Agreements, in form and
          substance acceptable to Agent, executed by Borrower and each of Borrower's Subsidiaries (other than the Magic Circle Partnerships and RB Operating), with respect to all of the assets and properties of any and all of them;

                    vii. such governmental permits, approvals and orders for each well and each unit pertaining to the Oil and Gas Properties described in the Oil and Gas Property Mortgages as have been requested by Agent, which shall be in form and substance satisfactory to Agent;

                    viii. the Transfer Order Letters for each well on the Oil and Gas Properties, which shall be in form and substance satisfactory to Agent;

                    ix.  assignments in form and substance
          acceptable to Agent of each Material Contract pertaining to the Oil and Gas Property Collateral which either (i) affects Borrower's or any of its Subsidiaries', as the case may be, title to the Oil and Gas Property Collateral or otherwise affects the value, use or operation of the Oil and Gas Property Collateral in any material respect or (ii) creates or evidences a material obligation or liability on the part of Borrower or any or its Subsidiaries, together with copies of each such Material Contract attached thereto;

                    x.   a solvency certificate with respect to
          Borrower and each of its Subsidiaries, in the form and substance acceptable to Agent, executed by an executive officer of Borrower;

                    xi.  the Unsecured Notes Estoppel
          Certificate;

                    xii. all original stock certificates
          evidencing all the issued and outstanding shares of capital stock of Magic Circle, CDC and MCAC, together with stock powers duly executed in blank by the holders of all of the legal and beneficial ownership of such shares;

                    xiii. all original stock certificates
          evidencing all the issued and outstanding shares of capital stock of RVC Energy owned by Borrower, together with stock powers duly executed in blank by Borrower;

                    xiv. the Real Property Mortgages, dated as of the Closing Date; and

                    xv.  such other documents as shall be
          required by Agent.

               (d) Agent shall have received a certificate from the Secretary of Borrower attesting to the resolutions of Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan
Documents to which Borrower is a party and authorizing specific officers of Borrower to execute the same;

               (e)  Agent shall have received copies of
Borrower's Governing Documents, as amended, modified, or supplemented by the Closing Date, certified by the Secretary of Borrower;

               (f) Agent shall have received a certificate of status with respect to Borrower, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Borrower, which certificate shall indicate that Borrower is in good standing in such jurisdiction;

               (g) Agent shall have received certificates of status with respect to Borrower, each dated within 15 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that Borrower is in good standing in such jurisdictions;

               (h) Agent shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.10, the form and substance of which shall be satisfactory to Agent and its counsel;

               (i) Agent shall have received such Collateral Access Agreements from lessors, warehousemen, bailees, and other third persons with respect to (i) Borrower's leased premises and each Subsidiary of Borrower's leased premises at which is located its respective executive offices, (ii) all locations at which Borrower's Books are located from time to time, and (iii) each other location of Borrower and of each Subsidiary of Borrower except the Oil and Gas Properties;

               (j)  Agent shall have received copies of all
contracts set forth on Schedule 5.1(c), and such contracts shall be in form and substance satisfactory to Agent;

               (k)  Agent shall have received an opinion of
Borrower's and Guarantor's Oklahoma counsel in form and substance satisfactory to Agent in its sole discretion, and opinions of Borrower's and Guarantors' counsel in such other states and jurisdictions as may be requested by Agent in form and substance satisfactory to Agent in its sole discretion;

               (l) Agent shall have received (i) appraisals of the Oil and Gas Properties in the form of Reserve Reports prepared by a third party petroleum engineering firm (including, but not limited to, appraisals, verifications and liquidation analyses of Borrower's and each of its Subsidiaries' Proved Reserves) covering the Borrowing Base Entities' Mineral Interests listed on Schedule 5.1(a), in each case satisfactory to Agent, and (ii) title reports and/or title opinions for such of the Oil and Gas Properties as shall be required by Agent, in its sole discretion, issued to Agent for the benefit of the Lender Group by a legal counsel to Borrower or other person that is experienced in the examination of title to such Oil and Gas Properties and is satisfactory to Agent (each a "Title Opinion" and, collectively, the "Title Opinions"), each of which Title Opinions shall be in form and substance satisfactory to Agent;

               (m) The Mineral Interests in the Oil and Gas Property Collateral shall not be less than the Mineral Interests for such properties furnished by the Borrowing Base Entities to Agent in connection with Agent's credit evaluation in connection with this Agreement;

               (n)  Borrower shall have delivered to Agent
evidence satisfactory to Agent confirming that each of the producing wells listed on Schedule 5.1(b) is located on an Oil and Gas Property (i) covered by the Title Opinions to the extent required by Agent and (ii) described in the legal description contained in an Oil and Gas Property Mortgage which has been duly executed and delivered to Agent;

               (o) Borrower shall have delivered to Agent such existing environmental reports Borrower currently has (whether prepared internally or by an outside party) with respect to the Oil and Gas Property Collateral, including, without limitation, spill prevention and control plans;

               (p)  Agent shall have received satisfactory
evidence that all tax returns required to be filed by Borrower have been timely filed and all taxes upon Borrower or its properties, assets, income, and franchises (including real property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

               (r)  Agent shall have received satisfactory
reference investigation reports of key officers and employees;

               (s) On the Closing Date, Borrower shall have not less than $2,000,000 of Availability and unrestricted immediately available cash on hand (as evidenced to Agent in such manner and with such documentation as is in form and substance satisfactory to Agent) after making the payments described in Section 7.17(a)(i) and paying the $600,000 due on the Closing Date pursuant to Section 2.11(a) and after reserving as an additional deduction from Availability an amount determined by Agent in its sole discretion that would be sufficient to maintain Borrower's and its Subsidiaries' accounts payable and other current liabilities within reasonable terms (with Borrower providing to Agent such evidence of the aging of such accounts payable and other liabilities as is in form and substance acceptable to Agent);

               (t) Agent shall reviewed Borrower's and each of its Subsidiaries' Hedging Agreements and other hedging arrangements (with respect to its present and future Hydrocarbon production and otherwise), and all of such Hedging Agreements and other hedging arrangements shall be acceptable to Agent;

               (u)  Agent shall have received evidence
satisfactory to Agent including, without limitation, a certificate executed by the chief financial officer of Borrower, to such effect, that no Material Adverse Change has occurred in the business, assets, operations, prospects or financial or other condition of Borrower or any of its Subsidiaries since
September 30, 1999; and

               (v) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent and its counsel.

          3.2 Conditions Precedent to all Advances. The following shall be conditions precedent to all Advances hereunder:

               (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

               (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

               (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any governmental authority against any Borrower, Agent, the Lender Group, or any of their Affiliates; and

               (d) the amount of the Revolving Facility Usage, after giving effect to the requested Advance, shall not exceed the Availability.

The foregoing conditions precedent are not conditions to each Lender participating in or reimbursing Foothill or the Agent for such Lenders' Pro Rata Share of any Foothill Loan or Agent
Advance as provided herein.

          3.3 Conditions Subsequent. As conditions subsequent to initial closing hereunder, Borrower shall perform or cause to be performed the following (the failure by Borrower to so perform or cause to be performed constituting an Event of Default):

               (a) within 30 days of the Closing Date, deliver to Agent the certified copies of the policies of insurance, together with the endorsements thereto, as are required by
Section 6.10, the form and substance of which shall be satisfactory to Agent and its counsel; and

               (b) within 5 Business Days of the Closing Date, pay in full all undisputed amounts set forth on Schedule 5.23, and all amounts owing to Persons attributable to the sale of Hydrocarbons of such Persons (which amounts Borrower represents to Agent and the Lenders is $1,236,042 in the aggregate as of the date of this Agreement), and provide to Agent a certification thereof and such other evidence thereof as may be requested by Agent in its sole discretion.

          3.4  Term; Automatic Renewal.

               (a) This Agreement shall become effective upon the execution and delivery hereof by Borrower and the Lender Group and shall continue in full force and effect for a term ending on the date (the "Renewal Date") that is 3 years from the Closing Date and automatically shall be renewed for successive one (1) year periods thereafter.

               (b) Either party may terminate this Agreement on the Renewal Date or on any one (1) year anniversary of the Renewal Date by giving the other party at least 90 days prior written notice. The foregoing notwithstanding, the Lender Group shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

          3.5  Effect of Termination

               (a) On the date of termination of this Agreement, all Obligations immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrower of Borrower's duties, Obligations, or covenants hereunder or under the other Loan Documents, and Agent's continuing security interests in the Collateral, for the benefit of the Lender Group, shall remain in effect until all Obligations have been fully and finally discharged and the Lender Group's obligations to provide additional credit hereunder have been terminated.

               (b) If Borrower has sent a notice of termination pursuant to the provisions of Section 3.4, but fails to pay the Obligations in full on the date set forth in such notice, then the Lender Group may, but shall not be required to, renew this Agreement for an additional term of one (1) year.

          3.6  Early Termination by Borrower.  The provisions of
Section 3.4 that allow termination of this Agreement by Borrower only on the Renewal Date and certain anniversaries thereof notwithstanding, Borrower has the option, at any time upon 90 days prior written notice to Agent, to terminate this Agreement by paying to Agent, for the ratable benefit of the Lender Group, in cash, the Obligations in full, together with a premium (the "Early Termination Premium") equal to (a) if the termination occurs on or before the first anniversary of the Closing Date, an amount equal to 3% of the Maximum Revolving Amount, (b) if the termination occurs after the first anniversary of the Closing Date but on or before the second anniversary of the Closing Date, an amount equal to 2% of the Maximum Revolving Amount, and (c) if the termination occurs after the second anniversary of the Closing Date (other than on the Renewal Date or on the last day of any successive renewal period), an amount equal to 1% of the Maximum Revolving Amount.

          3.7 Termination Upon Event of Default. If the Lender Group terminates this Agreement upon the occurrence of an Event of Default, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of the Lender Group's lost profits as a result thereof, Borrower shall pay to Agent, for the ratable benefit of the Lender Group, upon the effective date of such termination, a premium in an amount equal to the Early Termination Premium. The Early Termination Premium shall be presumed to be the amount of damages sustained by the Lender Group as the result of the early termination and Borrower agrees that it is reasonable under the circumstances currently existing. The Early Termination Premium provided for in this
Section 3.7 shall be deemed included in the Obligations.

     4.   CREATION OF SECURITY INTEREST.

          4.1 Grant of Security Interest. Borrower hereby grants to Agent, for the benefit of the Lender Group, continuing Liens on all right, title, and interest of Borrower in and to all currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents (the "Agent's Liens"). The Agent's Liens in and to the Collateral shall attach to all Collateral without further act on the part of the Lender Group or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for the sale of Inventory to buyers in the ordinary course of business and except as specifically permitted under Section 7.4, Borrower has no authority, express or implied, to dispose of any item or portion of the Collateral. Subject to Section 2.4(b), the secured claims of the Lender Group secured by the Collateral shall be of equal priority, and ratable according to the respective Obligations due each member of the Lender Group.

          4.2 Negotiable Collateral. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Borrower promptly shall, and shall cause each of its Subsidiaries to, endorse and deliver physical possession of such Negotiable Collateral to Agent.

          4.3 Collection of Accounts, General Intangibles, and Negotiable Collateral. At any time, Agent or Agent's designee may (a) notify customers or Account Debtors that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to Agent for the benefit of the Lender Group, or that Agent, for the benefit of the Lender Group, has a security interest therein and (b) after the occurrence of an Event of Default, collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge the collection costs and expenses to the Loan Account. Borrower agrees that it will, and will cause each of its Subsidiaries to, hold in trust for the Lender Group, as the Lender Group's trustee, any Collections that it receives, and that after the occurrence of an Event of Default it will, and will cause each of its Subsidiaries to, immediately deliver said Collections to Agent in their original form as received by Borrower or any of its Subsidiaries, as the case may be.

          4.4 Delivery of Additional Documentation Required. At any time upon the request of Agent, Borrower shall, and shall cause each of its Subsidiaries to, execute and deliver to Agent all financing statements, collateral assignments, continuation financing statements, fixture filings, security agreements, pledges, assignments, mortgages, leasehold mortgages, deeds of trust, leasehold deeds of trust, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Agent reasonably may request, in form satisfactory to Agent, to create, perfect and continue perfected the Agent's Liens on the Collateral (whether now owned or hereafter arising or acquired), and in order to consummate fully all of the transactions contemplated hereby and under the other the Loan Documents.

          4.5 Power of Attorney. Borrower hereby irrevocably makes, constitutes, and appoints Agent (and any of Agent's officers, employees, or agents designated by Agent) as Borrower's true and lawful attorney, with power to (a) if Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4 pertaining to the creation, perfection or continued perfection of the Agent's Liens on the Collateral (whether now owned or hereafter arising or acquired), sign the name of Borrower on any of such documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing, endorse Borrower's name on any Collection item that may come into the Lender Group's possession, and (c) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under Borrower's policies of insurance. The appointment of Agent as Borrower's attorney, and each and every one of Agent's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Lender Groups' obligations to extend credit hereunder are terminated.

          4.6 Right to Inspect. Agent (through any of its officers, employees, or agents) shall have the right, from time to time hereafter to inspect the Books and to check, test, audit and appraise the Collateral in order to verify Borrower's and its Subsidiaries' financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral (including checks, tests and audits by a qualified engineer selected by Agent of Borrower's and each of its Subsidiaries' onshore and offshore wells, rigs, pipeline distribution systems and operations).

          4.7 Control Agreements. Borrower agrees that it will not, and that it will cause each of its Subsidiaries not to, transfer assets out of any Securities Accounts other than as permitted under Section 7.22 and, if to another securities intermediary, unless each of Borrower, such Subsidiary, Agent, and the substitute securities intermediary have entered into a Control Agreement. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other investment property shall be modified by Borrower or any of its Subsidiaries without the prior written consent of Agent. Upon the occurrence and during the continuance of a Default or Event of Default, Agent may notify any securities intermediary to liquidate or transfer the applicable Securities Account or any related investment property maintained or held thereby and remit the proceeds thereof to the Agent Account.

     5.   REPRESENTATIONS AND WARRANTIES.

          In order to induce the Lender Group to enter into this Agreement, Borrower makes the following representations and warranties to the Lender Group which shall be true, correct, and complete in all respects as of the date hereof, and shall be true, correct, and complete in all respects as of the Closing Date, and at and as of the date of the making of each Advance made thereafter, as though made on and as of the date of the making of such Advance (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

          5.1 No Encumbrances. The Borrowing Base Entities have either good, marketable and indefeasible title to the Collateral or defensible title to the Collateral, in all events free and clear of all Liens (except for Permitted Liens), including but not limited to:

               (a) Ownership by the Borrowing Base Entities of the Oil and Gas Properties listed on Schedule 5.1(a) as identified therein, with the NYMEX Value and Lien of the Prior Lenders that has been assigned to Agent for the benefit of the Lenders pursuant to the Prior Lender Assignment Agreements as to such Oil and Gas Properties as described on Schedule 5.1(a);

               (b)  The amount of the Working Interest and Net
Revenue Interest of the Oil and Gas Properties of the Borrowing
Base Entities, as set forth on Schedule 5.1(b), with the NYMEX
Value thereof as described on Schedule 5.1(b);

               (c)  All rights under the Material Contracts
listed on Schedule 5.1(c);

               (d) Ownership of the Real Property, to the extent stated on Schedule 5.1(d); and

               (e) Ownership of the Carmen Gathering System, including all Property listed in Schedule 5.1(e).

          5.2  Eligible Proved Developed Producing Reserves;
Ownership of Oil and Gas Properties.

               (a)  All Eligible Proved Developed Producing
Reserves are Proved Developed Producing Reserves of which a Borrowing Base Entity has fee simple legal title to or valid leasehold interest in (in each case, either good, marketable and indefeasible title or defensible title, except for Permitted Liens), and of which a Borrowing Base Entity is the beneficial owner of, to the full extent of the quantity of interest specified in the most recent Reserve Report delivered to Agent by Borrower, and all of the information with respect thereto contained on Schedules 5.1(a), 5.1(b), 5.1(c) and 5.2(b) attached hereto (and with respect to all Proved Developed Producing Reserves other than those listed on Schedule 5.1(a), the analogous supplemental schedules contemplated on Exhibit B-1 with respect thereto) is true and correct and all information contained in the footnotes and annexes to such schedules is true and correct. All Mineral Interests of the Eligible Proved Developed Producing Reserves are in full force and effect and each of the Borrowing Base Entities is in full compliance with its obligations thereunder. To the best of Borrower's knowledge, all wells drilled and Hydrocarbons produced with respect to such Eligible Proved Developed Producing Reserves were drilled and produced in compliance with all applicable regulations. There are no outstanding authorities for expenditures with respect to any Eligible Proved Developed Producing Reserves requiring an expenditure in excess of $10,000 by Borrower or any of its Subsidiaries on a combined basis for a single operation which are not reflected in the most recent Reserve Report delivered by Borrower to Agent, unless they are disclosed on Schedule 5.2(a) attached hereto. No Borrowing Base Entity has elected to go "nonconsent" on any operations with respect to any Eligible Proved Developed Producing Reserves (except in circumstances where any penalty or liability for nonconsent has lapsed or terminated or as set forth in Schedule 5.2(a)). All of such Eligible Proved Developed Producing Reserves are a part of the Oil and Gas Properties described in Schedule 5.1(a), are covered by the engineering reports which Borrower has previously delivered to and which have been relied upon by Agent in connection with this Agreement, and are part of the Oil and Gas Property Collateral covered by the Oil and Gas Property Mortgages. All bills (except for (i) bills for drilling and drilling services which are less than 180 days past the original invoice date and do not give rise to a Lien other than a Permitted Lien, (ii) bills, other than for drilling and drilling services, which are less than 120 days past the original invoice date and do not give rise to a Lien other than a Permitted Lien, and (iii) the bills described in Schedule 5.23 which are to be paid within 5 Business Days of the Closing Date) and taxes have been paid with respect to all Eligible Proved Developed Producing Reserves.

               (b) All of each Borrowing Base Entity's marketing arrangements with respect to its Proved Reserves are valid, enforceable and in full force and effect. To the best of Borrower's knowledge, there do not exist any cumulative imbalances in gas production or receipt of "take or pay" payments except as disclosed (as to both existence and extent) on
Schedule 5.2(b) attached hereto or as otherwise permitted under this Agreement.

               (c) Without limiting the foregoing, after giving full effect to the Permitted Liens, each Borrowing Base Entity owns the net revenue interests in production attributable to the Oil and Gas Properties covered by the Oil and Gas Property Mortgages as is reflected in the most recently delivered Reserve Report and the ownership of such Properties shall not in any material respect obligate such Borrowing Base Entity to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the Working Interest of each such Property set forth in
Schedule 5.2(b) and the most recently delivered Reserve Report. All information contained in the most recently delivered Reserve Report is true and correct in all material respects as of the date thereof.

               (d)  There has not been any Material Adverse
Change in the Oil and Gas Properties since the date of the most recent Reserve Report.

          5.3 Operations of Oil and Gas Properties. With respect to each Mineral Interest which is a Working Interest,
Schedule 5.1(b) attached hereto sets forth (i) the Oil and Gas Property as to which each Borrowing Base Entity is the operator, and (ii) the Oil and Gas Property as to which the operator is a Person other than a Borrowing Base Entity.

          5.4 Equipment. All of the Equipment is used or held for use in Borrower's or a Subsidiary of Borrower's business and is fit for such purposes, subject to (a) normal wear and tear and
(b) dispositions permitted under Section 7.4.

          5.5  Location of Inventory and Equipment.  The
Inventory and Equipment are not stored with a bailee, warehouseman, or similar party and are located only at the locations identified on Schedule 5.21 or otherwise permitted by
Section 6.12, except for Inventory and Equipment which

               (a)  are located on the Oil and Gas Property
Collateral;

               (b) are in-transit for delivery in the ordinary course of business to a Borrowing Base Entity from such Borrowing
Base Entity's suppliers; or

                (c) are located in Texas, Oklahoma, New Mexico,
North Dakota, Louisiana and Mississippi and are in-transit in the ordinary course of business between the Borrowing Base Entities'
Oil and Gas Properties.

          5.6 Oil and Gas Property Collateral Records and Inventory Records. Each of Borrower and each Subsidiary of Borrower keeps correct and accurate records itemizing and describing the kind, type, quality, and quantity of the Oil and Gas Property Collateral and the Inventory, and Borrower's or, as the case may be, such Subsidiary of Borrower's cost therefor.

          5.7 Location of Chief Executive Office; FEIN. The chief executive office of each Borrower is located at the address indicated in the preamble to this Agreement. Borrower's FEIN is 52-1535102. Gulf States' FEIN is 73-1522976. Magic Circle's FEIN is 73-1095820. Carmen Field's FEIN is 73-1299351.

          5.8  Due Organization and Qualification; Subsidiaries.

               (a) Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified could be expected to constitute a Material Adverse Change. Each of Borrower's Subsidiaries is duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation or organization and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified could be expected to constitute a Material Adverse Change.

               (b) Set forth on Schedule 5.8, is a complete and accurate description of the authorized capital Stock of Borrower, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding and the number of such shares that are held in Borrower's treasury. All such outstanding shares have been validly issued and, as of the Closing Date, are fully paid, nonassessable shares free of contractual preemptive rights. The issuance and sale of all such shares have been in compliance with all applicable federal and state securities laws. Other than as described on Schedule 5.8, there are no subscriptions, options, warrants, or calls relating to any shares of Borrower's capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Neither Borrower nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

               (c) Set forth on Schedule 5.8, is a complete and accurate list of Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their incorporation or organization; (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries; and
(iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable. RAM has no direct or indirect interest in any partnerships or limited liability companies (other than the Magic Circle Partnerships, Gulf States and Carmen Field). RAM has no equity interest in any Person other than Borrower's Subsidiaries and RVC Energy.

               (d)  Except as set forth on Schedule 5.8, no
capital Stock (or any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for capital Stock) of any direct or indirect Subsidiary of Borrower is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

               (e)  RB Operating has no assets and does not
conduct any business. None of the Magic Circle Partnerships owns assets having an aggregate fair market value in excess of $500,000 or conducts any business other than as a non-operating working interest owner in its oil and gas properties.

          5.9  Due Authorization; No Conflict.

               (a) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary corporate action.

               (b) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation (including Regulations U and X of the Federal Reserve Board) applicable to Borrower, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract or other material contractual obligation or material lease of Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of stockholders or any approval or consent of any Person under any Material Contract or other material contractual obligation of Borrower.

               (c) Other than the taking of any action expressly required under this Agreement and the Loan Documents, the execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person.

               (d) This Agreement and the Loan Documents to which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

               (e)  The Agent's Liens granted by Borrower to
Agent, for the benefit of the Lender Group, in and to its properties and assets pursuant to this Agreement and the other
Loan Documents are validly created, perfected, and first priority
Liens, subject only to Permitted Liens.

               (f)  Neither the Borrower nor any of its
Subsidiaries has violated, and neither the Borrower nor any Subsidiary will be in violation of, any provisions of the Natural Gas Act or the Natural Gas Policy Act of 1978 or any other Federal or State law or any of the regulations thereunder (including those of the respective Conservation Commissions and Land Offices of the various jurisdictions having authority over its Oil and Gas Properties) with respect to its Oil and Gas Properties which would create a Material Adverse Change, and the Borrower and each Subsidiary have or will have made all necessary rate filings, certificate applications, well category filings, interim collection filings and notices, and any other filings or certifications, and has or will have received all necessary regulatory authorizations (including without limitation necessary authorizations, if any, with respect to any processing arrangements conducted by it or others respecting its Oil and Gas Properties or production therefrom) required under said laws and regulations with respect to all of its Oil and Gas Properties or production therefrom so as not to create a Material Adverse Change. Said material rate filings, certificate applications, well category filings, interim collection filings and notices, and other filings and certifications contain no untrue statements of material facts nor do they omit any statements of material facts necessary in said filings.

          5.10 Claims, Disputes, and Litigation. There are no actions or proceedings pending by or against Borrower before any court or administrative agency and Borrower does not have knowledge or belief of any pending or threatened litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrower or any guarantor of the Obligations, except for: (a) ongoing collection matters in which Borrower is the claimant, petitioner or plaintiff; (b) matters disclosed on Schedule 5.10; and (c) matters arising after the date hereof that, if decided adversely to Borrower, reasonably could not be expected to result in a Material Adverse Change.

          5.11 No Material Adverse Change. All financial statements relating to Borrower or any guarantor of the Obligations that have been delivered by Borrower to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present Borrower's (or such guarantor's, as applicable) financial condition as of the date thereof and Borrower's results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrower (or such guarantor, as applicable) since the date of the latest financial statements submitted to the Lender Group on or before the Closing Date.

          5.12 No Fraudulent Transfer.

               (a)  Borrower is Solvent.

               (b) No transfer of property is being made by Borrower and no obligation is being incurred by Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower.

          5.13 Employee Benefits. None of Borrower, any of its Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan, other than those listed on
Schedule 5.13. Borrower, each of its Subsidiaries and each ERISA Affiliate have satisfied the minimum funding standards of ERISA and the IRC with respect to each Benefit Plan to which it is obligated to contribute. No ERISA Event has occurred nor has any other event occurred that may result in an ERISA Event that reasonably could be expected to result in a Material Adverse Change. None of Borrower or its Subsidiaries, any ERISA Affiliate, or any fiduciary of any Plan is subject to any direct or indirect liability with respect to any Plan under any applicable law, treaty, rule, regulation, or agreement. None of Borrower or its Subsidiaries or any ERISA Affiliate is required to provide security to any Plan under Section 401(a)(29) of the IRC.

          5.14 Environmental Condition. None of the Oil and Gas Properties or the Real Property has ever been designated or identified in any manner pursuant to any Environmental Laws as a Hazardous Materials disposal site, or a candidate for closure pursuant to any environmental protection statute. No Lien arising under any Environmental Laws has attached to any revenues or to any real or personal property owned or operated by Borrower or by any Subsidiary of Borrower. Other than is disclosed on
Schedule 5.14 attached hereto, neither Borrower nor any Subsidiary of Borrower has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower or any Subsidiary of Borrower resulting in the releasing or disposing of Hazardous Materials into the environment that remains outstanding. Each of Borrower and each Subsidiary of Borrower has taken all steps reasonably necessary to determine and, except as disclosed on Schedule 5.14 attached hereto, has determined that no Hazardous Materials, solid waste, or oil and gas exploration and production wastes, have been disposed of or otherwise released and there has been no threatened release of any Hazardous Materials on or to any Property of Borrower or any of its Subsidiaries except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment. To the extent applicable, except as disclosed on Schedule 5.14 attached hereto, all Property of Borrower and each of its Subsidiaries which is operated by Borrower and any of its Subsidiaries or Affiliates currently satisfies all design, operation, and equipment requirements imposed by the OPA or scheduled as of the Closing Date to be imposed by OPA during the term of this Agreement, and Borrower does not have any reason to believe that such Property, to the extent subject to OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement. Other than disclosed on
Schedule 5.14 attached hereto, neither Borrower nor any of its Subsidiaries has any known contingent liability in connection with any release or threatened release of any oil, Hazardous Material or solid waste into the environment. To the best of Borrower's knowledge, all Hazardous Materials, solid waste, and oil and gas exploration and production wastes, if any, generated at any and all Property of Borrower or any of its Subsidiaries have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and, to the best knowledge of Borrower, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws.

          5.15 Compliance with the Law. Neither Borrower nor any of its Subsidiaries has violated any requirement of a Governmental Authority or failed to obtain any license, permit, franchise or other governmental authorization necessary for the ownership of the Property or the conduct of its business, which violation or failure could be expected to result in (in the event such violation or failure were asserted by any Person through appropriate action) a Material Adverse Change. Except for such acts or failures to act as do not result in and could not be expected to result in a Material Adverse Change, the Oil and Gas Properties have been maintained, operated and developed in a good and workmanlike manner and in conformity with all applicable laws and all rules, regulations and orders of all duly constituted authorities having jurisdiction and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Mineral Interests and other contracts and agreements forming a part of the Oil and Gas Properties; specifically in this connection, (i) after the Closing Date, no Oil and Gas Properties are subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) prior to the Closing Date and (ii) none of the wells comprising a part of the Oil and Gas Properties are deviated from the vertical more than the maximum permitted by applicable laws, regulations, rules and orders, and such wells are, in fact, bottomed under and are producing from the Oil and Gas Properties. Except as disclosed on
Schedule 5.15 attached hereto, neither Borrower nor any of its Subsidiaries has entered into, and the Oil and Gas Properties are not subject to, any agreements, consent orders, administrative orders or similar obligations based on a violation or alleged violation of Legal Requirements. Additionally, except as disclosed on Schedule 5.15 attached hereto, neither Borrower nor any of its Subsidiaries has entered into and the Oil and Gas Properties are not subject to any agreements, consent orders, administrative orders or similar obligations based on a violation or alleged violation of Legal Requirements.

          5.16 Bonds and Insurance. Schedule 5.16 attached hereto contains an accurate and complete description of all performance bonds related to operations on or pertaining to the Oil and Gas Properties, and all material policies of insurance owned or held by Borrower and each Subsidiary. Except as set forth on Schedule 5.16, all such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such bonds and policies are sufficient for compliance with all requirements of law and of all agreements to which Borrower or any of its Subsidiaries is a party; are valid, outstanding and enforceable policies; provide adequate coverage in at least such amounts and against at least such risks (but including in any event public liability) as are required by Governmental Authorities and/or usually insured or bonded against in the same general area by companies engaged in the same or a similar business for the assets and operations of Borrower and each of its Subsidiaries; will remain in full force and effect through the respective dates set forth in Schedule 5.16 without the payment of additional premiums except as set forth on
Schedule 5.16; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this agreement. Neither Borrower nor any of its Subsidiaries has been refused any bonds or insurance with respect to its assets or operations, nor has its coverage been limited below usual and customary bond or policy limits, by any bonding company or insurance carrier to which it has applied for any such bond or insurance or with which it has carried insurance during the last three years.

          5.17 Hedging Agreement. Schedule 5.17 sets forth, as of the Closing Date, a true and complete list of all Hedging Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the Borrower and each of its Subsidiaries, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied), and the counterparty to each such agreement. Borrower has delivered true and correct copies of each of the Hedging Agreements to Agent prior to the date of this Agreement.

          5.18 Brokerage Fees. No brokerage commission or finders fees has or shall be incurred or payable in connection with or as a result of Borrower's obtaining financing from the Lender Group under this Agreement, and neither Borrower nor any of its Subsidiaries has utilized the services of any broker or finder in connection with Borrower's obtaining financing from the Lender Group under this Agreement.

          5.19 Permits and other Intellectual Property. Except as set forth on Schedule 5.19, each of Borrower and each Subsidiary of Borrower owns or possesses adequate licenses or other rights to use all Permits, patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, trade secrets and know-how (collectively, the "Intellectual Property") that are necessary for the operation of its business as currently conducted. No claim is pending or threatened to the effect that Borrower or any Subsidiary of Borrower infringes upon, or conflicts with, the asserted rights of any other Person under any Intellectual Property, and to the best of Borrower's knowledge there is no basis for any such claim (whether pending or threatened). To the best of Borrower's knowledge, no claim is pending or threatened to the effect that any such Intellectual Property owned or licensed by Borrower or a Subsidiary of Borrower, or in which Borrower or a Subsidiary of Borrower otherwise has the right to use is invalid or unenforceable by Borrower or such Subsidiary of Borrower, and to the best of Borrower's knowledge there is no basis for any such claim (whether or not pending or threatened).

          5.20 Year 2000 Compatibility.  Borrower and each of its
Subsidiaries presently are and hereafter will continue to be Year
2000 Compliant. To the best knowledge of Borrower, all suppliers and vendors of Borrower and each of its Subsidiaries are presently Year 2000 Compliant.

          5.21 Locations; Leases.

               (a) The primary accounting and business books, records and papers of Borrower pertaining to the Collateral are kept and maintained solely at Borrower's chief executive office set forth in the beginning of this Agreement and at Borrower's office at 9400 North Broadway, Suite 130, Oklahoma City, Oklahoma 73114. In addition, the Collateral, and the books, records and papers of Borrower pertaining thereto, are kept and maintained solely at Borrower's chief executive office set forth in the beginning of this Agreement and at those locations which are listed on Schedule 5.1(a) attached hereto and at Borrower's office at 9400 North Broadway, Suite 130, Oklahoma City, Oklahoma 73114, except that certain Oil and Gas Property Collateral also is located at the locations specified on Schedule 5.21 attached hereto, which schedules include the names and addresses of each of Borrower's landlords. Except (i) to accomplish sales of Inventory in the ordinary course of business, or (ii) to dispose of Collateral to the extent prescribed under Section 7.4, Borrower shall not remove any Collateral from said executive office or those locations listed on Schedule 5.1(a) or
Schedule 5.21, as the case may be.

               (b) Except as Borrower shall have notified in writing prior thereto and Borrower shall have delivered to Agent a Collateral Access Agreement in form and substance satisfactory to Agent, no tangible personal property of Borrower or any of its Subsidiaries shall be in the care or custody of any third party or stored or entrusted with a bailee or other third party and none shall hereafter be placed under such care, custody, storage or entrustment.

          5.22 Absence of Certain Changes.  Since September 30,
1999, there has not been without Agent's prior written consent:

               (a) A waiver of any right relating to the Oil and Gas Properties;

               (b) A sale, lease or other disposition of the Oil and Gas Properties;

               (c) A mortgage, pledge or grant of a lien or security interest in any of the Oil and Gas Properties, except for those disclosed on Schedule 5.22 attached hereto;

               (d) A contract for the sale of products produced from the Oil and Gas Properties, except for (i) such contracts that have been supplied to and reviewed and approved by Agent,
(ii) such contracts as are described in Schedule 5.22 or similar contracts on like terms, or (iii) such contracts of 30 days or less duration which are automatically renewed for an additional period not to exceed 30 days unless terminated prior thereto by a party thereto, provided the sale price for such contract is not materially less than the spot price for the appropriate category of oil or gas covered by such contract;

               (e) A contract between Borrower and any of its Subsidiaries; or

               (f) A contract or commitment to do any of the foregoing.

          5.23 Operating Costs.  Except as disclosed on
Schedule 5.23 attached hereto, all costs and expenses incurred in connection with the operation of the Properties have been fully paid and discharged by Borrower and the Subsidiaries of Borrower, except normal costs and expenses incurred in operating the Oil and Gas Properties which (a) in the case of costs and expenses for drilling and drilling services, are less than 180 days past the original invoice date and do not give rise to a Lien other than a Permitted Lien, and (b) in the case of costs and expenses other than for drilling and drilling services, are less than 120 days past the original invoice date and do not give rise to a Lien other than a Permitted Lien.

          5.24 Imbalances.  Except as set forth on
Schedule 5.2(b) or on the most recent Reserve Report delivered to Agent by Borrower pursuant to Section 6.2(g), or following the Closing Date as permitted pursuant to Section 7.23, no Borrowing Base Entity has taken or received any amount of gas, oil, liquid hydrocarbons (or products refined therefrom) so that any person or entity may thereafter be entitled to receive any portion of the interests of such Borrowing Base Entity to "balance" any previous disproportionate allocation.

          5.25 No Default. Except as set forth on Schedule 5.1(c), no Material Contracts exist which encumber the Oil and Gas Properties. The Material Contracts associated with the Oil and Gas Properties are in full force and effect in accordance with their respective terms, and there exist no defaults in the performance of any obligation thereunder. Additionally, Borrower is not aware of any event that with notice or lapse of time, or both, would constitute a default under any such Material Contracts.

          5.26 Leases. The oil and gas leases associated with the Oil and Gas Properties are in full force and effect in accordance with their respective terms, and there exist no material defaults in the performance of any obligation thereunder. Additionally, Borrower is not aware of any event that with notice or lapse of time, or both, would constitute a default under any such oil and gas leases.

          5.27 Marketing Agreements.  Except as set forth in
Schedule 5.27, the Oil and Gas Properties (and the production therefrom) are not subject to any purchase agreement, sale agreement or similar marketing arrangement not cancelable on thirty (30) days notice, nor are any of the Properties subject to any agreements with any companies affiliated with Borrower that cannot be terminated immediately upon Closing without penalty, cost or liability to Agent.

          5.28 Non-Consent Operations. Since the execution of this Agreement, there have been no operations associated with the Oil and Gas Properties under an operating agreement, unit agreement or governmental order with respect to which any Borrowing Base Entity has become a non-consenting party.

          5.29 Condition of Equipment. All of the wells, facilities and equipment associated with the Oil and Gas Properties are: (a) structurally sound with no material defects known to Borrower, (b) in good operating condition, normal wear and tear excepted and suitable for the purposes for which they are being utilized, and (c) have been and are maintained in accordance with prudent business standards.

          5.30 Wells. Each oil or gas well located on the Oil and Gas Properties is: (a) except as otherwise disclosed on
Schedule 5.1(b), if such oil or gas well is listed on a Reserve Report, capable of producing in paying quantities, (b) properly permitted, (c) to the best of Borrower's knowledge, in compliance with all applicable Laws, except as otherwise disclosed on
Schedule 5.15 attached hereto, and (d) within the production tolerances allocated by the governmental entity or tribal authority having appropriate jurisdiction. Except as otherwise disclosed on Schedule 5.1(b), all of the leaseholds, in which there are located Mineral Interests of a Borrowing Base Entity with respect to which one or more wells are listed on a Reserve Report as having a NYMEX Value of $10,000 or more, are producing Hydrocarbons in commercial quantities (except for up to 10 wells which otherwise would be producing Hydrocarbons in commercial quantities that have been off production for not more than 3 months during the immediately preceding 12 month period for routine maintenance, testing or repairs, temporary pipeline interruption, minor reworking operations or minor production enhancement operations). Each of each Borrowing Base Entity's producing wells listed on Schedule 5.1(b) is located on an Oil and Gas Property (i) covered by title searches and attorney title letters (to the extent of at least $46,000,000 of NYMEX Value in the aggregate as of the Closing Date, and thereafter as are required pursuant to Section 6.17(a)), and (ii) described in the legal description contained in an Oil and Gas Property Mortgage which has been duly executed and delivered to Agent, except as otherwise disclosed on Schedule 5.30 attached hereto.

     6.   AFFIRMATIVE COVENANTS.

          Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower shall, and shall cause each of its Subsidiaries to, do all of the following:

          6.1 Accounting System. Maintain a standard and modern system of accounting that enables Borrower to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time may be requested by Agent. Borrower also shall keep a modern joint interest billing and remittance system with respect to each of the Oil and Gas Properties on which it is the operator and a modern reporting system that shows, among other things, the value, revenues and profits/losses of the Oil and Gas Properties, volume of production and value of sales of Hydrocarbon production, the location and condition of the Equipment and Borrower's positions and liability exposure under the Hedging Agreements.

          6.2 Collateral Reporting. Provide Agent with the following documents at the following times in form satisfactory to Agent during the term of this Agreement:

               (a) By no later than the last day of each month, a detailed update, for the previous month, of the Borrowing Base on the form of the Borrowing Base Certificate which is attached hereto as Exhibit 6.2 (or on such other form as Agent in its sole discretion may require), including (i) a detailed calculation of the NYMEX Value as of the fifth Business Day immediately preceding the date of delivery of the most recent Reserve Report of each of the Oil and Gas Properties (categorized by Proved Developed Producing Reserves, Proved Developed Non-Producing Reserves and Proved Undeveloped Reserves, subcategories of Eligible Proved Developed Producing Reserves, and "other"), (ii) historical production data of the oil and gas reserves included in the Oil and Gas Property Collateral since the date of the most recent Reserve Report, (iii) the Oil and Gas Property Collateral prices received for production, lease operating expenses and such other information as Agent may deem necessary or appropriate, in Agent's sole discretion, (iv) any changes since the date of the most recent Reserve Report in the categorization of any or all of the Oil and Gas Properties among Proved Developed Producing Reserves, Proved Developed Non-Producing Reserves and Proved Undeveloped Reserves, subcategories of Eligible Proved Developed Producing Reserves, and "other", (v) a reconciliation and explanation of the changes of categorization of any Oil and Gas Properties among Proved Developed Producing Reserves, Proved Developed Non-Producing Reserves and Proved Undeveloped Reserves, subcategories of Eligible Proved Developed Producing Reserves, and "other", since the date of the immediately preceding Borrowing Base Certificate, and (vi) any changes in the Borrower's (or such Subsidiaries', as the case may be) Working Interest or net revenue interest in the Oil and Gas Property Collateral since the date of the previous month's Borrowing Base Certificate which are attributable to (A) a decrease resulting from the sale or other disposition or reduction thereof by Borrower (or such Subsidiary) or a non-consent election or other decrease by Borrower (on such Subsidiary), or (B) an increase resulting from the acquisition or addition thereof by Borrower (or such Subsidiary) except for those increases in existing Oil and Gas Properties of Borrower (or such Subsidiary) caused by other owners of Working Interests therein having made non-consent elections or failed to honor their joint interest billing obligations with respect thereto;

               (b)  By no later than the last day of each month,
(i) a detailed statement of sales and revenues derived from all products produced from the Oil and Gas Properties, for the previous month, including prices received, prior period adjustments to such revenues and prices, and any Material Adverse Change affecting the sales or marketing agreements or arrangements with the purchasers of such products, and (ii) a receivables aging as to all customers of Borrower and its Subsidiaries;

               (c) By no later than the last day of each month, a written report to Agent, in form and substance acceptable to Agent, detailing and aging Borrower's and each of its Subsidiaries' unpaid lease operating expenses and unpaid other liabilities, for the previous month, with respect to which a mineral lien, subcontractor's lien, mechanic's lien, materialmen's lien or other Lien against any of the Collateral may arise which may have a priority superior to Agent's Lien on such Collateral;

               (d) By no later than the last day of each month, notice of all claims, disputes, and litigation that have arisen since the date of the most recent statement to Agent pursuant to this Section 6.2; except (i) ongoing collection matters in which Borrower or a Subsidiary of Borrower is the claimant or plaintiff; and (ii) matters that, if decided adversely to Borrower or such Subsidiary of Borrower, do not result in and could not be expected to result in a Material Adverse Change;

               (e) By no later than the last day of each month, a written report to Agent, in form and substance acceptable to Agent, detailing the costs incurred and revenues received by each Borrowing Base Entity under its Hedging Agreements for oil and gas production;

               (f) By the last day of the month following each calendar quarter (i.e., the last day of April, July, October and January), a report: (i) listing the total amount actually paid by each Borrowing Base Entity during the preceding quarter for:
(A) plugging and abandonment costs for previous or ongoing plugging and abandonment operations pertaining to the Oil and Gas Properties, and (B) general bond and supplemental bond payments pertaining to plugging and abandonment costs; and (ii) estimating the future payments for (A) and (B), above, for each of the succeeding two quarters;

               (g) Reserve Reports prepared by an independent petroleum engineering consultant pertaining to the six-month period ending December 31st and June 30th of each year (with such Reserve Reports to be delivered on or before the 60th day following such six-month period). Each Reserve Report shall be in form and substance satisfactory to Agent, and shall: (i) be accompanied by a certification of Borrower to the effect that nothing has occurred since the date of the last Reserve Report that could reasonably be expected to result in a Material Adverse Change, except that which has previously been disclosed to Agent in writing; (ii) be accompanied by a reconciliation showing any changes in the Oil and Gas Property Collateral since the date of the most recent of such Reserve Report in Borrower's (or such Subsidiaries', as the case may be) Working Interest or net revenue interest; and (iii) contain such other information as may be requested by Agent;

               (h) Upon request by Agent from time to time, copies of each Borrowing Base Entity's lease files, well files and contract files (including production reports on each well, marketing contracts, and information regarding locations of and equipment located on each well);

               (i) Such other information, reports, statements, materials and data as to the wells operated by a Borrowing Base Entity or in which a Borrowing Base Entity otherwise has an interest and the accounting and billing procedures utilized by such Borrowing Base Entity in connection with such wells as shall be requested by Agent, including, without limitation, relevant computer programs, disks and tapes.


               (i) Such other reports as to the Collateral or the business or financial condition of Borrower or any Subsidiary of Borrower as Agent may request from time to time.

          Each delivery of a Reserve Report or a Borrowing Base Certificate by Borrower to Agent also shall constitute a representation and warranty by Borrower to Agent that, unless otherwise disclosed to Agent in writing on or prior to the date of such delivery, Borrower (or its Subsidiary, as the case may be) owns the Oil and Gas Properties described in the Reserve Report, free and clear of any Liens (except Permitted Liens).

          6.3 Financial Statements, Reports, Certificates. Deliver to Agent: (a) as soon as available, but in any event within 30 days after the end of each month during each of Borrower's fiscal years, a company prepared balance sheet, income statement, and statement of cash flow covering Borrower's operations during such period; and (b) as soon as available, but in any event within 90 days after the end of each of Borrower's fiscal years, financial statements of Borrower for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Agent and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP, together with a certificate of such accountants addressed to Agent stating that such accountants do not have knowledge of the existence of any Default or Event of Default. Such audited financial statements shall include a balance sheet, profit and loss statement, and statement of cash flow and, if prepared, such accountants' letter to management.
If Borrower is a parent company of one or more Subsidiaries, or Affiliates, or is a Subsidiary of another company, then, in addition to the financial statements referred to above, Borrower agrees to deliver financial statements prepared on a consolidating basis acceptable to Agent so as to present Borrower and each such related entity separately, and on a consolidated basis.

          Together with the above, Borrower also shall deliver to Agent, Borrower's Form 10-Q Quarterly Reports, Form 10-K Annual Reports, and Form 8-K Current Reports, and any other filings made by Borrower with the SEC, if any, as soon as the same are filed, or any other information that is provided by Borrower to its shareholders, and any other information reasonably requested by the Agent relating to the financial condition of Borrower.

          Each month, together with the financial statements provided pursuant to Section 6.3(a), Borrower shall deliver to Agent, a certificate signed by its chief financial officer to the effect that: (i) all financial statements delivered or caused to be delivered to any one or more members of the Lender Group hereunder have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present the financial condition of Borrower, (ii) the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), (iii) for each month that also is the date on which a financial covenant in Section 7.20 is to be tested, a Compliance Certificate demonstrating in reasonable detail compliance at the end of such period with the applicable financial covenants contained in Section 7.20, and (iv) on the date of delivery of such certificate to Agent there does not exist any condition or event that constitutes a Default or Event of Default (or, in the case of clauses (i), (ii), or (iii), to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrower has taken, is taking, or proposes to take with respect thereto).

          As soon as available and in any event within forty-five
(45) days after the last day of each calendar quarter, a report, in form and substance satisfactory to the Agent, setting forth as of the last Business day of such calendar quarter, a true and complete list of all Hedging Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market values therefor, any new credit support agreements relating thereto, any margin required or supplied under any credit support document, and the counterparty to each such agreement.

          Upon request by Agent from time to time, Borrower and its Subsidiaries shall arrange for its independent certified public accountants to meet with Agent and its representatives within a reasonable (as determined by Agent) time following such
request.    Borrower shall be permitted to attend such meeting.
In the event that Borrower and its Subsidiaries shall fail to arrange any such meeting requested by Agent within a reasonable (as determined by Agent) time following such request, and Agent shall have notified Borrower of Agent's intention to meet with such independent certified public accountants, Borrower authorizes its independent certified public accountants to communicate with Agent and to release to Agent whatever financial information concerning Borrower and its Subsidiaries that Agent reasonably may request at Borrower's expense (including copies of Borrower's financial statements, papers related thereto, and other accounting records of any nature in their possession), and to disclose to Agent any information they may have regarding Borrower's business affairs and financial conditions.

          6.4 Tax Returns. Deliver to Agent copies of each of Borrower's future federal income tax returns, and any amendments thereto, within 30 days of the filing thereof with the Internal
Revenue Service.

          6.5 Guarantor Reports. Cause any Guarantor of any of the Obligations to deliver its annual financial statements at the time when Borrower provides its audited financial statements to Agent and copies of all federal income tax returns as soon as the same are available and in any event no later than 30 days after the same are required to be filed by law.

          6.6  [Intentionally Omitted].

          6.7  Title to Equipment.  Upon Agent's request,
Borrower promptly shall deliver to Agent, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment.

          6.8  Maintenance of Oil and Gas Property Collateral and
Equipment;  Operation of Business.

               (a) At its expense, do or cause to be done all things necessary to preserve and keep in good repair, working order and efficiency (except for normal wear and tear) all of its Oil and Gas Property Collateral and other material Properties including, without limitation, all equipment, machinery and facilities, and from time to time make all the necessary repairs, renewals and replacements so that at all times the state and condition of its Oil and Gas Property Collateral and other material Property will be fully preserved and maintained, allowing for depletion in the ordinary course of business, except to the extent a portion of such Oil and Gas Property Collateral is no longer capable of producing Hydrocarbons in commercial quantities (in which case Borrower or the relevant Subsidiary of Borrower shall fully comply with all of its obligations and Legal Requirements pertaining to plugging and abandoning its wells related to such portion). Borrower shall, and shall cause each of its Subsidiaries to, promptly: (i) pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Property Collateral;
(ii) perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Property Collateral and other material Properties; (iii) shall, and shall cause each of its Subsidiaries to, do all other things necessary to keep unimpaired, except for Permitted Liens, its rights with respect to each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Property Collateral and other material Property and prevent any forfeiture thereof or a default thereunder, except (A) to the extent a portion of such Oil and Gas Property Collateral is no longer capable of producing Hydrocarbons in economically reasonable amounts and (B) for dispositions permitted by Section
7.4 hereof. Borrower shall, and shall cause each of its Subsidiaries, to operate its Oil and Gas Property Collateral and other material Property or cause or make reasonable and customary efforts to cause such Oil and Gas Property Collateral and other material Properties to be operated in a reasonably prudent manner in accordance with the practices of the industry and in compliance in all material respects with all applicable contracts and agreements and in compliance in all material respects with all Legal Requirements.

               (b) At its expense, maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto, so that the value and operating efficiency thereof shall at all times be maintained and preserved. Other than those items of Equipment that constitute fixtures on the Closing Date, Borrower shall not permit any item of Equipment to become a fixture to real estate or an accession to other property, and such Equipment shall at all times remain personal property.

               (c) At its expense, (i) develop or cause the relevant Subsidiary of Borrower to develop (to the extent reasonably necessary to maintain the lease) and maintain or cause the relevant Subsidiary of Borrower to maintain the leases, wells, units and acreage to which the Oil and Gas Property Collateral pertains in a prudent and economical manner, (ii) act prudently (and cause each of its Subsidiaries to act prudently) and in accordance with customary industry standards in managing or operating the Oil and Gas Property Collateral, (iii) pay and promptly discharge all rentals, delay rentals, royalties, overriding royalties, payments of production and other indebtedness or obligations accruing under the leases comprising the Oil and Gas Property Collateral, and perform (or cause the relevant Subsidiary of Borrower to perform) every act required to keep such leases in full force and effect, (iv) deliver all operating agreements, pooling or unitization agreements, sales or processing contracts, drilling and/or development agreements, pipeline transportation agreements and other material agreements which pertain to the Oil and Gas Property Collateral, (v) deliver production information on a monthly basis, (vi) deliver copies of all reports, forms and other documents and data submitted by Borrower or any of its Subsidiaries to the Federal Energy Regulatory Commission, the applicable state conservation agencies and any other applicable Governmental Authorities, (vii) not mortgage, pledge or otherwise encumber or sell (nor permit any Subsidiary of Borrower to mortgage, pledge or otherwise encumber or sell) the Oil and Gas Property Collateral except to the limited extent specifically permitted under this Agreement,
(viii) not alter (or permit any Subsidiary of Borrower to alter) any Material Contract relating to the Oil and Gas Property Collateral except for alternations in the ordinary course of business which could not reasonably be expected to result in a Material Adverse Change (provided, however, that exception shall not apply to (A) any alterations to Hedging Agreements that could reasonably be expected to result in a violation of Section 6.19, and (B) any alterations to the Unsecured Notes Indenture or the Unsecured Notes, (ix) pay on or before the due date thereof all of Borrower's and each of its Subsidiaries' lease operating expenses and other liabilities with respect to which a mineral lien, subcontractor's lien, mechanic's lien, materialmen's lien or other Lien against any of the Collateral may arise which may have a priority superior to Agent's Lien on such Collateral, and
(x) perform all acts and execute such documents as Agent may reasonably require in order to maintain the existence, perfection and first priority of Agent's Lien on the Oil and Gas Property Collateral and the other Collateral.

          6.9  Taxes.

               (a) Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower (or any Subsidiary of Borrower) or any of its property or assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax (other than production taxes, severance taxes, payroll taxes or taxes that are the subject of a United States federal tax lien) shall be the subject of a Permitted Protest.

               (b) Make due and timely payment or deposit of all such federal, state, and local taxes, assessments, or contributions required of it (or a Subsidiary of Borrower) by law, and will execute and deliver to Agent, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto.

               (c) Make timely payment or deposit of all tax payments and withholding taxes required of it and its Subsidiaries by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Agent with proof satisfactory to Agent indicating that Borrower has made such payments or deposits.

          6.10 Insurance.

               (a) At its expense, keep the Collateral insured against loss or damage by such hazards and risks as are ordinarily insured against by other owners in similar businesses and in such amounts as shall be reasonably required by Agent. Borrower shall also maintain such public liability and property damage insurance relating to Borrower's ownership and use of Collateral as is ordinarily maintained by other owners in similar businesses and in such amounts as shall be reasonably required by Agent. In addition to and not in limitation of the foregoing, Borrower shall at its expense maintain the insurance policies described in Schedule 5.16 in full force and effect.

               (b)  [Intentionally Omitted.]

               (c) All such policies of insurance shall be in such form, with such companies, and in such amounts as may be satisfactory to Agent. All insurance required herein shall be written by companies which have a Best's rating of A for capital and X for financial stability. All hazard insurance and such other insurance as Agent shall specify, shall contain a Form 438BFU (NS) mortgagee endorsement, or an equivalent endorsement satisfactory to Agent, showing Agent as sole loss payee thereof, and shall contain a waiver of warranties. Every policy of insurance referred to in this Section 6.10 shall contain an agreement by the insurer that it will not cancel such policy except after 30 days prior written notice to Agent and that any loss payable thereunder shall be payable notwithstanding any act or negligence of Borrower or the Lender Group which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment and notwithstanding (i) occupancy or use of the Collateral for purposes more hazardous than permitted by the terms of such policy, (ii) any foreclosure or other action or proceeding taken by the Lender Group pursuant to the Oil and Gas Property Mortgages or the Real Property Mortgages upon the happening of an Event of Default, or (iii) any change in title or ownership of the Collateral. Borrower shall deliver to Agent certified copies of such policies of insurance and evidence of the payment of all premiums therefor.

               (d) Original policies or certificates thereof satisfactory to Agent evidencing such insurance shall be delivered to Agent at least 30 days prior to the expiration of the existing or preceding policies. Borrower shall give Agent prompt notice of any loss covered by such insurance, and Agent shall have the right to adjust any loss. Agent shall have the exclusive right to adjust all losses payable under any such insurance policies without any liability to Borrower or any Subsidiary of Borrower whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy including the insurance policies mentioned above, shall be paid over to Agent to be applied at the option of the Required Lenders either to the prepayment of the Obligations without premium, in such order or manner as Agent may elect, or shall be disbursed to Borrower under stage payment terms satisfactory to Agent for application to the cost of repairs, replacements, or restorations. All repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction. Upon the occurrence of an Event of Default, the Lender Group shall have the right to apply all prepaid premiums to the payment of the Obligations in such order or form as Agent shall determine.

               (e)  Neither Borrower nor any Subsidiary of
Borrower shall take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.10, unless Agent is included thereon as named insured with the loss payable to Agent under a standard 438BFU (NS) Mortgagee endorsement, or its local equivalent. Borrower immediately shall notify Agent whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and originals of such policies immediately shall be provided to Agent.

               (f) Borrower shall, and shall cause each of its Subsidiaries to, either (i) maintain its own, or (ii) use its best efforts to cause the operator of each Oil and Gas Property Collateral in which Borrower or any of its Subsidiaries owns a non-operating Working Interest to maintain for the benefit of all Working Interest owners, insurance of the types and in the coverage amounts and with reasonable deductibles as is usual and customary, including those specified in Section 6.10(b), to name the non-operating Working Interest owners, including Borrower and its Subsidiaries, as an additional insured on the liabilities, and to otherwise have the such insurance comply with the requirements specified in Section 6.10(c). Borrower shall, and shall cause each of its Subsidiaries to, use its best efforts to obtain from its operators certificates of insurance evidencing coverage of the Oil and Gas Property Collateral as set forth above as and when requested by Agent.

          6.11 No Setoffs or Counterclaims Make payments hereunder and under the other Loan Documents by or on behalf of Borrower without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes.

          6.12 Location of Inventory and Equipment Keep the Inventory and Equipment only at the locations identified in
Schedule 5.21 and in the Oil and Gas Property Mortgages in
Schedule 5.1(a); provided, however, that Borrower may amend
Schedule 5.21 so long as such amendment occurs by written notice to Agent not less than 30 days prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary or advisable to perfect and continue perfected the Agent's Liens on such assets and also provides to Agent a Collateral Access Agreement.

          6.13 Compliance with Laws.

               (a)  Comply with the requirements of all
applicable laws, rules, regulations, and orders of any Governmental Authority, including all Environmental Laws, the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change.

               (b) Establish and implement such procedures as may be necessary to continuously determine and assure that any failure of the following would not result in and could not be expected to result in a Material Adverse Change: (i) all Property of the Borrower and its Subsidiaries and the operations conducted thereon and other activities of the Borrower and its Subsidiaries are in compliance with and do not violate the requirements of any Environmental Laws, (ii) no oil, Hazardous Materials or solid wastes are disposed of or otherwise released on or to any Property owned by any such party except in compliance with Environmental Laws, (iii) no Hazardous Materials will be released on or to any such Property in a quantity equal to or exceeding that quantity which requires reporting pursuant to Section 103 of CERCLA, and (iv) no oil, oil and gas exploration and production wastes, or Hazardous Materials is released on or to any such Property so as to pose an imminent and substantial endangerment to public health or welfare or the environment.

               (c)  Promptly notify Agent in writing of any
threatened action, investigation or inquiry by any Governmental Authority of which Borrower or any of its Subsidiaries has knowledge in connection with any Environmental Laws, excluding routine testing and minor corrective action.

               (d) Provide environmental audits and tests in accordance with American Society for Testing and Materials standards, as requested by Agent or as otherwise required to be obtained by Agent or by any Governmental Authority in connection with Borrower's existing and hereafter acquired Oil and Gas Properties or other material Properties.

          6.14 Employee Benefits.

               (a) Cause to be delivered to Agent: (i) promptly, and in any event within 10 Business Days after Borrower or any of its Subsidiaries knows or has reason to know that an ERISA Event has occurred that has resulted in or reasonably could be expected to result in a Material Adverse Change, a written statement of the chief financial officer of Borrower describing such ERISA Event and any action that is being taking with respect thereto by Borrower, any such Subsidiary or ERISA Affiliate, and any action taken or threatened by the IRS, Department of Labor, or PBGC. Borrower or such Subsidiary, as applicable, shall be deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor, (ii) promptly, and in any event within 3 Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any ERISA Affiliate with respect to such request, and (iii) promptly, and in any event within 3 Business Days after receipt by Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any ERISA Affiliate, of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice.

               (b) Cause to be delivered to Agent, upon Agent's request, each of the following: (i) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of Borrower or its Subsidiaries; (ii) the most recent determination letter issued by the IRS with respect to each Benefit Plan;
(iii) for the three most recent plan years, annual reports on Form 5500 Series required to be filed with any governmental agency for each Benefit Plan; (iv) all actuarial reports prepared for the last three plan years for each Benefit Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by Borrower or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions; (vi) any information that has been provided to Borrower or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and (vii) the aggregate amount of the most recent annual payments made to former employees of Borrower or its Subsidiaries under any Retiree Health Plan.

          6.15 Leases. Pay when due all rents and other amounts payable under any leases to which Borrower or a Subsidiary of Borrower is a party or by which Borrower's or such Subsidiary's properties and assets are bound, unless such payments are the subject of a Permitted Protest. To the extent that Borrower or any Subsidiary of Borrower fails timely to make payment of such rents and other amounts payable when due under its leases, Agent shall be entitled, in its discretion, to reserve an amount equal to such unpaid amounts against the Borrowing Base.

          6.16 Broker Commissions. Pay any and all brokerage commission or finders fees incurred or payable in connection with or as a result of Borrower's obtaining financing from the Lender
Group under this Agreement.

          6.17.     Oil and Gas Property Title Information.

               (a) (i) On or before the Closing Date, Borrower will provide Agent with (x) the results of recent searches conducted by Borrower of the indexes and records for grantor/grantee, liens, uniform commercial code financing statements, judgments and lis pendens in the top twenty counties or parishes in the United States by NYMEX Value in which are situated Oil and Gas Properties of the Borrowing Base Entities (Borrower hereby representing and warranting that such counties and parishes contain approximately $56,800,000 in NYMEX Value for Oil and Gas Properties of the Borrowing Base Entities), and in connection with such searches will provide a certification and letter from a qualified title attorney in the form previously supplied to Borrower by Agent, which certification and letter shall be satisfactory to Agent, and (y) a schedule of the net revenue interest and actual receipts and disbursements for each well which a Borrowing Base Entity operates, and the actual receipts for each well in which a Borrowing Base Entity is a non-operating Working Interest owner, for each of the 350 most valuable wells of the Borrowing Base Entities (Borrower hereby representing and warranting that such 350 wells contain approximately $60,300,000 in NYMEX Value) for the two most recent calendar months preceding the Closing Date for which such information is available, but in no event earlier than July and August 1999, and (ii) on or before delivery to Agent of each Reserve Report required after the Closing Date by Section 2.1(b) or Section 6.2, Borrower will provide Agent with (A) current title opinions covering all of the Oil and Gas Property Collateral acquired after the Closing Date having a NYMEX Value of $100,000 or more for which current title opinions have not previously been provided to Agent and such other Oil and Gas Property Collateral as Agent may from time to time require so that at all times the value of Eligible Proved Developed Producing Reserves for which title opinions are or have been provided to Agent shall equal or exceed seventy-five percent (75%) of the NYMEX Value of all Oil and Gas Property Collateral acquired after the Closing Date, and (B) current landman reports covering all of the Oil and Gas Property Collateral acquired after the Closing Date having a NYMEX Value of between $50,000 and $100,000 for which current landman reports or current title opinions have not previously provided to Agent.

               (b) Borrower shall cure all title defects or exceptions which are not Permitted Liens, or substitute acceptable Oil and Gas Property Collateral with no title defects or exceptions except for Permitted Liens covering Oil and Gas Property Collateral of an equivalent value, within 30 days after a request by Agent to cure such defects or exceptions. If the Borrower is unable to cure any title defect requested by Agent to be cured within the 30 day period, such failure to cure shall not be a Default or an Event of Default, but instead such Property shall remain excluded from the Borrowing Base as provided in
Section 2.1 until such time as title is satisfactory to Agent. Upon the discovery of any title defect or exception which is not a Permitted Lien, Agent shall have the right to exercise the right to remedy such title defect or exception in its sole discretion from time to time (and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by Agent).

          6.18 Additional Collateral.

               (a)  (i) should Borrower or any of its
Subsidiaries purchase, otherwise acquire or own any Oil and Gas Property that is not already included in the Oil and Gas Property Collateral and the subject of an Oil and Gas Property Mortgage in favor of Agent for the benefit of the Lender Group, Borrower will grant or cause to be granted to Agent as security for the Obligations a first-priority Lien (subject only to Permitted Liens) on all of Borrower's or such Subsidiary's, as the case may be, interest in such Oil and Gas Properties not already subject to a Lien of such an Oil and Gas Property Mortgage simultaneously with Borrower's or such Subsidiary's purchase, acquisition or ownership of such Oil and Gas Property which Lien will be created and perfected by and in accordance with the provisions of an Oil and Gas Property Mortgage and other security agreements and financing statements, or other security instruments, all in form and substance satisfactory to Agent in its sole discretion and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes; and (ii) should Borrower or any of its Subsidiaries purchase, otherwise acquire or own any Real Property that is not already included in the Real Property Collateral and the subject of a Real Property Mortgage in favor of Agent for the benefit of the Lender Group, Borrower will grant or cause to be granted to Agent as security for the Obligations a first-priority Lien (subject only to Permitted Liens) on all of Borrower's or such Subsidiary's, as the case may be, interest in such Real Property not already subject to a Lien of such a Real Property Mortgage simultaneously with Borrower's or such Subsidiary's purchase, acquisition or ownership of such Real Property which Lien will be created and perfected by and in accordance with the provisions of a Real Property Mortgage and other security agreements and financing statements, or other security instruments, all in form and substance satisfactory to Agent in its sole discretion and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes,

               (b) Concurrently with the granting of the Lien or other action referred to in Section 6.18(a) above as to Oil and Gas Property, Borrower will provide to Agent title information and (i) a current title opinion covering such Oil and Gas Property having a NYMEX Value of $100,000 or more and such other Oil and Gas Property Collateral as Agent may from time to time require so that at all times the value of Eligible Proved Developed Producing Reserves for which title opinions are or have been provided to Agent shall equal or exceed seventy-five percent (75%) of the NYMEX Value of all Oil and Gas Property Collateral acquired after the Closing Date, and (ii) current landman reports covering such Oil and Gas Property having a NYMEX Value of between $50,000 and $100,000, in each case in form and substance satisfactory to Agent in its sole discretion with respect to Borrower's or such Subsidiary's, as the case may be, interests in such Oil and Gas Properties, and concurrently with the granting of the Lien or other action referred to in Section 6.18(a) above as to Real Property, Borrower will provide to Agent title information and a mortgagee title insurance commitment in form and substance satisfactory to Agent in its sole discretion with respect to Borrower's or such Subsidiary's, as the case may be, interests in such Real Property.

               (c) Borrower shall cause all of its present and future Subsidiaries (other than the Magic Circle Partnerships and
RB Operating Company) that are 50% or more owned directly or indirectly by Borrower to execute a Guaranty Agreement and Security Agreements.

          6.19 Hedging Agreements. The Borrowing Base Entities shall maintain in effect at all times on a continuous basis one or more Hedging Agreements with respect to its Hydrocarbon production with one or more investment grade counterparties, rated Aa3 or better by Moody's, A+ or better according to Standard & Poor's, or the equivalent by a rating agency acceptable to Agent or with a counterparty otherwise acceptable to Agent in its reasonable judgment, which Hedging Agreements taken together shall at all times cover, for the period ending not less than 6 months from the date of any determination of compliance with this covenant, aggregate notional volumes of Hydrocarbons equal to not less than 25% and not more than 75% of the Borrowing Base Entities' forecasted Hydrocarbon production for such period from Oil and Gas Properties classified as Proved Developed Producing Reserves as of the date of the most recent Reserve Report. Borrower shall use such Hedging Agreements solely as a part of its normal business operations as a risk management strategy and/or hedge against changes resulting from market conditions related to Borrower's and its Subsidiaries' oil and gas operations and not as a means to speculate for investment purposes on trends and shifts in financial or commodities markets. Borrower shall notify Agent immediately upon becoming aware (in any event not later than the close of business on the same Business Day) that the production of Hydrocarbons by any Borrowing Base Entity could reasonably be expected to be insufficient to meet its obligations under any Hedging Agreements.

          6.20 Further Assurances. Cure promptly any defects in the creation or issuance of the Obligations or the execution or delivery of the Obligations and/or Loan Documents, including this Agreement. Borrower at its expense shall, and shall cause each of its Subsidiaries to promptly execute and deliver to Agent upon request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of Borrower or any of its Subsidiaries in the Loan Documents, including this Agreement, or to further evidence and more fully describe the collateral intended as security for the Obligations, or to correct any omissions in the Loan Documents, or to state more fully the security obligations set out herein or in any of the Loan Documents, or to perfect, protect or preserve any Liens created pursuant to any of the Loan Documents, or to make any recordings, to file any notices or obtain any consents, all as may be reasonably necessary or appropriate in connection therewith.

     7.   NEGATIVE COVENANTS.

          Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower will not, and will not permit any of its Subsidiaries to, do any of the following without the Required Lenders' prior written consent:

          7.1 Indebtedness. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

               (a)  Indebtedness evidenced by this Agreement;

               (b)  Indebtedness set forth on Schedule 7.1;

               (c)  Indebtedness secured by Permitted Liens;

               (d)  the Unsecured Notes;

               (e) Indebtedness of a Loan Party to another Loan Party which is not set forth in Schedule 7.1, provided that the aggregate amount of all such Indebtedness not otherwise disclosed on Schedule 7.1 as to all Loan Parties may not exceed $2,500,000 at any particular date;

               (f) Indebtedness associated with bonds or surety obligations required by Legal Requirements in connection with the operation of Borrower's and its Subsidiaries' Oil and Gas
Properties;

               (g)  Indebtedness under Hedging Agreements
covering oil or gas entered into as a part of its normal business operations as a risk management strategy and/or hedge against changes resulting from market conditions related to Borrower's and its Subsidiaries' oil and gas operations (but not as a means to speculate for investment purposes on trends and shifts in financial or commodities markets) but only to the extent that the total volumes hedged for any 6 month period are neither less than 25% nor greater than 75% of the forecasted Hydrocarbon production of the Borrowing Base Entities for such period from Oil and Gas Properties classified as Proved Developed Producing Reserves as indicated in the most recent Reserve Report; and

               (h) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b) and (c) of this Section
7.1 (and continuance or renewal of any Permitted Liens associated therewith) and under clause (d) of this Section 7.1, in each such case so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by Borrower, (ii) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, and (iv) to the extent that Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing Indebtedness must be at least as favorable to the Lender Group as those applicable to the refinanced Indebtedness.

          7.2 Liens. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced under Section 7.1(h) and so long as the replacement Liens only encumber those assets or property that secured the original Indebtedness).

          7.3  Restrictions on Fundamental Changes.

               (a)  Enter into any merger, consolidation,
reorganization, or recapitalization, or reclassify its capital Stock, other than (i) a merger into Borrower of one or more of the other Loan Parties, provided that Borrower is the surviving entity, and (ii) a recapitalization of the Unsecured Notes provided that Agent has given prior written consent to the terms and provisions of such recapitalization and further provided that any capital stock of Borrower or any Subsidiary of Borrower issued in connection with such recapitalization must not by its terms (or by the terms of any security into which it is convertible or for which it is exercisable, redeemable or exchangeable), or upon the happening of any event or with the passage of time, mature, or be mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or be redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to, the Renewal Date (or any anniversary of the Renewal Date if this Agreement is renewed), or be convertible into or be exchangeable for debt securities of Borrower or any Subsidiary of Borrower, except to the extent that such exchange or conversion rights cannot be exercised prior to the Renewal Date (or any anniversary of the Renewal Date if this Agreement is renewed).

               (b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

               (c) Convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its property or assets.

          7.4 Disposal of Assets. Sell, lease, assign, farm-out, convey, transfer, or otherwise dispose of any of any Borrower's or any of its Subsidiaries' Properties or assets other than (a) sales of Inventory to buyers in the ordinary course of such Borrower's business as currently conducted, (b) the sale or transfer of Equipment (other than in connection with the sale of an Oil and Gas Property, Equipment located on such Oil and Gas Property which is an essential component of the existing Hydrocarbon production, if any, of the wells on such Oil and Gas Property), having a fair saleable value of less than an aggregate amount of $100,000 for Borrower and its Subsidiaries during the term of this Agreement that is no longer necessary for the business of Borrower or such Subsidiary or is replaced by Equipment of at least comparable value and use, and (c) cash sales of Proved Reserves, as long as (i) no Default or Event of Default is existing or would result therefrom and (ii) after payment to Agent of the proceeds of such sale for application to the Obligations, no Overadvance would result therefrom and Borrower at such time has at least an aggregate amount of $1.00 of Availability and unrestricted immediately available cash on hand reserving as an additional deduction from Availability an amount determined by Agent in its sole discretion that would be sufficient to maintain Borrower's and its Subsidiaries' accounts payable and other current liabilities within reasonable terms, and (iii) the proceeds of the sale of such Proved Reserves are immediately paid to Agent for application to the Obligations by wire transfer of immediately available funds to the Agent Account, and (d) the sale price of such Proved Reserves is equal to or greater than forty-five percent (45%) of the NYMEX Value of such Proved Reserves as of the date of the most recent applicable Reserve Report delivered to Agent by Borrower, provided that (w) in the case of Proved Developed Producing Reserves, the aggregate NYMEX Value of such Proved Developed Producing Reserves, as of the date of the most recent applicable Reserve Report delivered by Borrower to Agent, shall not exceed $2,500,000 in the aggregate during any twelve calendar month during the term of this Agreement, (x) in the case of Proved Reserves other than Proved Developed Producing Reserves, the aggregate NYMEX Value of such Proved Reserves, as of the date of the most recent applicable Reserve Report delivered by Borrower to Agent, shall not exceed $5,000,000 in the aggregate during the term of this Agreement, (y) the Borrowing Base shall be adjusted by an amount equal to the value, if any, assigned to such Proved Reserves in the most recently determined Borrowing Base, and (z) at or prior to the closing date of any such sale of any such Proved Reserves, and as a condition of Borrower's authority to do so, Borrower shall deliver to Agent a certificate executed by the chief executive officer or chief financial officer of Borrower certifying (I) that no Default or Event of Default has occurred and is continuing, (II) to the valuation of the Proved Reserves involved utilizing the NYMEX Price for valuation purposes, (III) that the dispositions proposed will not violate the dollar limitation set forth in this Section 7.4, (IV) that the disposition will not result in an Overadvance, (V) the consideration and manner of the payment thereof to be received by Borrower for the disposition of the Proved Reserves involved, and
(VI) that Borrower has the minimum Availability required for such sale. Notwithstanding anything herein to the contrary, in no event may all or any part of the Carmen Gathering System be sold or in any way transferred or disposed of without the prior written consent of Agent, whose consent may be given or withheld in Agent's sole discretion.

          7.5 Change Name. Change any Borrower's or any of its Subsidiaries' name, FEIN, corporate structure (within the meaning of Section 9402(7) of the Code), or identity, or add any new fictitious name.

          7.6 Guarantee. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of Borrower or which are transmitted or turned over to Agent.

          7.7 Nature of Business. Make any change in the principal nature of Borrower's or any of its Subsidiaries' business as an independent oil and gas exploration and production company.

          7.8  Prepayments and Amendments.

               (a)  Except in connection with a refinancing
permitted by Section 7.1(h), prepay, redeem, retire, defease, purchase, or otherwise acquire any Indebtedness owing to any third Person (including, but not limited to, the Unsecured Notes), other than the Obligations in accordance with this Agreement (provided, however, that Borrower shall be permitted to (i) pay off the Permitted Indebtedness described in Schedule 7.1 other than the Duke Energy production payments and other production payments, (ii) retire the $7,040,000 in Unsecured Notes repurchased by Borrower during December, 1998, provided such Unsecured Notes were not reissued by Borrower, and (iii) repurchase or redeem or retire up to an additional $10,000,000 in the original face amount of the Unsecured Notes as long as, as a condition precedent thereto, (x) no Default or Event of Default then exists or reasonably could be expected to result therefrom,
(y) Borrower at such time, after giving effect thereto, has at least an aggregate amount of $5,000,000 of Availability and unrestricted immediately available cash on hand reserving as an additional deduction from Availability an amount determined by Agent in its sole discretion that would be sufficient to maintain Borrower's and its Subsidiaries' accounts payable and other current liabilities within reasonable terms, and (z) Borrower has paid to Agent the fee described in Section 2.11(f) with respect thereto), and

               (b) Directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture (including, but not limited to, the Unsecured Notes Indenture, except in connection with a recapitalization permitted pursuant to Section 7.3(a)), or other writing evidencing or concerning Indebtedness permitted under Section 7.1(b) (except for (i) the volumetric production payment (which shall not be payable in cash) in favor of Duke Energy, provided that any such amendment does not require the payment of any cash or increase or accelerate the obligations of Borrower or any of its Subsidiaries thereunder, and (ii) other indebtedness permitted under Section 7.1 which does not, as amended, modified, altered, increased or changed, exceed for all such other indebtedness $800,000 in the aggregate),
Section 7.1(c) or Section 7.1(d).

          7.9 Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control.

          7.10 Consignments. Consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

          7.11 Distributions; Repurchases of Capital Stock. Make any distribution or declare or pay any dividends (in cash or other property, other than capital Stock) on, or purchase, acquire, redeem, or retire any of Borrower's capital Stock, of any class, whether now or hereafter outstanding.

          7.12 Accounting Methods. Modify or change its method of accounting or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower's accounting records without said accounting firm or service bureau agreeing to provide Agent information regarding the Collateral or Borrower's financial condition. Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Agent pursuant to or in accordance with this Agreement, and agrees that Agent may contact directly any such accounting firm or service bureau in order to obtain such information.

          7.13 Investments. Directly or indirectly make, acquire, or incur any liabilities (including contingent obligations) for or in connection with (a) the acquisition of the securities (whether debt or equity) of, or other interests in, a Person (except that, as long as no Default or Event of Default is existing or would result therefrom, Magic Circle may purchase limited partnership interests in the Magic Circle Partnerships for fair value on an arm's length basis from the limited partners thereof which are not Affiliates of Borrower or any of its Subsidiaries for an aggregate amount which does not exceed $750,000 in the aggregate during the term of this Agreement, (b) loans, advances, capital contributions, or transfers of property to a Person, or (c) the acquisition of all or substantially all of the properties or assets of a Person (excluding the acquisition of Oil and Gas Properties and related oilfield equipment located thereon which is an essential component of the then existing Hydrocarbon production, if any, of the wells on such Oil and Gas Properties from Persons other than Affiliates of Borrower or its Subsidiaries as long as (i) there has not occurred an Event of Default and no Default or Event of Default could reasonably be expected to result from such acquisition,
(ii) Borrower and its Subsidiaries shall have complied with all of the requirements of Section 6.18 with respect thereto,
(iii) the acquisition thereof is permitted under Section 7.21, and (iv) neither Borrower nor any of its Subsidiaries incurs any indebtedness, liability or other obligation in connection with such acquisition except for prospective liabilities for operation of such Oil and Gas Properties and plugging and abandonment costs on such Oil and Gas Properties).

          7.14 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms, that are fully disclosed to Agent, and that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-Affiliate.

          7.15 Suspension. Suspend or go out of a substantial portion of its business.

          7.16 Compensation. Increase the annual fee or per-meeting fees paid to directors during any year by more than 15% over the prior year; or pay or accrue total cash compensation, during any year, to officers and senior management employees in an aggregate amount in excess of 120% of that paid or accrued in calendar year 1998.

          7.17 Use of Proceeds. Use the proceeds of the Advances made hereunder for any purpose other than (a) on the Closing Date, (i) to pay accrued fees and expenses owing to Prior Lenders, and (ii) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted corporate purposes.

          7.18 Change in Location of Chief Executive Offices; Inventory and Equipment. Relocate its chief executive office to a new location without providing 30 days prior written notification thereof to Agent and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Agent's Liens and also provides to Agent a Collateral Access Agreement with respect to such new location. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Agent's prior written consent. Borrower will not, and will not permit its Subsidiaries to store, warehouse or bail the Inventory and Equipment of Borrower and its Subsidiaries at Real Property other than such Real Property listed on Schedule 5.1(d).

          7.19 No Prohibited Transactions Under ERISA. Directly or indirectly:

               (a) engage, or permit any Subsidiary of Borrower to engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

               (b)  permit to exist with respect to any Benefit
Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the IRC), whether or not waived;

               (c) fail, or permit any Subsidiary of Borrower to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit
Plan;

               (d)  terminate, or permit any Subsidiary of
Borrower to terminate, any Benefit Plan where such event would result in any liability of Borrower, any of its Subsidiaries or any ERISA Affiliate under Title IV of ERISA;

               (e) fail, or permit any Subsidiary of Borrower to fail, to make any required contribution or payment to any Multiemployer Plan;

               (f) fail, or permit any Subsidiary of Borrower to fail, to pay any required installment or any other payment required under Section 412 of the IRC on or before the due date for such installment or other payment;

               (g) amend, or permit any Subsidiary of Borrower to amend, a Plan resulting in an increase in current liability for the plan year such that either of Borrower, any Subsidiary of Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the IRC; or

               (h)  withdraw, or permit any Subsidiary of
Borrower to withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA;

which, individually or in the aggregate, results in or reasonably would be expected to result in a claim against or liability of Borrower, any of its Subsidiaries or any ERISA Affiliate in excess of $50,000.

          7.20 Financial Covenants.  Fail to maintain:

               (a) Tangible Net Worth. As of the last day of each month, a consolidated Tangible Net Worth of Borrower and its Subsidiaries of at least the amount set forth below corresponding to such month:

Month                                     Amount
-----                                     ------
December 1999                             <$20,500,000>
January 2000                              <$21,116,000>
February 2000                             <$21,677,000>
March 2000                                <$22,409,000>
April 2000                                <$23,080,000>
May 2000                                  <$23,768,000>
June 2000                                 <$24,458,000>
July 2000                                 <$25,162,000>
August 2000                               <$25,875,000>
September 2000                            <$26,625,000>
October 2000                              <$27,378,000>
November 2000                             <$28,095,000>
December 2000                             <$28,773,000>
January 2001                              <$29,660,000>
February 2001                             <$30,354,000>
March 2001                                <$31,122,000>
April 2001                                <$31,923,000>
May 2001                                  <$32,741,000>
June 2001 and each month thereafter       <$33,549,000>; and

               (b) Consolidated Interest Coverage Ratio. As of the last day of each period set forth below, Borrower's ratio of
(i) consolidated EBITDA for the period then ended, to (ii) consolidated Interest Expense for the period then ended, of not less than the ratio set forth below corresponding to such period:

     Period                                    Ratio
     ------                                    -----
     One month period ending December 1999    0.88:1.0
     Three month period ending March 2000     0.73:1.0
     Three month period ending June 2000      0.66:1.0
     Three month period ending September 2000 0.61:1.0
     Three month period ending December 2000  0.63:1.0
     Three month period ending March 2001     0.60:1.0
     Three month period ending June 2001      0.58:1.0; and
     and each three month period ending thereafter

               (c) EBITDA. As of the last day of each period set forth below, Borrower's consolidated EBITDA for the period then ended of not less than the amount set forth below corresponding to such period:

   Period                                     Amount
   ------                                     ------
One month period ending December 1999       $1,080,000
Three month period ending March 2000        $2,695,000
Three month period ending June 2000         $2,459,000
Three month period ending September 2000    $2,290,000
Three month period ending December 2000     $2,370,000
Three month period ending March 2001        $2,250,000
Three month period ending June 2001 and     $2,188,000
each three month period ending thereafter

          7.21 Capital Expenditures. Make capital expenditures in any fiscal year in excess of $12,000,000 in the aggregate.

          7.22 Securities Accounts. Neither Borrower nor any Subsidiary of Borrower shall establish or maintain any Securities Account unless Agent shall have received a Control Agreement, duly executed and in full force and effect, in respect of such Securities Account. Borrower agrees that neither it nor any of its Subsidiaries will transfer assets out of any Securities Accounts; provided, however, that, so long as no Event of Default has occurred and is continuing or would result therefrom, Borrower may use such assets to the extent permitted by this Agreement.

          7.23 Gas Imbalances, Take-or-Pay or Other Prepayments. Borrower shall not, and shall not permit any of its Subsidiaries to (i) enter into any contracts or agreements which warrant production of Hydrocarbons (other than Hedging Agreements otherwise permitted hereunder, (ii) accept take-or-pay or other prepayments with respect to its Oil and Gas Property Collateral which prepayments would require such Person to deliver Hydrocarbons produced from such Oil and Gas Property at some future time without then or thereafter receiving full payment therefor to exceed, during any monthly period, five percent (5%) of the current aggregate monthly gas production for such monthly period from the Oil and Gas Property Collateral, (iii) permit, during any month, a reduction in Borrower's and its Subsidiaries' (on a consolidated basis) net gas overproduction, which reduction is caused solely by underproduced parties taking more than their Working Interest share of production from Oil and Gas Property Collateral, to exceed 5% of Borrower's and its Subsidiaries' current aggregate monthly gas production for such month, or (iv) permit an increase in Borrower's and its Subsidiaries' (on a consolidated basis) net gas overproduction, which increase is caused solely by Borrower and its Subsidiaries taking more than their Working Interest share of production from Oil and Gas Property Collateral, of more than 5% of the aggregate net overproduction set out on Schedule 5.2(b).

          7.24 Payments on Unsecured Notes Use, or permit to be used, any of the proceeds of any Advances to make any payment of interest on the Unsecured Notes; provided, however, that Borrower shall be permitted to use proceeds of Advances to make regularly scheduled payments of interest on the Unsecured Notes as long as, as a condition precedent thereto, (i) no Default or Event of Default then exists or reasonably could be expected to result therefrom, and (ii) Borrower, at such time, after giving effect thereto, has an aggregate amount of Availability and unrestricted immediately available cash on hand, reserving as an additional deduction from Availability an amount determined by Agent in its sole discretion that would be sufficient to maintain Borrower's and its Subsidiaries' accounts payable and other current liabilities within reasonable terms, of at least (A) $1,200,000 with respect to the regularly scheduled payment of interest on the Unsecured Notes due in February 2000, and (B) $2,000,000 with respect to each regularly scheduled interest on the Unsecured Notes other than the one due in February 2000.

          7.25 Limited Business of RB Operating and Magic Circle Partnerships. Borrower shall not permit, and shall not allow any of its Subsidiaries to permit, (a) RB Operating to acquire after the date of this Agreement any additional assets or incur any additional indebtedness or other liabilities, or (b) RB Operating to conduct any business. Borrower shall not use, and shall not permit to be used, any proceeds of the Advances for (i) RB Operating or any Magic Circle Partnership to acquire any assets or pay any indebtedness or other liabilities or (ii) RB Operating or any Magic Circle Partnership to conduct any Business.

     8.   EVENTS OF DEFAULT.

          Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

          8.1 If Borrower or any other Loan Party fails to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts constituting Obligations); provided, however, that in the case of Overadvances that are caused by the charging of interest, fees or Lender Group Expenses to the Loan Account, such event shall not constitute an Event of Default if, within 5 Business Days of incurring such Overadvance, Borrower or any other Loan Party repays, or otherwise eliminates such Overadvance;

          8.2 (a) If Borrower fails or neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Section 6.2 (Collateral Reporting), 6.3 (Financial Statements, Reports, Certificates), 6.4 (Tax Returns),
6.7 (Title to Equipment), 6.12 (Location of Inventory and Equipment), 6.13 (Compliance with Laws), 6.14 (Employee Benefits), or 6.15 (Leases) of this Agreement and such failure continues for a period of 5 Business Days; (b) If Borrower fails or neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Section 6.1 (Accounting System) or 6.8 (Maintenance of Oil and Gas Property Collateral and Equipment) of this Agreement and such failure continues for a period of 15 Business Days; or (c) If Borrower or any other Loan Party fails or neglects to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Agreement, or in any of the other Loan Documents (giving effect to any grace periods, cure periods, or required notices, if any, expressly provided for in such Loan Documents); in each case, other than any such term, provision, condition, covenant, or agreement that is the subject of another provision of this Section 8, in which event such other provision of this Section 8 shall govern; provided that, during any period of time that any such failure or neglect of Borrower or such other Loan Party referred to in this paragraph exists, even if such failure or neglect is not yet an Event of Default by virtue of the existence of a grace or cure period or the pre-condition of the giving of a notice, neither Agent nor any Lender shall be required during such period to make Advances to Borrower;

          8.3  If there is a Material Adverse Change;

          8.4  If any material portion of Borrower's or any other
Loan Party's properties or assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person;

          8.5 If an Insolvency Proceeding is commenced by Borrower or any other Loan Party;

          8.6 If an Insolvency Proceeding is commenced against Borrower or any other Loan Party and any of the following events occur: (a) Borrower or such Loan Party, as the case may be, consents to the institution of the Insolvency Proceeding against it; (b) the petition commencing the Insolvency Proceeding is not timely controverted; (c) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Agent, Foothill, and any other member of the Lender Group shall be relieved of its obligation to extend credit hereunder; (d) an interim trustee is appointed to take possession of all or a substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Borrower or such Loan Party, as the case may be; or
(e) an order for relief shall have been issued or entered therein;

          8.7 If Borrower or any other Loan Party is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

          8.8 If a notice of Lien, levy, or assessment is filed of record with respect to any of Borrower's or any other Loan Party's properties or assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of Borrower's or any other Loan Party's properties or assets and the same is not paid on the payment date thereof;

          8.9 If a judgment or other claim becomes a Lien or encumbrance upon any material portion of Borrower's or any other
Loan Party's properties or assets;

          8.10 If there is (a) a default in any material agreement (including the Unsecured Notes or the Unsecured Notes Indenture) to which Borrower or any other Loan Party is a party with one or more third Persons and such default (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by such third Person(s), irrespective of whether exercised, to accelerate the maturity of Borrower's or any other Loan Party's obligations thereunder, to terminate such agreement, or to refuse to renew such agreement pursuant to an automatic renewal right therein, or (b) any payment default under the Unsecured Notes or the Unsecured Notes Indenture;

          8.11 If Borrower or any other Loan Party makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

          8.12 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to the Lender Group by Borrower or any other Loan Party or any officer, employee, agent, or director of Borrower or any other Loan Party, or if any such warranty or representation is withdrawn;

          8.13 If the obligation of any guarantor under its guaranty or other third Person under any Loan Document is limited or terminated by operation of law or by the guarantor or other third Person thereunder, or any such guarantor or other third Person becomes the subject of an Insolvency Proceeding;

          8.14 If Borrower or any of its Subsidiaries makes any payment of principal or interest on the Unsecured Notes, other than regularly scheduled payments of interest on the Unsecured Notes solely under the circumstances under which Borrower would be permitted to use proceeds of an Advance to make such payment under Section 7.24 of this Agreement; or

          8.15 If Borrower permits, or allows any of its Subsidiaries to permit, any Magic Circle Partnership to acquire after the date of this Agreement any additional assets or to incur any additional indebtedness or other liabilities or to conduct any business other than as a non-operating working interest owner in its oil and gas properties.

     9.   THE LENDER GROUP'S RIGHTS AND REMEDIES.

          9.1 Rights and Remedies. Upon the occurrence, and during the continuation, of an Event of Default, the Required Lenders (at their election but without notice of their election and without demand) may, except to the extent otherwise expressly provided or required below, authorize and instruct Agent to do any one or more of the following on behalf of the Lender Group (and Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lender Group), all of which are authorized by Borrower:

               (a)  Declare by notice to Borrower all
Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

               (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and the Lender Group;

               (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting Agent's rights and security interests, for the benefit of the Lender Group, in the Collateral and without affecting the Obligations;

               (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Agent considers advisable, and in such cases, Agent will credit Borrower's Loan Account with only the net amounts received by Agent in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

               (e) Cause Borrower to hold all returned Inventory in trust for the Lender Group, segregate all returned Inventory from all other property of Borrower or in Borrower's possession and conspicuously label said returned Inventory as the property of the Lender Group;

               (f) Without notice to or demand upon Borrower or any guarantor, make such payments and do such acts as Agent considers necessary or reasonable to protect its security interests in the Collateral. Borrower agrees to assemble the Personal Property Collateral if Agent so requires, and to make the Personal Property Collateral available to Agent as Agent may designate. Borrower authorizes Agent to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in Agent's determination appears to conflict with the Agent's Liens and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned or leased premises, Borrower hereby grants Agent a license to enter into possession of such premises and to occupy the same, without charge, for up to 120 days in order to exercise any of the Lender Group's rights or remedies provided herein, at law, in equity, or otherwise;

               (g) Without notice to Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9505 of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by the Lender Group (including any amounts received in the Lockbox Accounts), or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by the Lender Group;

               (h)  Hold, as cash collateral, any and all
balances and deposits of Borrower held by the Lender Group, and any amounts received in the Lockbox Accounts, to secure the full and final repayment of all of the Obligations;

               (i)  Ship, reclaim, recover, store, finish,
maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property Collateral. Borrower hereby grants to Agent a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Personal Property Collateral, in completing production of, advertising for sale, and selling any Personal Property Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to the Lender Group's benefit;

               (j) Sell the Personal Property Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Agent determines is commercially reasonable. It is not necessary that the Personal Property Collateral be present at any such sale;

               (k) Agent shall give notice of the disposition of the Personal Property Collateral as follows:

                    (1)  Agent shall give Borrower and each
holder of a security interest in the Personal Property Collateral who has filed with Agent a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, then the time on or after which the private sale or other disposition is to be made;

                    (2) The notice shall be personally delivered or mailed, postage prepaid, to Borrower as provided in Section 12, at least 5 days before the date fixed for the sale, or at least 5 days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Personal Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than Borrower claiming an interest in the Personal Property Collateral shall be sent to such addresses as they have furnished to Agent;

                    (3)  If the sale is to be a public sale,
Agent also shall give notice of the time and place by publishing a notice one time at least 5 days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

               (l) The Lender Group may credit bid and purchase at any public sale;

               (m) The Lender Group shall have all other rights and remedies available to it at law or in equity pursuant to any other Loan Documents; and

               (n) Any deficiency that exists after disposition of the Personal Property Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by Agent to Borrower.

          9.2 Remedies Cumulative. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it. Nothing in this Agreement in any way limits, impairs or reduces any rights of the Lender Group under the Oil and Gas Property Mortgages or the Real Property Mortgages or any of the other Loan Documents.

     10.  TAXES AND EXPENSES.

          If Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that Agent determines that such failure by Borrower could result in a Material Adverse Change, in its discretion and without prior notice to Borrower, Agent may do any or all of the following:
(a) make payment of the same or any part thereof; (b) set up such reserves in Borrower's Loan Account as Agent deems necessary to protect the Lender Group from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type described in Section 6.10, and take any action with respect to such policies as Agent deems prudent. Any such amounts paid by Agent shall constitute Lender Group Expenses. Any such payments made by Agent shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

     11.  WAIVERS; INDEMNIFICATION.

          11.1 Demand; Protest; etc. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which Borrower may in any way be liable.

          11.2 The Lender Group's Liability for Collateral. Borrower hereby agrees that: (a) so long as the Lender Group complies with its obligations, if any, under Section 9207 of the Code, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral; (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (iii) any diminution in the value thereof; or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person; and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

          11.3 Indemnification. Borrower shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons with respect to each Lender, each Participant, and each of their respective officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). Borrower shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the other Obligations.

     12.  NOTICES.

          Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telefacsimile to the relevant party at its address set forth below:

          If to Borrower:     RAM Energy, Inc.
                              Meridian Tower, Suite 650
                              5100 East Skelly Drive
                              Tulsa, Oklahoma  74135
                              Attn: Larry E. Lee
                              Fax No.  918.663.9214

          with copies to:     McAfee & Taft
                              10th Floor, Two Leadership Square
                              211 North Robinson
                              Oklahoma City, Oklahoma  73102-7103
                              Attn: C. David Stinson, Esq.
                              Fax No. 405.228.4766

          If to Agent or
          the Lender Group
          in care of Agent:   FOOTHILL CAPITAL CORPORATION
                              11111 Santa Monica Boulevard, Suite 1500
                              Los Angeles, California 90025-3333
                              Attn:  Business Finance Division Manager
                              Fax No. 310.478.9788

          with copies to:     Patton Boggs LLP
                              2001 Ross Avenue, Suite 3000
                              Dallas, Texas 75201
                              Attn:  James C. Chadwick, Esq.
                              Fax No. 214.758.1550

          The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to all other parties. All notices or demands sent in accordance with this Section 12, other than notices by the Lender Group in connection with Sections 9504 or 9505 of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by the Lender Group in connection with Sections 9504 or 9505 of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted telefacsimile or other similar method set forth above.

     13.  CHOICE OF LAW AND VENUE; SERVICE OF PROCESS; JURY TRIAL
WAIVER.

          THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

          THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER AND THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13. BORROWER HEREBY IRREVOCABLY DESIGNATES CT CORPORATION SYSTEMS WITH OFFICES AT 818 WEST SEVENTH STREET, LOS ANGELES, CALIFORNIA, 90017 AS THE DESIGNEE, APPOINTEE AND AGENT OF BORROWER TO RECEIVE, FOR AND ON BEHALF OF BORROWER, SERVICE OF PROCESS IN SUCH RESPECTIVE JURISDICTIONS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH AGENT WILL BE PROMPTLY FORWARDED BY OVERNIGHT COURIER TO BORROWER AT ITS ADDRESS SET FORTH IN THE PREAMBLE TO THIS AGREEMENT, BUT THE FAILURE OF BORROWER TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. IN THE EVENT THAT CT CORPORATION SYSTEM RESIGNS OR CEASES TO SERVE AS THE BORROWER'S AGENT FOR SERVICE OF PROCESS HEREUNDER, BORROWER AGREES FORTHWITH (i) TO DESIGNATE ANOTHER AGENT FOR SERVICE OF PROCESS IN LOS ANGELES, CALIFORNIA; AND (ii) TO GIVE PROMPT WRITTEN NOTICE TO THE LENDER GROUP OF THE NAME AND ADDRESS OF SUCH AGENT. BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE REPAID, TO BORROWER AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. BORROWER AND THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     14.  DESTRUCTION OF BORROWER'S DOCUMENTS.

          All documents, schedules, invoices, agings, or other papers delivered to any one or more members of the Lender Group may be destroyed or otherwise disposed of by such member of the Lender Group 4 months after they are delivered to or received by such member of the Lender Group, unless Borrower requests, in writing, the return of said documents, schedules, or other papers and makes arrangements, at Borrower's expense, for their return.

     15.  ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

          15.1 Assignments and Participations.

               (a) Any Lender may, with the written consent of Agent, assign and delegate to one or more assignees (provided that no written consent of Agent shall be required in connection with any assignment and delegation by a Lender to an Eligible Transferee) (each an "Assignee") all, or any ratable part of all, of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $5,000,000 (except that such minimum amount shall not apply in connection with any assignment and delegation by a Lender (x) to any Affiliate (other than individuals) of, or any fund, money market account, investment account or other account managed by, a pre-existing Lender under this Agreement or (y) of the entire Obligations, Commitments and other rights and obligations of such Lender hereunder and under the other Loan Documents); provided, however, that Borrower and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until
(i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to Borrower and Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to Borrower and Agent an Assignment and Acceptance ("Assignment and Acceptance") in form and substance satisfactory to Agent; and (iii) the assignor Lender or Assignee has paid to Agent for Agent's sole and separate account a processing fee in the amount of $5,000. Anything contained herein to the contrary notwithstanding, the consent of Agent shall not be required (and payment of any fees shall not be required) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender.

               (b) From and after the date that Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 11.3 hereof) and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation between Borrower and the Assignee.

               (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (4) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (5) such Assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (6) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

               (d) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

               (e) Any Lender may at any time, with the written consent of Agent, sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of such Lender (a "Participant") participating interests in the Obligations, the Commitment, and the other rights and interests of that Lender (the "Originating Lender") hereunder and under the other Loan Documents (provided that no written consent of Agent shall be required in connection with any sale of any such participating interests by a Lender to an Eligible Transferee); provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower and Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the sole and exclusive right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating; (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating;
(C) release all or a material portion of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating; (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender; or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums; and (v) all amounts payable by Borrower hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the originating Lender with whom such Participant participates and no Participant shall have any direct rights as to the other Lenders, Agent, Borrower, the Collections, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.

               (f) In connection with any such assignment or participation or proposed assignment or participation, a Lender may disclose all documents and information which it now or hereafter may have relating to Borrower or Borrower's business.

               (g)  Any other provision in this Agreement
notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

          15.2 Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to
Section 15.1 hereof and, except as expressly required pursuant to
Section 15.1 hereof, no consent or approval by Borrower is required in connection with any such assignment.

     16.  AMENDMENTS; WAIVERS

          16.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and Borrower and acknowledged by Agent, do any of the following:

               (a) increase or extend the Commitment of any Lender;

               (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

               (c)  reduce the principal of, or the rate of
interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

               (d) change the percentage of the Commitments or Obligations, as the case may be, that is required for the Lenders or any of them to take any action hereunder;

               (f) amend this Section or any provision of the Agreement providing for consent or other action by all Lenders;

               (g)  release Collateral other than as permitted by
Section 17.11;

               (h)  change the definition of "Required Lenders";

               (i)  release Borrower or Guarantor from any
Obligation for the payment of money; or

               (j)  amend any of the provisions of Article 17.

and, provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by Agent, affect the rights or duties of Agent under this Agreement or any other Loan Document; and, provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by Foothill in its individual capacity as a Lender, affect the specific rights or duties of Foothill in its individual capacity as a Lender (as contrasted with rights or duties of Foothill as a member of the Lender Group) under this Agreement or any other Loan Document. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of or with respect to any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrower, shall not require consent by or the agreement of Borrower.

          16.2 No Waivers; Cumulative Remedies. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement, any other Loan Document, or any present or future supplement hereto or thereto, or in any other agreement between or among Borrower and Agent or any Lender, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or the Lenders on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by Borrower of any provision of this Agreement. Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy which Agent or any Lender may have.

     17.  AGENT; THE LENDER GROUP.

          17.1 Appointment and Authorization of Agent. Each Lender hereby designates and appoints Foothill as its agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Article 17. The provisions of this Article 17 are solely for the benefit of Agent and the Lenders, and Borrower shall have no rights as a third party beneficiary of any of the provisions contained herein; provided, however, that certain of the provisions of Section
17.10 hereof also shall be for the benefit of Borrower. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only, that Foothill is merely the representative of the Lenders, and has only the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which Agent is expressly entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Advances, the Collateral, the Collections, and related matters; (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents; (c) make Advances for itself or on behalf of Lenders as provided in the Loan Documents; (d) exclusively receive, apply, and distribute the Collections as provided in the Loan Documents; (e) open and maintain such bank accounts and lock boxes as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections; (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrower, the Obligations, the Collateral, the Collections, or otherwise related to any of same as provided in the Loan Documents; and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

          17.2 Delegation of Duties. Except as otherwise provided in this section, Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made in compliance with this section and without gross negligence or willful misconduct.

          17.3 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by Borrower or any Subsidiary or Affiliate of Borrower, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Borrower or any of Borrower's Subsidiaries or Affiliates.

          17.4 Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegraph, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

          17.5 Notice of Default or Event of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 17.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

          17.6 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrower and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person (other than the Lender Group) party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person (other than the Lender Group) party to a Loan Document. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

          17.7 Costs and Expenses; Indemnification. Agent may incur and pay Lender Group Expenses to the extent Agent deems reasonably necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including without limiting the generality of the foregoing, court costs, reasonable attorneys fees and expenses, costs of collection by outside collection agencies and auctioneer fees and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrower is obligated to reimburse Agent or Lenders for such expenses pursuant to the Loan Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from Collections to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from Collections, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorneys fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

          17.8 Agent in Individual Capacity. Foothill and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrower and its Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any Loan Documents as though Foothill were not Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Foothill or its Affiliates may receive information regarding Borrower or its Affiliates and any other Person (other than the Lender Group) party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall be under no obligation to provide such information to them. With respect to the Foothill Loans and Agent Advances, Foothill shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Agent, and the terms "Lender" and "Lenders" include Foothill in its individual capacity.

          17.9 Successor Agent. Agent may resign as Agent upon 45 days notice to the Lenders. If Agent resigns under this Agreement, the Required Lenders shall appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent shall appoint, after consulting with the Lenders, a successor Agent and such appointed successor Agent shall be deemed acceptable to the Lenders. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 17 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 45 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

          17.10     Withholding Tax.

               (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the IRC and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the IRC, such Lender agrees with and in favor of Agent and Borrower, to deliver to Agent and
Borrower:

                    (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                    (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

                    (iii) such other form or forms as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees promptly to notify Agent and Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

               (b)  If any Lender claims exemption from, or
reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to such Lender, such Lender agrees to notify Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrower to such Lender. To the extent of such percentage amount, Agent will treat such Lender's IRS Form 1001 as no longer valid.

               (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the IRC.

               (d) If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

               (e)  If the IRS or any other Governmental
Authority of the United States or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify Agent fully for all amounts paid, directly or indirectly, by Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this Section, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

          17.11     Collateral Matters.

               (a) The Lenders hereby irrevocably authorize Agent, at its option and in its sole discretion, to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all Obligations; (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrower certifies to Agent that the sale or disposition is permitted under Section 7.4 of this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which Borrower owned no interest at the time the security interest was granted or at any time thereafter; or (iv) constituting property leased to Borrower under a lease that has expired or is terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, of all of the Lenders, or
(z) otherwise, all of the Lenders. Upon request by Agent or Borrower at any time, the Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this Section 17.11; provided, however, that (1) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Borrower in respect of) all interests retained by Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

               (b) Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Borrower or is cared for, protected, or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent's own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

          17.12 Restrictions on Actions by Lenders; Sharing of Payments.

               (a) Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations, any amounts owing by such Lender to Borrower or any accounts of Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Collateral.

               (b) Subject to Section 17.8, if, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender's ratable portion of all such distributions by Agent, such Lender promptly shall (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

          17.13 Agency for Perfection. Agent and each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Agent's Liens in assets which, in accordance with
Article 9 of the UCC can be perfected only by possession. Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions.

          17.14     Payments by Agent to the Lenders.  All
payments to be made by Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to:

               If to Foothill:The Chase Manhattan Bank
                              New York, New York
                              ABA # 021-000-021
                              Credit:   Foothill Capital Corporation
                              Account No. 323-266193
                              Re:  RAM Energy

or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to Agent.
Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on revolving advances or otherwise.

          17.15 Concerning the Collateral and Related Loan Documents. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the benefit of the Lender Group. Each member of the Lender Group agrees that any action taken by Agent or all Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent or all Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

          17.16     Field Audits and Examination Reports;
Confidentiality; Disclaimers by Lenders; Other Reports and
Information.  By signing this Agreement, each Lender:

               (a)  is deemed to have requested that Agent
furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by Agent, and Agent shall so furnish each Lender with such Reports;

               (b)  expressly agrees and acknowledges that
neither Foothill nor Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

               (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrower and will rely significantly upon Borrower's books and records, as well as on representations of Borrower's personnel;

               (d)  agrees to keep all Reports and other
material, non-public information regarding Borrower and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner; it being understood and agreed by Borrower that in any event such Lender may make disclosures (a) to counsel for and other advisors, accountants, and auditors to such Lender, (b) reasonably required by any bona fide potential or actual Assignee, transferee, or Participant in connection with any contemplated or actual assignment or transfer by such Lender of an interest herein or any participation interest in such Lender's rights hereunder, (c) of information that has become public by disclosures made by Persons other than such Lender, its Affiliates, assignees, transferees, or participants, or (d) as required or requested by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation, or court order; provided, however, that, unless prohibited by applicable law, statute, regulation, or court order, such Lender shall notify Borrower of any request by any court, governmental or administrative agency, or pursuant to any subpoena or other legal process for disclosure of any such non-public material information concurrent with, or where practicable, prior to the disclosure thereof; and

               (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees:
(i) to hold Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrower; and (ii) to pay and protect, and indemnify, defend and hold Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including, attorney costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) Any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Borrower to Agent that has not been contemporaneously provided by Borrower to such Lender, and, upon receipt of such request, Agent shall provide a copy of same to such Lender promptly upon receipt thereof from Borrower; (y) To the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrower, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of Borrower the additional reports or information specified by such Lender, and, upon receipt thereof from Borrower, Agent promptly shall provide a copy of same to such Lender; and (z) Any time that Agent renders to Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

          17.17     Several Obligations; No Liability.
Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 17.7, no member of the Lender Group shall have any liability for the acts or any other member of the Lender Group. No Lender shall be responsible to Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

     18.  GENERAL PROVISIONS.

          18.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by Borrower and each member of the Lender Group whose signature is provided for on the signature pages hereof.

          18.2 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

          18.3 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Lender Group or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

          18.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

          18.5 Amendments in Writing. This Agreement can only be amended by a writing signed by Agent, the requisite Lenders, and Borrower.

          18.6 Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The forgoing shall apply to each other Loan Document mutatis mutandis.

          18.7 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by Borrower or any guarantor of the Obligations or the transfer by either or both of such parties to the Lender Group of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Borrower or such guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

          18.8 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

          18.9 Amendment and Restatement; Release. This Agreement and the obligations of Borrower set forth herein constitute an amendment, modification and restatement, but not an extinguishment or novation, of obligations of the Borrower originally owed to the Prior Lenders and/or the predecessors in interest to Prior Lenders (the "Prior Obligations"), the Prior Lenders having assigned all of such Prior Obligations (together with all Liens and security documents securing the same) to Agent and the Lender Group pursuant to the Prior Lender Assignment Agreements. This Agreement and the other Loan Documents are not intended as, and shall not be construed as, a release, impairment or novation of the Prior Obligations or the other indebtedness, liabilities and obligations of Borrower or any of the other Loan Parties under the agreements, documents and instruments executed in connection therewith or relating thereto or the Liens granted therein, all of which Liens are hereby modified and affirmed. BORROWER AND EACH OTHER LOAN PARTY HEREBY VOLUNTARILY AND KNOWINGLY RELEASE AND FOREVER DISCHARGE AGENT AND EACH OF THE LENDERS, ITS PREDECESSORS, AGENTS, EMPLOYEES, ATTORNEYS, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AGREEMENT IS EXECUTED, WHICH BORROWER AND SUCH OTHER LOAN PARTIES, INDIVIDUALLY OR COLLECTIVELY, MAY NOW OR HEREAFTER HAVE AGAINST AGENT, ANY OF THE LENDERS, ITS PREDECESSORS, AGENTS, EMPLOYEES, ATTORNEYS, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY ADVANCES, LETTERS OF CREDIT OR OTHER INDEBTEDNESS, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE AGREEMENT OR OTHER TRANSACTION DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AGREEMENT.


[Remainder of Page Intentionally Left Blank.]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed.

                         BORROWER:  RAM ENERGY, INC.
                                    a Delaware corporation

                         By     LARRY E. LEE
                                Larry E. Lee
                                President


                         AGENT:     FOOTHILL CAPITAL CORPORATION,
                                    a California corporation,
                                    as Agent for the Lenders

                         By     RANDY HARVEY
                                Randy Harvey
                         Title: Senior Vice President


                         LENDER:    FOOTHILL CAPITAL CORPORATION,
                                    a California corporation,
                                    as a Lender

                         By     RANDY HARVEY
                                Randy Harvey
                         Title: Senior Vice President

                         EXHIBIT A-1

           FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

This ASSIGNMENT AND ACCEPTANCE AGREEMENT ("Assignment Agreement")
is entered into as of              between
("Assignor") and                ("Assignee").  Reference is made
to the Agreement described in Item 2 of Annex I annexed hereto (the "Loan Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Loan Agreement.

1. In accordance with the terms and conditions of Section 15 of the Loan Agreement, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to the Assignor's rights and obligations under the Loan Documents as of the date hereof with respect to the Obligations owing to the Assignor and the Assignor's Commitment, all as specified in Item 4.a and Item 4.b of Annex I. After giving effect to such sale and assignment the Assignee's Commitment will be as set forth in Item 4.b and Item 4.c of Annex I.

2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance or observance by the Borrowers of any of their obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) advises the Assignee that the Assignor's right to sell and assign its rights and obligations under the Loan Documents with respect to the Obligations owing to the Assignor and the Assignor's Commitment is subject to the requirement of the written consent of the Agent.

3. The Assignee (i) confirms that it has received copies of the Loan Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (ii) agrees that it will, independently and without reliance, as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (iii) confirms that it is eligible as an assignee under the terms of the Loan Agreement;
(iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto;
(v) agrees to be bound by, and that it will perform in accordance with their terms all of the obligations which by, the terms of the Loan Documents are required to be performed by it as a Lender [and (vi) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Loan Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty.]

4. Following the execution of this Assignment Agreement by the Assignor and Assignee, it will be delivered to the Agent for written consent by the Agent and, if so consented to by the Agent, recording by the Agent. The effective date of this Assignment (the "Settlement Date") shall be the earlier of (a) the date of the execution hereof by the Assignor and the Assignee, the payment by Assignor or Assignee to Agent for Agent's sole and separate account a processing fee in the amount of $5,000, and the receipt of any consent of the Agent, or (b) the date specified in Item 5 of Annex I; provided, however, that in no event shall this Assignment be or become effective without the written consent of the Agent.

5. Upon such acceptance, written consent and recording by the Agent, as of the Settlement Date (i) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment Agreement, have all of the rights and obligations of a Lender thereunder and under the other Loan Documents, and (ii) the Assignor shall, to the extent provided in this Assignment Agreement, relinquish its rights and be released from its obligations under the Loan Agreement and the other Loan Documents.

6. Upon such acceptance, written consent and recording by the Agent, from and after the Settlement Date (or such later date as written consent to this Assignment is given), the Agent shall make all payments under the Loan Agreement and the other Loan Documents in respect of the interest assigned hereby (including, without limitation, all payments or principal, interest and commitment fees (if applicable) with respect thereto) to the Assignee. Upon the Settlement Date (or such later date as written consent to this Assignment is given), the Assignee shall pay to the Assignor the Assigned Share of the principal amount of any outstanding Loans under the Loan Agreement and the other Loan Documents. The Assignor and Assignee shall make all appropriate adjustments in payments under the Loan Agreement and the other Loan Documents for periods prior to the Settlement Date (or such later date as written consent to this Assignment is given) directly between themselves on the Settlement Date.

7.   THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND
CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE
OF CALIFORNIA.
[Remainder of page left intentionally blank.]



IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective officers thereunto duly authorized, as of the first date above written, such execution being made on Annex I hereto.



                                   [NAME OF ASSIGNOR]
                                     as Assignor


                                   By
                                   Name:
                                   Title:


                                   [NAME OF ASSIGNEE]
                                     as Assignee


                                   By
                                   Name:
                                   Title:



Consented to as of  _________, 20__:

FOOTHILL CAPITAL CORPORATION,
  as Agent


By:__________________________________
Name: _______________________________
Title: ________________________________

                  ANNEX FOR ASSIGNMENT AND ACCEPTANCE

                                ANNEX I

1.   Borrowers:

               RAM Energy, Inc., a Delaware corporation.

2.   Name and Date of Loan Agreement:

               Amended and Restated Loan and Security Agreement, dated as of December 27, 1999, among Borrowers, the financial institutions signatory thereto as the Lenders, and Foothill Capital Corporation, a California corporation, as agent for the Lenders.

3.   Date of Assignment Agreement:

4.   Amounts (as of date in Item #3 above):

     a.   Assignor's Total Commitment prior to giving       $
          effect to Assignment Agreement

     b.   Assigned Share of Total Commitment                         %

     c.   Assignee's Share of Total Commitment              $

5.   Settlement Date:

6.   Notice and Payment Instructions, etc.

     Assignee:

     _________________________________
     _________________________________
     _________________________________

7.   Agreed and Accepted:

     [ASSIGNOR]               [ASSIGNEE]


     By:                      By:
     Title:                   Title:

Consented to as of  _________, 20__:

FOOTHILL CAPITAL CORPORATION,
  as Agent


By:__________________________________
Name: _______________________________
Title: ________________________________

                              EXHIBIT B-1
                                  TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT BY AND AMONG RAM
  ENERGY, INC., AS BORROWER, THE LENDERS SIGNATORY THERETO, AND
     FOOTHILL CAPITAL CORPORATION, AS AGENT FOR THE LENDERS

   MORTGAGES, OPINIONS, CERTIFICATES AND CERTAIN OTHER REQUIRED
                       ITEMS AND INFORMATION

1. Agent has received each of the following documents, in form and substance satisfactory to Agent, duly executed (and acknowledged, as the case may be) by the Borrowing Base Entity that is the owner thereof and all other necessary parties and all formalities contemplated thereunder have been completed, and each such document shall be in full force and effect and shall have been recorded in each office required by Agent:

     (a)  Oil and Gas Property Mortgages, dated as of the Closing
          Date, covering the Applicable Oil and Gas Property on which the Proved Reserves are located (the "Applicable
          Oil and Gas Property");

     (b) Copies of the governmental permits, approvals and orders for each well and each unit pertaining to the Applicable Oil and Gas Property;

     (c)  Transfer Order Letters for each well on the Applicable
          Oil and Gas Property;

     (d) Assignments in form and substance acceptable to Agent of each Material Contract pertaining to the Applicable Oil and Gas Property which either (i) affects any Borrowing Base Entity's or any of its Subsidiaries' or, as the case may be, title to such Oil and Gas Property or otherwise affects the value, use or operation of such Oil and Gas Property in any material respect or
          (ii) creates or evidences a material obligation or liability on the part of any Borrowing Base Entity or any or its Subsidiaries, together with copies of each such Material Contract.

2. Agent has received a certificate of insurance, together with the endorsements thereto with respect to the Applicable Oil and Gas Property and the insurable risks associated therewith as described in Section 6.10, with Agent for the benefit of the Lender Group being named thereon as loss payee and additional insured, all in form and substance of which shall be satisfactory to Agent and its counsel.

3. Agent has received copies of all Material Contracts relating to the Applicable Oil and Gas Property, and such contracts shall be in form and substance satisfactory to Agent.

4. Agent has received an opinion of Borrower's counsel covering the Oil and Gas Property Mortgages covering the Applicable Oil and Gas Property and matters pertaining thereto, including the due execution, delivery and enforceability thereof, and creation of lien thereunder, in form and substance satisfactory to Agent in its sole discretion.

5.   Agent has received, to the extent contemplated in Section
     6.17 and Section 6.18 of the Agreement, (i) appraisals of the Applicable Oil and Gas Property in the form of Reserve Reports prepared by a third party petroleum engineering firm acceptable to Agent (including, but not limited to, appraisals, verifications and liquidation analyses of the Proved Reserves thereof categorized by "Proved Developed Producing Reserves," "Proved Developed Non-Producing Reserves," "Proved Undeveloped Reserves," and other), in each case satisfactory to Agent, and (ii) title opinions for the Applicable Oil and Gas Property issued to Agent for the benefit of the Lender Group by a legal counsel to Borrower that is experienced in the examination of title to the Applicable Oil and Gas Property and is satisfactory to Agent, each of which title opinions shall be in form and substance satisfactory to Agent and:

     (A) have been updated within 15 days of the date of the filing of the Applicable Oil and Gas Property Mortgage to confirm the priority of the Lien created by the Applicable Oil and Gas Property Mortgage, and

     (B) opine as to such matters incident to the Applicable Oil and Gas Property as Agent may reasonably request including the following with respect to the Mineral
          Interests in the Applicable Oil and Gas Property:

          (I) The Borrowing Base Entity that is the grantor under the Applicable Oil and Gas Property Mortgage covering the Applicable Oil and Gas Properties has defensible title to such Oil and Gas Properties to the extent of the Mineral Interests as specified therein, free and clear of all Liens and defects except Permitted Liens.

          (II) The Borrowing Base Entity that is the grantor under the Oil and Gas Property Mortgage covering the Oil and Gas Properties is entitled to receive, after giving effect to all royalties, overriding royalties and other burdens payable out of production, a decimal share of all Hydrocarbons produced and sold from such Oil and Gas Properties, before and after payout, not less than set forth in the opinion.

          (III)The operating interest in such Oil and Gas Properties of the Borrowing Base Entity that is the grantor under the Oil and Gas Property Mortgage covering the Oil and Gas Properties, is not obligated to bear a decimal share of all costs and expenses from the operation thereof in excess of that set forth therein.

          (IV) The Liens created by the Oil and Gas Property Mortgage are valid and enforceable first priority mortgage Liens which are first in right and prior in time and superior to all other Liens against such Mineral Interests and other Oil and Gas Properties other than Permitted Liens.

6. Borrower has delivered to Agent evidence satisfactory to Agent confirming that each of the producing wells located on the Applicable Oil and Gas Property is (i) covered by the title opinions and current landman reports to the extent required pursuant to Section 6.17 or Section 6.18 of the Agreement and (ii) described in the legal description contained in an Oil and Gas Property Mortgage which has been duly executed and delivered to Agent.

7. If reasonably requested by Agent, Agent has received a phase-I environmental report with respect to the Applicable Oil and Gas Property, and the environmental consultants, the scope of the reports or surveys, and the results thereof shall be acceptable to Agent in its sole discretion.

8. Agent has received all financing statements and fixture filings required by Agent, duly executed by the Borrowing Base Entity that is the owner thereof and all other necessary parties and all formalities contemplated thereunder have been completed, and Agent shall have received searches of all recording offices requested by Agent reflecting the filing of all such financing statements and fixture filings, together with searches of such other offices as Agent may require, each dated as of a date acceptable to Agent.

9. Borrower has delivered to Agent additional information concerning the Applicable Oil and Gas Property of the type contemplated (without regard to value) by Schedules 5.1(a), 5.1(b), 5.1(c) and 5.2(b), with such information being presented in substantially the same format as in such Schedules.

10. All other documents and legal matters in connection with the Applicable Oil and Gas Properties and the purchase or ownership thereof have been delivered, executed, or recorded and are in form and substance satisfactory to Agent and its counsel.


                              EXHIBIT T-1
                                  TO
    AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT BY AND AMONG RAM
      ENERGY, INC., AS BORROWER, THE LENDERS SIGNATORY THERETO, AND
         FOOTHILL CAPITAL CORPORATION, AS AGENT FOR THE LENDERS

             Letter in Lieu of Division or Transfer Orders

                         ___________ ___, _______

VIA CERTIFIED MAIL
RETURN RECEIPT REQUESTED

TO:


     Re:  Letter in Lieu of Transfer Order

Ladies and Gentlemen:

     By one or more mortgages and/or deeds of trust, a copy of which is enclosed with this letter, RAM Energy, Inc., Carmen Field Limited Partnership, Magic Circle Energy Corporation, and RLP Gulf States, L.L.C. (hereinafter collectively referred to as the "Companies") have granted to Foothill Capital Corporation, a California corporation, as agent (in such capacity together with its successors in such capacity, "Agent") for one or more lenders (such lenders, together with their respective successors and assigns, the "Lenders"), a lien on and security interest in the property interests described on Schedule I attached hereto (the "Properties"), including without limitation an assignment and transfer of all of the present and future production and proceeds of production from the Properties.

     We understand that, pursuant to division orders, transfer orders, letters-in-lieu thereof or other agreements, you are currently disbursing proceeds of the production from the Properties to one or more of the Companies or its designees.

     The Companies and Agent on behalf of the Lenders hereby give you written notice of the matters set forth above and the assignment and transfer to Agent for the benefit of the Lenders of all accounts from the sale of hydrocarbons from the Properties. Furthermore, you are hereby authorized and directed to commence paying, immediately upon your receipt of this letter, 100% of all proceeds of production distributed by you and attributable to the interest of any and all of the Companies in the Properties, less royalty and applicable severance and ad valorem taxes, directly to Agent for the benefit of the Lenders at the following address:

               The Chase Manhattan Bank, N.A.
               4 New York Plaza, 15th Floor
               New York, New York  10004
               ABA #021-000-021
               Account Number 323-266193
               Credit:   Foothill Capital Corporation
               Re:  RAM Energy, Inc.

You are hereby further authorized and directed to continue to pay royalty and applicable severance and ad valorem taxes to the appropriate parties. You are hereby further authorized and directed to change your records in accordance with this letter effective immediately upon your receipt of this letter.

     In consideration of your acceptance of this letter in lieu of a division or transfer order, the Companies hereby agree to indemnify, save and hold you harmless from and against any and all claims, actions, judgments, damages, liabilities, losses, costs, recoveries and other expenses which you sustain by reason of the payments to Agent for the benefit of Lenders of proceeds of production as requested and authorized hereby.

     In order that we have a record evidencing your acceptance of this letter, we request that you sign two copies of this letter in the space provided below and return them to Agent at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333, Attn: Business Finance Division Manager (Fax No. 310.478.9788) in the enclosed, self-addressed envelope. If you have further requirements concerning this transfer, please notify Agent at the address specified above. None of the terms or provisions of this letter may be changed without the prior written consent of Agent.

                              Sincerely,

                              RAM ENERGY, INC.
                              CARMEN FIELD LIMITED PARTNERSHIP
                              MAGIC CIRCLE ENERGY CORPORATION
                              RLP GULF STATES, L.L.C.


                              By:  ______________________________
                              Name:     Larry E. Lee
                              Title:    President of each of RAM
                                   Energy, Inc. and Magic Circle
                                   Energy Corporation, President
                                   of Carmen Development
                                   Corporation, which is the
                                   general partner of Carmen
                                   Field Limited Partnership, and
                                   President of RAM Energy, Inc.,
                                   which is the manager of RLP
                                   Gulf States, L.L.C.

                              FOOTHILL CAPITAL CORPORATION,
                                   as Agent


                              By:  ______________________________
                              Name:
                              ______________________________
                              Title:
                              ______________________________


ACCEPTED AND AGREED this ____ day of ___________, ______, and our records have been changed effective with _____________________, 2000 production.

___________________________________________

By:  ____________________________________
Name:     ____________________________________
Title:    ____________________________________

                           EXHIBIT C-1


                       COMPANY LETTERHEAD




Foothill Capital Corporation, as agent
11111 Santa Monica Blvd., Suite 1500
Los Angeles, CA  90025-3333

RE:  Compliance Certificate

In accordance with our Amended and Restated Loan and Security
Agreement ("Agreement") dated as of December 27, 1999, I hereby certify:

     All reports, statements or computer prepared information of any kind or nature delivered or caused to be delivered to Foothill have been prepared in accordance with GAAP consistently applied and fairly present the financial condition of Borrower, except as follows:

     Borrower is in timely compliance with all representations, warranties, and covenants as defined within the Agreement, except as follows:

     On the date of delivery of such certificate to Foothill there does not exist any condition or event which constitutes an Event of Default, as defined within the Agreement, except as follows:

     The amount of the Revolving Facility Usage, as defined in the Agreement, shall not exceed the Availability, as defined in the Agreement after giving effect to the requested
     Advance, as defined in the Agreement.


PLEASE ATTACH A SCHEDULE OF FINANCIAL COVENANTS (AND CALCULATIONS
THEREOF), INCLUDING YEAR TO DATE CAPITAL EXPENDITURES, TO THIS
COMPLIANCE CERTIFICATE.

RAM Energy, Inc.,
A Delaware corporation

By:  ___________________________________
     Larry E. Lee,
     President

After recording, return to:

Patton Boggs LLP
Attention:  James C. Chadwick, Esq.
2001 Ross, Suite 3000
Dallas, Texas 75201


THE PARTIES HERETO DIRECT THE CLERKS OF COURT (EX-OFFICIO RECORDER OF MORTGAGES) FOR THE PARISHES AND COUNTIES LISTED ON SCHEDULE A ATTACHED HERETO TO MAKE A NOTATION OF THIS ASSIGNMENT OF NOTES AND LIENS AND MASTER ACT OF AMENDMENT TO MORTGAGES IN THE MARGIN OF THEIR RECORDS AT THE RECORDATION REFERENCES NOTED ON SAID SCHEDULE A HERETO TO SERVE AS THE OCCASION MAY REQUIRE.

                  ASSIGNMENT OF NOTES AND LIENS
                               AND
              MASTER ACT OF AMENDMENT TO MORTGAGES


     THIS ASSIGNMENT OF NOTES AND LIENS AND MASTER ACT OF
AMENDMENT TO MORTGAGES (this "Assignment") is made effective as of the 27th day of December, 1999, by and among:

UNION BANK OF CALIFORNIA, N.A. ("Union Bank"), a national banking association, with an address of 500 N. Akard, Suite 4200, Dallas, Texas 75201, for itself and as agent for the lenders that are or become parties to the Credit Agreement (as defined in Recital A below);

DEN NORSKE BANK, ASA ("Den Norske"), a bank, with an address of 200 Park Avenue, 31st Floor, New York, New York 10166 (Union Bank, Den Norske, and Union Bank as Agent for the lenders that are parties to the Credit Agreement are referred to herein, collectively, as the "Assignors" and, individually, as an "Assignor");

RAM ENERGY, INC. ("Borrower"), a Delaware corporation, whose chief executive office is Meridian Tower, Suite 650, 5100 East
Skelly Drive, Tulsa, Oklahoma 74135;

RLP GULF STATES, L.L.C. ("RLP"), an Oklahoma limited liability company, whose chief executive office is Meridian Tower, Suite
650, 5100 East Skelly Drive, Tulsa, Oklahoma 74135;

MAGIC CIRCLE ENERGY CORPORATION ("MCE"), a Delaware corporation, whose chief executive office is Meridian Tower, Suite 650, 5100
East Skelly Drive, Tulsa, Oklahoma 74135;

CARMEN FIELD LIMITED PARTNERSHIP ("CFL"), an Oklahoma limited partnership, whose chief executive office is Meridian Tower, Suite 650, 5100 East Skelly Drive, Tulsa, Oklahoma 74135;

CARMEN DEVELOPMENT CORPORATION ("CDC"), an Oklahoma corporation, whose chief executive office is Meridian Tower, Suite 650, 5100
East Skelly Drive, Tulsa, Oklahoma 74135;

MAGIC CIRCLE ACQUISITION CORPORATION ("MCA"), an Oklahoma corporation, whose chief executive office is Meridian Tower, Suite 650, 5100 East Skelly Drive, Tulsa, Oklahoma 74135, (collectively, RLP, MCE, CFL, CDC and MCA shall be referred to herein as the "Guarantors"); and

FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), in its capacity as agent for the benefit of the lenders that are or become parties to the Amended and Restated Loan and Security Agreement (as amended, restated and renewed from time to time, the "Amended and Restated Loan and Security Agreement"), dated December 27, 1999, among Borrower, the lenders that are or become parties thereto (individually and collectively, the "Lenders") and Foothill, as agent for the benefit of the Lenders (Foothill in capacity as agent for the benefit of the Lenders is hereinafter referred to as the "Assignee"), whose address is 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333.

                         R E C I T A L S

     A. Pursuant to that certain Second Amended and Restated Credit Agreement, dated as of February 3, 1998, executed by Borrower, Den Norske and Union Bank individually and as Agent, as amended by that certain Amendment No. 1 and Waiver, dated as of August 17, 1998, that certain Amendment No. 2 and Waiver, dated as of March 31, 1999, that certain Amendment No. 3 and Waiver, dated as of August 12, 1999, that certain Amendment No. 4 dated as of September 2, 1999, that certain Amendment No. 5 and Consent and Waiver dated as of September 28, 1999, that certain Amendment No. 6 dated as of September 30, 1999, and that certain Amendment No. 7 dated as of December 22, 1999, each respectively executed by Borrower, Den Norske, and Union Bank individually and as Agent, and certain other agreements, documents and instruments preceding the same (said Second Amended and Restated Credit Agreement, as amended, together with such preceding agreements, documents and instruments, are hereinafter referred to collectively as the "Credit Agreement"), Assignors and their predecessors-in-interest have provided Borrower with a revolving credit facility, the indebtedness incurred in connection with the Credit Agreement being presently evidenced by (i) a promissory note in the original principal amount of $30,000,000, dated February 27, 1998, payable to the order of Union Bank, executed by Borrower, and (ii) a promissory note in the original principal amount of $20,000,000, dated February 27, 1998, payable to the order of Den Norske, executed by Borrower (individually, a "Note"; and collectively, the "Notes").

     B. As security for payment of the Notes and the performance of all of the other obligations of Borrower under the Credit Agreement, Borrower has granted Assignors certain liens and security interests, which liens and security interests include those evidenced by the mortgages, deeds of trust, security agreements, collateral documents and financing statements described on Schedule A attached hereto.

     C. In connection with the Credit Agreement, the Guarantors have executed guarantees (the "Guarantees") guaranteeing payment of all the indebtedness of Borrower arising in connection with the Credit Agreement, which Guarantees include those being more specifically described on Schedule A attached hereto.

     D. In connection with the Credit Agreement and the Guarantees, the Guarantors have granted Assignors certain liens and security interest, which liens and security interests are evidenced by the mortgages, deeds of trust, security agreements, collateral documents and financing statements described on Schedule A attached hereto.

     E. Assignors desire to grant, transfer, assign and convey to Assignee all of their rights, titles and interests in and to the Notes and the indebtedness and obligations of Borrower, the Guarantors, and any other party to or guaranteeing or securing the obligations arising under the Credit Agreement, together with any and all liens and security interests and guarantees in connection therewith (the "Security Documents") (including, without limitation, the Guarantees and the other Security Documents described on Schedule A attached hereto), including, but not limited to, all indebtedness and obligations of Borrower and the Guarantors, together with their affiliates and subsidiaries, under the documents described on Schedule A (collectively, the documents described on Schedule A, together with any other document evidencing the obligations or indebtedness of Borrower, the Guarantors or any of their affiliates or subsidiaries in connection with the Credit Agreement shall be referred to herein as the "Loan Documents"). Schedule A and the property subject to the Liens and security interests created or evidenced by the Security Documents include but are not limited to the property covered by the legal descriptions contained on Annex I attached hereto.

     F. Borrower and the Guarantors desire to (i) acknowledge and agree that they specifically requested that Lenders purchase the Notes, that Lenders are purchasing the Notes as an accommodation to them, that they will be benefited, directly and indirectly, by the purchase of the Notes by Lenders, and that it is in their best interests for Lenders to purchase the Notes, and (ii) acknowledge and consent to the sale and acquisition of the Notes, the Security Documents and the other Loan Documents to Assignee, and (iii) ratify, affirm, acknowledge and confess each of their obligations under the Notes, the Security Documents and the other Loan Documents, and (iv) ratify, affirm, acknowledge and agree that nothing herein shall, and nothing herein shall be construed to, adversely affect or impair any lien, charge, encumbrance or security interest created under the Security Documents or any of the other Loan Documents or the priority thereof or release or affect their liability pursuant to the Security Documents or the other Loan Documents, and (v) ratify, affirm, acknowledge and agree that all liens, charges, encumbrances and security interests created under the Security Documents and the other Loan Documents shall be and hereby are ratified, affirmed, extended and carried forward and shall continue to secure the payment and performance of and in all respects benefit the holders of each of (a) the "Obligations" under and as defined in the Amended and Restated Loan and Security Agreement, and (b) all other indebtedness, obligations and liabilities of Borrower and the Guarantors described in the "Loan Documents" (as defined in the Amended and Restated Loan and Security Agreement) (said "Obligations" and such other indebtedness, obligations, and liabilities described in the immediately preceding clauses (a) and (b) are hereinafter referred to, collectively, as the "Foothill Obligations"), and
(vi) along with Assignee amend certain provisions of each of the following documents (hereinafter collectively referred to as the "Mortgages"): each Mortgage, Deed of Trust, Security Agreement and Financing Statement described on Schedule A attached hereto, each Mortgage, Deed of Trust, Security Agreement, Assignment of Production and Financing Statement described on such Schedule A, each Mortgage, Security Agreement, Assignment of Production and Financing Statement described on such Schedule A, and each Deed of Trust, Security Agreement, Assignment of Production and Financing Statement described on such Schedule A.

     G. Contemporaneously with the execution of this Assignment, the parties hereto are entering into two certain other Assignments of Notes and Liens and Master Acts of Amendment to Mortgages dated as of even date herewith, pursuant to which Assignors are assigning to Assignee its mortgages, liens and encumbrances on the MCAC Assignment Collateral (as such term is defined on Schedule D attached hereto) and the Carmen Collateral (as such term is defined on Schedule E attached hereto) (such two certain other Assignments of Notes and Liens and Master Acts of Amendment to Mortgages are hereinafter referred to collectively as the "Parallel Assignments"). It is the intention of the parties that the aggregation of the assignments evidenced by this Assignment and the assignments evidenced by each of the Parallel Assignments will result in the assignment by Assignors to Assignee of all of the rights, titles and interests of Assignors in and to the Notes, the Security Documents and the other Loan Documents.

     NOW, THEREFORE, for and in consideration of the forgoing Recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Assignors, Borrower, the Guarantors and Assignee hereby agree as follows:

                            SECTION 1

                  ASSIGNMENT OF NOTES AND LIENS

     1.1  Assignment of Notes and Liens

     Each Assignor, severally, in consideration of the payment by the Assignee to such Assignor of the outstanding principal balance of the Note payable to such Assignor, as set forth in the Payoff Letter (herein so called) attached hereto as Schedule C, the receipt and sufficiency of which are hereby acknowledged by such Assignor, and intending to be legally bound hereby, does grant, assign, sell, transfer and convey to the Assignee, without recourse and without representation or warranty, express or implied, except as specifically and expressly set forth in
Section 1.4 hereof, the Notes, together with all of the Assignors' right, title and interest thereunder, to have and to hold unto the Assignee and its successors and assigns forever. Borrower hereby affirms, ratifies and acknowledges its indebtedness and obligations under the Notes in the amount set forth on Schedule B attached hereto, as well as its obligations under the Security Documents and the other Loan Documents, and Borrower hereby ratifies, affirms, acknowledges and agrees that nothing herein shall, and nothing herein shall be construed to, adversely affect or impair any lien, charge, encumbrance or security interest created under the Security Documents or any of the other Loan Documents or the priority thereof or release, adversely affect or impair Borrower's liability pursuant to the Security Documents or the other Loan Documents, and Borrower hereby ratifies, affirms, acknowledges and agrees that all liens, charges, encumbrances and security interests created under the Security Documents and the other Loan Documents shall be and hereby are ratified, affirmed, extended and carried forward and shall continue to secure the payment and performance of, and in all respects otherwise benefit, the holders of the Foothill Obligations. Each Guarantor hereby ratifies, affirms and acknowledges its obligations under its respective Guarantee, as well as its obligations under the other Security Documents and the other Loan Documents, and each Guarantor hereby ratifies, affirms, acknowledges and agrees that nothing herein shall, and nothing herein shall be construed to, adversely affect or impair any lien, charge, encumbrance or security interest created under the Security Documents or any of the other Loan Documents or the priority thereof or release, adversely affect or impair its liability pursuant to the Security Documents or the other Loan Documents, and each Guarantor hereby ratifies, affirms, acknowledges and agrees that all liens, charges, encumbrances and security interests created under the Security Documents and the other Loan Documents shall be and hereby are ratified, affirmed, extended and carried forward and shall continue to secure the payment and performance of and in all respects benefit the holders of the Foothill Obligations.

     In addition, each Assignor, severally, in consideration of the payment by the Assignee as stated above, intending to be legally bound hereby, does grant, assign, sell, transfer and convey to the Assignee without recourse and without representation or warranty, express or implied, except as specifically and expressly set forth in Section 1.4 hereof, all of its rights, titles and interests in and to any liens, claims and encumbrances securing Borrower's and the Guarantors' (together with their affiliates' and subsidiaries') obligations under the Notes, the Security Documents, and the other Loan Documents, provided, however that rights, titles and interests of Assignors assigned herein shall not include the liens and encumbrances comprising the MCAC Assignment Collateral and the Carmen Collateral (collectively, all rights, titles and interests of Assignors assigned herein in and to the Notes, the Security Documents and the other Loan Documents shall be referred as the "Assigned Interests").

     Borrower hereby acknowledges and agrees that it requested that Lenders purchase the Notes, that Lenders are purchasing the Notes as an accommodation to Borrower, that Borrower is benefited, directly and indirectly, by the purchase of the Notes by Lenders, and that it is in the best interests of Borrower for Lenders to purchase the Notes, and Borrower hereby ratifies, affirms, acknowledges, and confesses its respective indebtedness and obligations under and the effectiveness of the Notes and the Security Documents and the other Loan Documents to which Borrower is a party, and Borrower hereby ratifies, affirms, acknowledges and agrees that nothing herein shall, and nothing herein shall be construed to, adversely affect or impair any lien, charge, encumbrance or security interest created under the Security Documents or any of the other Loan Documents or the priority thereof or release, adversely affect or impair Borrower's liability pursuant to the Security Documents or the other Loan Documents, and Borrower hereby ratifies, affirms, acknowledges and agrees that all liens, charges, encumbrances and security interests created under the Security Documents and the other Loan Documents shall be and hereby are ratified, affirmed, extended and carried forward and shall continue to secure the payment and performance of and in all respects benefit the holders of the Foothill Obligations.

     Each Guarantor hereby acknowledges and agrees that it requested that Lenders purchase the Notes, that Lenders are purchasing the Notes as an accommodation to each Guarantor, that each Guarantor is benefited, directly and indirectly, by the purchase of the Notes by Lenders, and that it is in the best interests of each Guarantor for Lenders to purchase the Notes, and each Guarantor hereby ratifies, affirms, acknowledges, and confesses its obligations under and the effectiveness of its respective Guarantee, the other Security Documents and the other Loan Documents to which it is a party, and each Guarantor hereby ratifies, affirms, acknowledges and agrees that nothing herein shall adversely affect or impair or be construed to adversely affect or impair any lien, charge, encumbrance or security interest created under the Security Documents or any of the other Loan Documents or the priority thereof or to release, adversely affect or impair its liability pursuant to the Security Documents or the other Loan Documents, and each Guarantor hereby ratifies, affirms, acknowledges and agrees that all liens, charges, encumbrances and security interests created under the Security Documents and the other Loan Documents shall be and hereby are ratified, affirmed, extended and carried forward and shall continue to secure the payment and performance of and in all respects benefit the holders of the Foothill Obligations.

     This Assignment is made with full substitution and subrogation in and to all of the rights, titles, and interests Assignors may have under the Notes, the Guarantees, the other Security Documents, or any other Loan Document (save and except only the Reserved Obligations as provided herein). Neither any existing Guarantee nor any other existing Security Document nor any other Loan Document shall be released, but is hereby assigned to the Assignee and shall be carried forward and extended to secure the payment and performance of the Foothill Obligations.

     1.2  No Assumption.

     The Assignee does not assume, and the Assignee shall not be obligated to pay, perform or discharge, any claim, debt, obligation, expenses or liability of the Assignors of any kind, whether known or unknown, absolute or contingent, under the Loan Documents or otherwise, arising out of any act or omission by the Assignors.

     1.3  Endorsement of Notes

     Each Assignor severally agrees that it will promptly endorse its Note to the order of the Assignee, without recourse and without representation or warranty, express or implied, except as expressly set forth in Section 1.4 herein and will deliver such endorsed Note to the Assignee. The indebtedness arising under and evidenced by the Notes, the Credit Agreement and the other Loan Documents is continuing indebtedness and nothing contained herein shall be construed to have paid or extinguished any of such indebtedness or to have released or terminated any lien securing such indebtedness.

     Each Assignor disclaims any representation or warranty, express or implied, to the Assignee in connection with this Assignment (other than those set forth in Section 1.4), including, without limitation, as to the collectibility of the Notes, the value of the property encumbered by the Assigned Interests, and the ability of Borrower to make due and timely payment of any amount due from it pursuant to the Notes, in whole or in part. The Assignee acknowledges the disclaimer of each Assignor and expressly disclaims reliance upon any representations or warranties, express or implied (other than those set forth in Section 1.4).

     1.4  Representations and Warranties of each Assignor.

     Each Assignor severally represents and warrants to the Assignee as follows:

         (a) It has the full power, legal capacity and authority to enter into and perform its obligations under this Assignment and to execute this Assignment.

         (b) This Assignment constitutes the valid and binding obligations of it, enforceable against it in accordance with its terms, except insofar as enforcement of terms may be limited by any bankruptcy, insolvency, reorganization, fraudulent conveyance, receivership and other similar laws and judicial decisions of general application relating to or affecting the enforcement of creditors' rights, and by general equitable principles (whether considered in proceeding at law or in equity).

         (c) It is the legal and equitable holder of its Note, the Security Documents and the other Loan Documents, and the indebtedness and obligations evidenced thereby.

         (d) The aggregate principal balance outstanding on its Note as of the date hereof, is set forth on Schedule B, and all accrued interest on its Note has been paid through the date hereof.

         (e) It has not participated, assigned or otherwise encumbered with liens or security interests its Note or its rights under the Credit Agreement, the Security Documents or the other Loan Documents.

         (f) To the best of its knowledge, all the Oil and Gas Properties (as defined below) currently encumbered by liens and security interests in favor of Assignors securing the indebtedness and obligations evidenced by the Notes, the Guarantees, the other Security Documents or the other Loan Documents are described in and are covered by the Security Documents listed on Schedule A attached hereto (or a Schedule A attached to the Parallel Assignments) and such Schedule A accurately lists the recording information as to the recordation of all such Security Documents. For the purposes of this Assignment, the term "Oil and Gas Properties" shall mean (i) all right, title, interest and estates in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved interests, reversionary interests, carried working interests, or residual interests of whatever nature, and (ii) all surface interests relating thereto.

         (g) To the best of its knowledge, with respect to itself only, except for such releases, if any, that are described in a Certificate dated on or about the date hereof from Union Bank as Agent to Assignees that is acknowledged in writing by Assignee, neither Union Bank individually or as Agent nor Den Norske has released or agreed to release any of the security interests or liens created by the Security Documents.

         (h) Neither Union Bank individually or as Agent nor Den Norske has any knowledge of any pending or threatened adverse claims by any person or entity against the Oil and Gas Properties or any knowledge of any pending or threatened claims by Borrower, any Guarantor, any affiliate of Borrower or of any Guarantor or any other person or entity challenging, contesting or otherwise adversely affecting the validity or enforceability of the Notes, any Security Documents or any Documents or the validity, priority or enforceability of the liens and security interests created by the Security Documents or the Loan Documents.

     1.5  Representations and Warranties of the Assignee.

     The Assignee represents and warrants to each Assignor as follows:

         (a) The Assignee has full power, legal capacity and authority to enter into this Assignment, and this Assignment constitutes the valid and binding obligation of the Assignee, enforceable against it in accordance with its terms, except insofar as enforcement of terms may be limited by any bankruptcy, insolvency, reorganization, fraudulent conveyance, receivership and other similar laws and judicial decisions of general application relating to or affecting the enforcement of creditors' rights, and by general equitable principles (whether considered in a proceeding at law or in equity).

         (b) The Assignee is an institution which is an "accredited investor" within the meaning of Rule 501 under the Securities Act of 1933, as amended (the "Act"). The Assignee has such knowledge of finance and investments as to be capable of evaluating the merits and risks of the purchase of the Notes and the Assigned Interests.

         (c) The Assignee is acquiring the Notes and the Assigned Interests from the Assignors for its own account and not with a view to the distribution or resale of the Notes and the Assigned Interests, or any portion thereof in violation of the Act (it being understood, however, that the disposition of the Assignee's property shall at all times be within its control).

         (d) The Assignee acknowledges that the Notes and the Assigned Interests have not been registered under the Act or the securities or "Blue Sky" laws of any jurisdiction and agrees that, to the extent the Act or such laws are applicable, in the absence of such registration, the Notes and the Assigned Interests will be sold or disposed of only pursuant to an exemption from such registration requirements under the Act and such laws.

         (e) The Assignee confirms that it has received a copy of the Credit Agreement, together with such other documents, including without limitation, the Security Documents and the other Loan Documents listed on Schedule A, and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and agrees that it shall have no recourse against either Assignor with respect to any matters relating to the Credit Agreement or Security Document or any other Loan Document or this Assignment except for a breach by such Assignor of any of its representations and warranties set forth in Section 1.4 herein.

     1.6 Representations and Warranties of Borrower and the Guarantors

     Each of Borrower and the Guarantors represents and warrants to the Assignee and the Assignors as follows:

         (a) Each of this Assignment, the Security Documents and the other Loan Documents to which it is a party constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except insofar as enforcement of terms may be limited by any bankruptcy, fraudulent conveyance, and other similar laws and judicial decisions of general application relating to or affecting the enforcement of creditors' rights, and by general equitable principles (whether considered in proceeding at law or in equity).

         (b) It has not assigned its rights or obligations under the Credit Agreement, the Security Documents or the other Loan Documents.

         (c) The aggregate principal balance outstanding on each Note as of the date hereof is set forth on Schedule B and all accrued interest on the Notes has been paid through the date hereof. No Assignor has forgiven or discharged, in the absence of payment thereof, any liability of Borrower evidenced by any Note.

         (d) Except for the obligations set forth in the Notes, the Security Documents, and the other Loan
     Documents, it does not have any other obligation, liability or contractual arrangement with the Assignors.

         (e) Schedule A attached hereto (and Schedule A attached to the Parallel Assignments) contains a complete list of all currently effective credit agreements, promissory notes, mortgages, deeds of trust, security agreements, guaranty agreements, and financing statements evidencing, securing and guaranteeing the indebtedness evidenced by the Notes.

         (f)  All of the indebtedness described in the Credit
     Agreement has been assigned to the Assignee by this Assignment.

         (g) It has affirmed, acknowledged and confessed all of its obligations under the Credit Agreement, the Security Documents, and the other Loan Documents. It has no right of offset or other defense to any of its indebtedness, obligations or other liabilities under the Credit Agreement, the Security Documents and the other Loan Documents.

         (h)  The Recitals are true and correct.

         (i) All the Oil and Gas Properties currently encumbered by liens and security interests in favor of Assignors securing the indebtedness and obligations evidenced by the Notes, the Guarantees, the other Security Documents or the other Loan Documents, are described in and are covered by the Security Documents listed on Schedule A attached hereto (and Schedule A attached to the Parallel Assignments) contains and each such Schedule A accurately lists the recording information relating to recordation of such Security Documents.

         (j) Except for such releases, if any, that are described on Schedule D attached hereto, neither Union Bank individually or as Agent nor Den Norske has released or agreed to release any of the security interest or liens created by the Security Documents.

         (k) It has no knowledge of any pending or threatened adverse claims by any person or entity against the Oil and Gas Properties and no knowledge of any pending or threatened claims by any person or entity challenging, contesting or otherwise adversely affecting the validity or enforceability of the Notes or any of the Loan Documents or the validity, priority or enforceability of the liens and security interests created by the Security Documents or any of the Loan Documents.

         (l) Nothing herein shall, and nothing herein shall be construed to, adversely affect or impair any lien, charge, encumbrance or security interest created under the Security Documents or any of the other Loan Documents or the priority thereof or release, adversely affect or impair its liability pursuant to the Security Documents or the other Loan Documents, and all liens, charges, encumbrances and security interests created under the Security Documents and the other Loan Documents have been and are hereby ratified, affirmed, renewed, extended and carried forward and shall continue to secure the payment and performance of and in all respects benefit the holders of the Foothill Obligations.

         (m) It requested that Lenders purchase the Note, that Lenders are purchasing the Notes as an accommodation to it, that it is benefited, directly and indirectly, by the purchase of the Notes by Lenders, and that it is in its best interests for Lenders to purchase the Notes.

     1.7  Reserved Obligations.

     Notwithstanding any other provision hereof or in any other agreement, Borrower shall remain fully liable to the Assignors with respect to (i) all of its obligations and liabilities regarding indemnification and reimbursement of fees and expenses pursuant to the Credit Agreement, and (ii) all payments heretofore or concurrently made by Borrower under or pursuant to the Credit Agreement or any other Loan Document (collectively, the "Reserved Obligations"), and such Reserved Obligations shall be excepted and reserved by the Assignors from the rights, titles and interests assigned by them to the Assignee hereunder. Borrower hereby affirms its obligations and liabilities in favor of the Assignors under the Credit Agreement regarding indemnification and reimbursement of fees and expenses set forth in the Credit Agreement. Notwithstanding the reservation in this
Section 1.7 by Assignors, it is the intent of Assignors, Assignee, Borrower and the Guarantors that the Reserved Obligations SHALL NOT BE SECURED by any of the Security Documents or the other Loan Documents. Accordingly, Assignors hereby expressly waive, release and assign in favor of and to the Assignee any and all rights that Assignors may have to establish or enforce any lien, security interest, mortgage, guarantee or assignment or other encumbrance under any of the Security Documents or the other Loan Documents which may now secure Borrower's or any Guarantor's obligations and indebtedness to Assignors with respect to the Reserved Obligations; provided, however, that nothing herein shall be construed to limit in any way the rights of Assignee which Assignee may now or hereafter have in the Credit Agreement or any other document transferred to Assignee hereunder or in the Amended and Restated Loan and Security Agreement.

     1.8  Releases.

     To induce the Assignors to sell, and the Assignee to purchase, the Notes and the rights under the Loan Documents, except for those rights specifically reserved herein, at the special insistence and request of the Assignee and the Assignors, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of Borrower and each Guarantor hereby fully releases and discharges each Assignor and its successors and assigns, including but not limited to the Assignee, and their respective officers, directors, employees, representatives, agents and affiliates, from all claims, demands, causes of action, liabilities or other obligations of any kind whatsoever, including, without limitation, offsets, reductions, rebatements or claims of usury, known or unknown, whether now existing or hereafter asserted in connection with the Notes, the Credit Agreement, the Guarantees, the other Security Documents and the other Loan Documents arising from matters occurring before the date of this Assignment. Borrower hereby further releases each of the Assignors from any of its obligations and commitments under the Credit Agreement and the other Loan Documents, if any.

     NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, NOTHING HEREIN SHALL BE CONSTRUED AS AN EXTINGUISHMENT OR NOVATION OR OTHER SATISFACTION OF THE INDEBTEDNESS EVIDENCED BY THE NOTES OR THE INDEBTEDNESS, OBLIGATIONS, LIABILITIES OF BORROWER AND THE GUARANTORS EVIDENCED BY OR ARISING UNDER THE LOAN DOCUMENTS.

                            SECTION 2
                     AMENDMENTS TO MORTGAGES

     2.1 Amendments to Mortgages. In connection with and in furtherance of the assignment by Assignors to Assignee of the Notes and the Loan Documents (including, without limitation, the Mortgages) as described in Section 1.1 of this Assignment, Borrower, the Guarantors hereby agree with Assignee to amend, effective as of the date hereof, and hereby amend as of the date hereof, each of the Mortgages included in the Assigned Interests to which Borrower or such Guarantor is a party as follows:

          (a)  All references in the Mortgages to "Credit
     Agreement" or otherwise referring to the Credit Agreement shall now and hereafter refer to and be deemed to references to the Amended and Restated Loan and Security
     Agreement.

          (b) All references in the Mortgages to "Banks" or otherwise referring to Union Bank or Den Norske shall now and hereafter refer to and be deemed references to the Lenders.

          (c) All references in the Mortgages to "Trustee" shall now and hereafter refer to and be deemed references to the following person with the following mailing address:

               James C. Chadwick, Esq.
               2001 Ross Avenue, Suite 3000
               Dallas, Texas  75201

          (d) All references in the Mortgages to "Mortgagee" or "Secured Party" or otherwise referring to Union Bank as the agent for the "Banks" under the Credit Agreement shall now and hereafter refer to and be deemed references to Assignee as Agent for the Lenders, and shall also be deemed to include the mailing address of Assignee, which is as follows:

               Foothill Capital Corporation, Agent
               11111 Santa Monica Boulevard, Suite 1500
               Los Angeles, California  90025-3333

          (e) All references in the Mortgages to "Default Rate" shall now and hereafter be deemed references to the default rate as calculated under the Amended and Restated Loan and Security Agreement.

          (f) All references in the Mortgages to "Notes" or otherwise referring to the promissory notes whose payment is secured by the lien created by such Mortgage shall now and hereafter be deemed references to the Notes described in the Recitals to this Assignment.

          (g) All references in the Mortgages to "Article IV of the Credit Agreement" shall now and hereafter be deemed references to Section 5 of the Amended and Restated Loan and Security Agreement.

          (h) All references in the Mortgages to "Obligations" or "Indebtedness" or otherwise referring to the indebtedness, obligations and liabilities whose payment and performance are secured by the lien created by such Mortgage shall now and hereafter be deemed references to the Foothill Obligations.

          (i) All references in the Mortgages to "Guaranty" or otherwise referring to any guarantee agreement executed by a Guarantor in favor of the Assignors shall now and hereafter be deemed to also include references to any "Guaranty Agreements" (as defined in the Amended and Restated Loan and Security Agreement) executed by such Guarantor.

          (j)  [intentionally omitted]

          (k) All references in the Mortgages to "Debtor" or "Mortgagor" shall be deemed to include the mailing address of Debtor or Mortgagor, as the case may be, which is as follows:

               Meridian Tower, Suite 650
               5100 East Skelly Drive
               Tulsa, Oklahoma 74135

          (l) In addition to the other provisions of each Mortgage, Borrower and the Guarantors hereby agree with Assignee that in any case where a respective Mortgage contains a non-judicial power of sale or is otherwise identified as or is intended to create a "deed of trust" or grants certain rights and powers to a "Trustee", that the following statements shall be true of such Mortgage and are hereby incorporated into such Mortgage:

                    (i)  Such Mortgage shall be effective as a
          mortgage as well as a deed of trust, and upon the occurrence of an Event of Default may be foreclosed as to the "Collateral" or the "Mortgaged Property", as the case may be, in any manner permitted by the laws of the state in which the Collateral or the Mortgaged Property, as the case may be, is situated;

                    (ii) Any foreclosure suit may be brought by Trustee or Secured Party;

                    (iii)     If a foreclosure is commenced by
          Trustee, Secured Party may, at any time before the sale, direct the Trustee to abandon the sale, and may then institute suit for the collection of the Foothill Obligations, and for the foreclosure of enforcement of the assignments, liens, and security interests created under such Mortgage;

                    (iv) If Secured Party should institute a suit for the collection of the Foothill Obligations, and for a foreclosure or enforcement of the assignments, liens, and security interests created under such Mortgage, it may, at any time before the entry of a final judgment in said suit, dismiss the same, and require Trustee to sell the Collateral or the Mortgaged Property, as the case may be, or any part thereof, in accordance with the provisions of such Mortgage; and

                    (v)  With respect to any such Mortgage
          covering the Mortgaged Property or Collateral situated in the state of Oklahoma:

                              (a)  The following provision is
               hereby added to such Mortgage:

                    "A POWER OF SALE HAS BEEN GRANTED IN THIS
                    MORTGAGE, A POWER OF SALE MAY ALLOW THE
                    MORTGAGEE TO TAKE THE MORTGAGED PROPERTY AND
                    SELL IT WITHOUT GOING TO COURT IN A
                    FORECLOSURE ACTION UPON DEFAULT BY THE
                    MORTGAGOR UNDER THIS INSTRUMENT"

                              (b)  In addition to, and not in
               limitation of, any other remedy provided for in such Mortgage or by applicable law, in connection with such Mortgage Borrower and the Guarantors hereby grant to, and confer upon, Assignee as the relevant Secured Party a power of sale pursuant to the Oklahoma Power of Sale Mortgage Foreclosure Act, Title 46, Sections 40-48 of the Oklahoma Statutes (the "Oklahoma Act") and any future amendments thereof or under any future law granting the same or similar rights, conferring on the Secured Party pursuant to Title 46,
               Section 43D, the option to elect to foreclose upon the Mortgaged Property or the Collateral, as the case may be, in the manner provided in
               Section 686 of Title 12 of the Oklahoma Statutes. Upon the occurrence and during the continuance of an Event of Default or if any of the Secured Obligations shall become due and payable, and Mortgagor shall not promptly pay the same, Secured Party is expressly authorized and empowered to proceed in accordance with the provisions of the Oklahoma Act or other future law to have the Mortgaged Property sold, or Secured Party may, at its option, exercised at any time prior to completion of the sale, institute suit to foreclose this Mortgage in any court having jurisdiction. Secured Party is expressly authorized and empowered to sell the Mortgaged Property as an entirety or in such lots, parcels or divisions as the Secured Party may elect, but subject always to any right which Mortgagor may have by law to suggest the lots, parcels or divisions in which such Mortgaged Property is to be sold. Notwithstanding anything contained in this Mortgage to the contrary, any notices of sale given in accordance with the requirements of the Oklahoma Act shall constitute sufficient notice of sale. The conduct of a sale pursuant to a power of sale shall be sufficient hereunder if conducted in accordance with the requirements of the Oklahoma Act and other applicable laws of the State of Oklahoma in effect at the time of such sale, notwithstanding any other provision contained in this instrument to the contrary. The proceeds of any sale of the Mortgaged Property pursuant to the power of sale herein granted shall be applied in accordance with the Oklahoma Act and any other applicable laws of the State of Oklahoma in effect at the time of such sale. In the event of conflict between the provisions hereof and the Oklahoma Act, the Oklahoma Act shall control. Sale of a part of the Mortgaged Property shall not exhaust the power of sale, but sales may be made from time to time until the Secured Obligations are paid in full. If default is made in the payment of any installment of any of the Secured Obligations, Secured Party may, at its option, at once or at any time thereafter while any matured installment remains unpaid, without declaring all of the entire Secured Obligations to be due and payable, enforce the power of sale created by this instrument and sell all or any portion of the Mortgaged Property in satisfaction of such matured Secured Obligations. Sales made without maturing any of the unmatured balance of the Secured Obligations may be made hereunder whenever there is a default in the payment of any installment of any of the Secured Obligations without exhausting the power of sale granted hereby and without affecting in any way the power of sale granted under this Section, the unmatured balance of any of the Secured Obligations (except as to any proceeds of any sale which Secured Party may apply as prepayment of the Indebtedness), or the liens securing payment of the Secured Obligations. If any questions should be raised as to the regularity or validity of any sale hereunder, Secured Party shall have the right and is hereby authorized to make resale of said property so as to remove any questions or doubt as to the regularity or validity of the previous sale, and as many resales may be made as may be appropriate.

                              (c)  The following provision is
               hereby added to such Mortgage:

                    "If this Mortgage is foreclosed by judicial proceedings, appraisement of the Mortgaged Property is hereby expressly waived or not waived at the option of Secured Party, such option to be exercised at or prior to the time judgment or decree of foreclosure is rendered. Mortgagor, for the considerations herein expressed, does hereby expressly waive all benefit of the homestead, exemption and stay laws of the State of Oklahoma."

     2.2 Reaffirmation of Mortgages. Borrower, the Guarantors and the Assignee hereby acknowledge and agree that except as specifically amended, changed or modified by this Assignment, each of the Mortgages included in the Assigned Interests shall remain in full force and effect in accordance with its terms. None of the rights, titles and interests existing and to exist under the Mortgages as amended are hereby released, diminished or impaired and each of Borrower and the Guarantors hereby reaffirms all covenants, representations and warranties made in, and the indebtedness, liabilities and obligations described in, each such Mortgage included in the Assigned Interests to which it is a party, as such Mortgage is amended by this Assignment.

                            SECTION 3
                          MISCELLANEOUS

     3.1  Further Assurances.

     Each of the Assignors, Borrower and the Guarantors agrees that it will promptly, upon reasonable request of the Assignee and at the sole expense of Borrower and the Guarantors, execute and deliver all such other documents in form satisfactory to Assignee and its legal counsel, and take such other action satisfactory to Assignee and its legal counsel as may be reasonable and necessary to fully effectuate the provisions of this Assignment.

     3.2  Taxes, Etc.

     Except to the extent prohibited by applicable law, Borrower and the Guarantors agree to pay or to cause to be paid all governmental assessments, charges or taxes (excluding federal, state or local income taxes), including any stamp or documentary or mortgage registration or other excise or property taxes and any interest or penalties on any such assessments, charges or taxes, at any time payable or ruled to be payable in respect of the execution or delivery of this Assignment by reason of any federal, state or local, statutory or regulatory provision in force on the date hereof, or in accordance with a specific proposal for the amendment of, or enactment of, any such statutory or regulatory provision published on or before the date hereof which is thereafter enacted in material conformity to the form published and any taxes, levies, imports, assessments or charges imposed in replacement of or in substitution for any of the foregoing and which are substantially similar thereto (collectively, the "Tax"), and to indemnify, defend and hold the Assignors and the Assignee harmless against liability in connection with any such Taxes.

     3.3  Successors and Assigns.

     This Assignment shall be binding upon the parties hereto and their respective successors and assigns.

     3.4  Counterparts.

     This Assignment is being executed in several counterparts.
All of such counterparts together shall constitute on and the same instrument.

     3.5  Governing Law.

     Without regard to principles of conflict of laws, this Assignment shall be construed and enforced in accordance with and governed by the internal laws of the State of California, except to the extent the laws of some other jurisdiction are required to be applied in connection with or in order to preserve the validity of this Assignment or the relevant Loan Document, including without limitation the validity and creation of any Lien created under this Assignment or such Loan Document, the priority of any Lien created under this Assignment or such Loan Document, and the exercise or enforcement of any rights and remedies under this Assignment or such Loan Document.

     3.6  Recording.

     In order to facilitate filing and recording of this Assignment in each county or parish described in each Schedule and/or Annex attached hereto, a counterpart of this Assignment with only those portions of Exhibit "A" attached that relate to properties located in any such county or parish has been furnished for recording in such county or parish, and such counterpart shall be effective to the same extent as if it were a complete original counterpart of this Assignment. A counterpart of this Assignment with a complete Exhibit "A" has been retained by Assignee and is available for inspection or copying upon request.

          IN WITNESS WHEREOF, the parties have caused this Assignment to be executed by their duly authorized officers effective as of the date first above written.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
     THUS DONE AND PASSED this ____ day of January, 2000, in my presence and in the presence of the undersigned competent witnesses who hereunto sign their names with Union Bank and me, Notary, after reading of the whole.

WITNESSES:                            UNION BANK OF CALIFORNIA, N.A.

Name:


                                      By:
Name:                                     Name
                                          Title:




STATE OF TEXAS

COUNTY OF DALLAS

     This instrument was acknowledged before me on January ____, 2000, by ___________________________, as _______________ of
Union Bank of California, N.A., a national banking association.




                                        NOTARY PUBLIC, State of Texas

My commission expires:


         [SEAL]

     THUS DONE AND PASSED this ____ day of January, 2000, in my presence and in the presence of the undersigned competent witnesses who hereunto sign their names with Den Norske and me, Notary, after reading of the whole.

WITNESSES:                            DEN NORSKE BANK, ASA

                                      By: _________________________________
 Name:                                   Name:___________________________
                                         Title:
                                         ____________________________


                                      By:
Name:                                    Name:
                                         Title:


STATE OF NEW YORK

COUNTY OF NEW YORK

     On the ____ day of January, in the year 2000, before me personally came ________________________________ to me known, who, being by me duly sworn, did depose and say that he resides in __________________, that he is the ___________________ of Den
Norske Bank, ASA, the corporation described on and which executed the above instrument, and that he signed his name thereto by authority of the board of directors of such corporation, and before me personally also came ___________________ to me known, who, being by me duly sworn, did depose and say that he resides in __________________, that he is the ____________ of Den Norske Bank, ASA, the corporation described on and which executed the above, and that he signed his name thereto by authority of the board of directors of such corporation.



                                   NOTARY PUBLIC, State of New York

My commission expires:


          [SEAL]

     THUS DONE AND PASSED this ____ of January, 2000, in my presence and in the presence of the undersigned competent witnesses who hereunto sign their names with Assignee and me, Notary, after reading of the whole.


WITNESSES:                            FOOTHILL CAPITAL CORPORATION,
                                      as Agent, a California corporation

 Name:


                                      By:
Name:                                     Name:
                                          Title:


STATE OF TEXAS

COUNTY OF DALLAS

     This instrument was acknowledged before me on January ____, 2000, by ___________________________, as _______________ of
Foothill Capital Corporation, a California corporation.



                                        NOTARY PUBLIC, State of Texas

My commission expires:

          [SEAL]

     THUS DONE AND PASSED this 6th of January, 2000, in my presence and in the presence of the undersigned competent witnesses who hereunto sign their names with Borrower and me, Notary, after reading of the whole.

WITNESSES:                            RAM ENERGY, INC.


Name:

                                      By:
Name:                                     Larry E. Lee
                                          President




STATE OF TEXAS

COUNTY OF DALLAS

     This instrument was acknowledged before me on January 6th, 2000, by Larry E. Lee, as President of RAM Energy, Inc., a
Delaware corporation



                                        NOTARY PUBLIC, State of Texas

My commission expires:


          [SEAL]

     THUS DONE AND PASSED this 6th of January, 2000, in my presence and in the presence of the undersigned competent witnesses who hereunto sign their names with RLP and me, Notary, after reading of the whole.


WITNESSES:                      RLP Gulf States, L.L.C., an
                                Oklahoma limited
                                liability company

                                 By: RAM Energy, Inc., a
Name:                                Delaware corporation, as
                                     its sole Member and sole
                                     Manager

                                      By:
Name:                                      Larry E. Lee
                                           President





STATE OF TEXAS

COUNTY OF DALLAS

     This instrument was acknowledged before me on January 6th, 2000, by Larry E. Lee, as President of RAM Energy, Inc., a Delaware corporation, for itself and as the sole Manager and sole Member of RLP Gulf States, L.L.C., an Oklahoma limited liability company.



                                        NOTARY PUBLIC, State of Texas


My commission expires:


            [SEAL]

     THUS DONE AND PASSED this 6th of January, 2000, in my presence and in the presence of the undersigned competent witnesses who hereunto sign their names with MCE and me, Notary, after reading of the whole.


WITNESSES:                            MAGIC CIRCLE ENERGY CORPORATION,
                                      a Delaware corporation


Name:

                                      By:
Name:                                     Larry E. Lee
                                          President




STATE OF TEXAS

COUNTY OF DALLAS

     This instrument was acknowledged before me on January 6th, 2000, by Larry E. Lee, as President of Magic Circle Energy
Corporation, a Delaware corporation.



                                        NOTARY PUBLIC, State of Texas


My commission expires:


          [SEAL]

     THUS DONE AND PASSED this 6th of January, 2000, in my presence and in the presence of the undersigned competent witnesses who hereunto sign their names with CDC and me, Notary, after reading of the whole.


WITNESSES:                            CARMEN DEVELOPMENT CORPORATION,
                                      an Oklahoma corporation


Name:

                                      By:
Name:                                     Larry E. Lee
                                          President




STATE OF TEXAS

COUNTY OF DALLAS

     This instrument was acknowledged before me on January 6th, 2000, by Larry E. Lee, as President of Carmen Development
Corporation, an Oklahoma corporation.



                                        NOTARY PUBLIC, State of Texas

My commission expires:


   [SEAL]

     THUS DONE AND PASSED this 6th of January, 2000, in my presence and in the presence of the undersigned competent witnesses who hereunto sign their names with MCA and me, Notary, after reading of the whole.


WITNESSES:                            MAGIC CIRCLE ACQUISITION
                                      CORPORATION, an Oklahoma
                                      corporation


Name:

                                      By:
Name:                                     Larry E. Lee
                                          President




STATE OF TEXAS

COUNTY OF DALLAS

     This instrument was acknowledged before me on January 6th, 2000, by Larry E. Lee, as President of Magic Circle Acquisition
Corporation, an Oklahoma corporation.




                                        NOTARY PUBLIC, State of Texas

My commission expires:


   [SEAL]

     THUS DONE AND PASSED this 6th of January, 2000, in my presence and in the presence of the undersigned competent witnesses who hereunto sign their names with CFL and me, Notary, after reading of the whole.


WITNESSES:                            CARMEN FIELD LIMITED PARTNERSHIP,
                                      an Oklahoma limited partnership


Name:                                 By:Carmen Development Corporation,
                                         an Oklahoma corporation, its sole
                                         General Partner

Name:                                    By:
                                            Larry E. Lee
                                            President



STATE OF TEXAS

COUNTY OF DALLAS

     This instrument was acknowledged before me on January 6th, 2000, by Larry E. Lee, as President of Carmen Development
Corporation, an Oklahoma corporation, for itself and acting as the sole general partner of Carmen Field Limited Partnership, an Oklahoma limited partnership.


                                        NOTARY PUBLIC, State of Texas


My commission expires:


            [SEAL]

After recording, return to:

Patton Boggs LLP
Attention:  James C. Chadwick, Esq.
2001 Ross, Suite 3000
Dallas, Texas 75201

THE PARTIES HERETO DIRECT THE CLERKS OF COURT (EX-OFFICIO RECORDER OF MORTGAGES) FOR THE PARISHES AND COUNTIES LISTED ON SCHEDULE A ATTACHED HERETO TO MAKE A NOTATION OF THIS ASSIGNMENT OF NOTES AND LIENS AND MASTER ACT OF AMENDMENT TO MORTGAGES IN THE MARGIN OF THEIR RECORDS AT THE RECORDATION REFERENCES NOTED ON SAID SCHEDULE A HERETO TO SERVE AS THE OCCASION MAY REQUIRE.

                  ASSIGNMENT OF NOTES AND LIENS
                               AND
              MASTER ACT OF AMENDMENT TO MORTGAGES
                  [MCAC Assignment Collateral]

     THIS ASSIGNMENT OF NOTES AND LIENS AND MASTER ACT OF
AMENDMENT TO MORTGAGES (this "Assignment") is made effective as of the 27th day of December, 1999, by and among:

UNION BANK OF CALIFORNIA, N.A. ("Union Bank"), a national banking association, with an address of 500 N. Akard, Suite 4200, Dallas, Texas 75201, for itself and as agent for the lenders that are or become parties to the Credit Agreement (as defined in Recital A below);

DEN NORSKE BANK, ASA ("Den Norske"), a bank, with an address of 200 Park Avenue, 31st Floor, New York, New York 10166 (Union Bank, Den Norske, and Union Bank as Agent for the lenders that are parties to the Credit Agreement are referred to herein, collectively, as the "Assignors" and, individually, as an "Assignor");

RAM ENERGY, INC. ("Borrower"), a Delaware corporation, whose chief executive office is Meridian Tower, Suite 650, 5100 East
Skelly Drive, Tulsa, Oklahoma 74135;

RLP GULF STATES, L.L.C. ("RLP"), an Oklahoma limited liability company, whose chief executive office is Meridian Tower, Suite
650, 5100 East Skelly Drive, Tulsa, Oklahoma 74135;

MAGIC CIRCLE ENERGY CORPORATION ("MCE"), a Delaware corporation, whose chief executive office is Meridian Tower, Suite 650, 5100
East Skelly Drive, Tulsa, Oklahoma 74135;

CARMEN FIELD LIMITED PARTNERSHIP ("CFL"), an Oklahoma limited partnership, whose chief executive office is Meridian Tower, Suite 650, 5100 East Skelly Drive, Tulsa, Oklahoma 74135;

CARMEN DEVELOPMENT CORPORATION ("CDC"), an Oklahoma corporation, whose chief executive office is Meridian Tower, Suite 650, 5100
East Skelly Drive, Tulsa, Oklahoma 74135;

MAGIC CIRCLE ACQUISITION CORPORATION ("MCA"), an Oklahoma corporation, whose chief executive office is Meridian Tower, Suite 650, 5100 East Skelly Drive, Tulsa, Oklahoma 74135, (collectively, RLP, MCE, CFL, CDC and MCA shall be referred to herein as the "Guarantors"); and

FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), in its capacity as agent for the benefit of the lenders that are or become parties to the Amended and Restated Loan and Security Agreement (as amended, restated and renewed from time to time, the "Amended and Restated Loan and Security Agreement"), dated December 27, 1999, among Borrower, the lenders that are or become parties thereto (individually and collectively, the "Lenders") and Foothill, as agent for the benefit of the Lenders (Foothill in capacity as agent for the benefit of the Lenders is hereinafter referred to as the "Assignee"), whose address is 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333.

                         R E C I T A L S

     A. Pursuant to that certain Second Amended and Restated Credit Agreement, dated as of February 3, 1998, executed by Borrower, Den Norske and Union Bank individually and as Agent, as amended by that certain Amendment No. 1 and Waiver, dated as of August 17, 1998, that certain Amendment No. 2 and Waiver, dated as of March 31, 1999, that certain Amendment No. 3 and Waiver, dated as of August 12, 1999, that certain Amendment No. 4 dated as of September 2, 1999, that certain Amendment No. 5 and Consent and Waiver dated as of September 28, 1999, that certain Amendment No. 6 dated as of September 30, 1999, and that certain Amendment No. 7 dated as of December 22, 1999, each respectively executed by Borrower, Den Norske, and Union Bank individually and as Agent, and certain other agreements, documents and instruments preceding the same (said Second Amended and Restated Credit Agreement, as amended, together with such preceding agreements, documents and instruments, are hereinafter referred to collectively as the "Credit Agreement"), Assignors and their predecessors-in-interest have provided Borrower with a revolving credit facility, the indebtedness incurred in connection with the Credit Agreement being presently evidenced by (i) a promissory note in the original principal amount of $30,000,000, dated February 27, 1998, payable to the order of Union Bank, executed by Borrower, and (ii) a promissory note in the original principal amount of $20,000,000, dated February 27, 1998, payable to the order of Den Norske, executed by Borrower (individually, a "Note"; and collectively, the "Notes").

     B. As security for payment of the Notes and the performance of all of the other obligations of Borrower under the Credit Agreement, Borrower has granted Assignors certain liens and security interests, which liens and security interests include those evidenced by the mortgages, deeds of trust, security agreements, collateral documents and financing statements described on Schedule A attached hereto.

     C. In connection with the Credit Agreement, the Guarantors have executed guarantees (the "Guarantees") guaranteeing payment of all the indebtedness of Borrower arising in connection with the Credit Agreement, which Guarantees include those being more specifically described on Schedule A attached hereto.

     D. In connection with the Credit Agreement and the Guarantees, the Guarantors have granted Assignors certain liens and security interest, which liens and security interests are evidenced by the mortgages, deeds of trust, security agreements, collateral documents and financing statements described on Schedule A attached hereto.

     E. Assignors desire to grant, transfer, assign and convey to Assignee all of their rights, titles and interests in and to the Notes and the indebtedness and obligations of Borrower, the Guarantors, and any other party to or guaranteeing or securing the obligations arising under the Credit Agreement, together with any and all liens and security interests and guarantees in connection therewith (the "Security Documents") (including, without limitation, the Guarantees and the other Security Documents described on Schedule A attached hereto), including, but not limited to, all indebtedness and obligations of Borrower and the Guarantors, together with their affiliates and subsidiaries, under the documents described on Schedule A (collectively, the documents described on Schedule A, together with any other document evidencing the obligations or indebtedness of Borrower, the Guarantors or any of their affiliates or subsidiaries in connection with the Credit Agreement shall be referred to herein as the "Loan Documents"). Schedule A and the property subject to the Liens and security interests created or evidenced by the Security Documents include but are not limited to the property covered by the legal descriptions contained on Annex I attached hereto.

     F. Borrower and the Guarantors desire to (i) acknowledge and agree that they specifically requested that Lenders purchase the Notes, that Lenders are purchasing the Notes as an accommodation to them, that they will be benefited, directly and indirectly, by the purchase of the Notes by Lenders, and that it is in their best interests for Lenders to purchase the Notes, and (ii) acknowledge and consent to the sale and acquisition of the Notes, the Security Documents and the other Loan Documents to Assignee, and (iii) ratify, affirm, acknowledge and confess each of their obligations under the Notes, the Security Documents and the other Loan Documents, and (iv) ratify, affirm, acknowledge and agree that nothing herein shall, and nothing herein shall be construed to, adversely affect or impair any lien, charge, encumbrance or security interest created under the Security Documents or any of the other Loan Documents or the priority thereof or release or affect their liability pursuant to the Security Documents or the other Loan Documents, and (v) ratify, affirm, acknowledge and agree that all liens, charges, encumbrances and security interests created under the Security Documents and the other Loan Documents shall be and hereby are ratified, affirmed, extended and carried forward and shall continue to secure the payment and performance of and in all respects benefit the holders of each of (a) the "Obligations" under and as defined in the Amended and Restated Loan and Security Agreement, and (b) all other indebtedness, obligations and liabilities of Borrower and the Guarantors described in the "Loan Documents" (as defined in the Amended and Restated Loan and Security Agreement) (said "Obligations" and such other indebtedness, obligations, and liabilities described in the immediately preceding clauses (a) and (b) are hereinafter referred to, collectively, as the "Foothill Obligations"), and
(vi) along with Assignee amend certain provisions of each of the following documents (hereinafter collectively referred to as the "Mortgages"): each Mortgage, Deed of Trust, Security Agreement and Financing Statement described on Schedule A attached hereto, each Mortgage, Deed of Trust, Security Agreement, Assignment of Production and Financing Statement described on such Schedule A, each Mortgage, Security Agreement, Assignment of Production and Financing Statement described on such Schedule A, and each Deed of Trust, Security Agreement, Assignment of Production and Financing Statement described on such Schedule A.

     G. Contemporaneously with the execution of this Assignment, the parties hereto are entering into two certain other Assignments of Notes and Liens and Master Acts of Amendment to Mortgages dated as of even date herewith, pursuant to which Assignors are assigning to Assignee its mortgages, liens and encumbrances on property other than or in addition to the property described on the documents, instruments and agreements described on Schedule A attached hereto (such two certain other Assignments of Notes and Liens and Master Acts of Amendment to Mortgages are hereinafter referred to collectively as the "Parallel Assignments"). It is the intention of the parties that the aggregation of the assignments evidenced by this Assignment and the assignments evidenced by each of the Parallel Assignments will result in the assignment by Assignors to Assignee of all of the rights, titles and interests of Assignors in and to the Notes, the Security Documents and the other Loan Documents.

     NOW, THEREFORE, for and in consideration of the forgoing Recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Assignors, Borrower, the Guarantors and Assignee hereby agree as follows:

                            SECTION 1

                  ASSIGNMENT OF NOTES AND LIENS

     1.1  Assignment of Notes and Liens

     Each Assignor, severally, in consideration of the payment by the Assignee to such Assignor of the outstanding principal balance of the Note payable to such Assignor, as set forth in the Payoff Letter (herein so called) attached hereto as Schedule C, the receipt and sufficiency of which are hereby acknowledged by such Assignor, and intending to be legally bound hereby, does grant, assign, sell, transfer and convey to the Assignee, without recourse and without representation or warranty, express or implied, except as specifically and expressly set forth in
Section 1.4 hereof, the Notes, together with all of the Assignors' right, title and interest thereunder, to have and to hold unto the Assignee and its successors and assigns forever. Borrower hereby affirms, ratifies and acknowledges its indebtedness and obligations under the Notes in the amount set forth on Schedule B attached hereto, as well as its obligations under the Security Documents and the other Loan Documents, and Borrower hereby ratifies, affirms, acknowledges and agrees that nothing herein shall, and nothing herein shall be construed to, adversely affect or impair any lien, charge, encumbrance or security interest created under the Security Documents or any of the other Loan Documents or the priority thereof or release, adversely affect or impair Borrower's liability pursuant to the Security Documents or the other Loan Documents, and Borrower hereby ratifies, affirms, acknowledges and agrees that all liens, charges, encumbrances and security interests created under the Security Documents and the other Loan Documents shall be and hereby are ratified, affirmed, extended and carried forward and shall continue to secure the payment and performance of, and in all respects otherwise benefit, the holders of the Foothill Obligations. Each Guarantor hereby ratifies, affirms and acknowledges its obligations under its respective Guarantee, as well as its obligations under the other Security Documents and the other Loan Documents, and each Guarantor hereby ratifies, affirms, acknowledges and agrees that nothing herein shall, and nothing herein shall be construed to, adversely affect or impair any lien, charge, encumbrance or security interest created under the Security Documents or any of the other Loan Documents or the priority thereof or release, adversely affect or impair its liability pursuant to the Security Documents or the other Loan Documents, and each Guarantor hereby ratifies, affirms, acknowledges and agrees that all liens, charges, encumbrances and security interests created under the Security Documents and the other Loan Documents shall be and hereby are ratified, affirmed, extended and carried forward and shall continue to secure the payment and performance of and in all respects benefit the holders of the Foothill Obligations.

     In addition, each Assignor, severally, in consideration of the payment by the Assignee as stated above, intending to be legally bound hereby, does grant, assign, sell, transfer and convey to the Assignee without recourse and without representation or warranty, express or implied, except as specifically and expressly set forth in Section 1.4 hereof, all of its rights, titles and interests in and to any liens, claims and encumbrances arising under the agreements, documents and instruments described on Schedule A attached hereto securing Borrower's and the Guarantors' (together with their affiliates' and subsidiaries') obligations under the Notes, the Security Documents, and the other Loan Documents provided, however that rights, titles and interests of Assignors assigned herein shall not include the liens and encumbrances comprising the "Carmen Collateral" as such term is defined on Schedule D attached hereto (collectively, all rights, titles and interests of Assignors assigned herein in and to the Notes, the Security Documents and the other Loan Documents shall be referred as the "Assigned Interests").

     Borrower hereby acknowledges and agrees that it requested that Lenders purchase the Notes, that Lenders are purchasing the Notes as an accommodation to Borrower, that Borrower is benefited, directly and indirectly, by the purchase of the Notes by Lenders, and that it is in the best interests of Borrower for Lenders to purchase the Notes, and Borrower hereby ratifies, affirms, acknowledges, and confesses its respective indebtedness and obligations under and the effectiveness of the Notes and the Security Documents and the other Loan Documents to which Borrower is a party, and Borrower hereby ratifies, affirms, acknowledges and agrees that nothing herein shall, and nothing herein shall be construed to, adversely affect or impair any lien, charge, encumbrance or security interest created under the Security Documents or any of the other Loan Documents or the priority thereof or release, adversely affect or impair Borrower's liability pursuant to the Security Documents or the other Loan Documents, and Borrower hereby ratifies, affirms, acknowledges and agrees that all liens, charges, encumbrances and security interests created under the Security Documents and the other Loan Documents shall be and hereby are ratified, affirmed, extended and carried forward and shall continue to secure the payment and performance of and in all respects benefit the holders of the Foothill Obligations.

     Each Guarantor hereby acknowledges and agrees that it requested that Lenders purchase the Notes, that Lenders are purchasing the Notes as an accommodation to each Guarantor, that each Guarantor is benefited, directly and indirectly, by the purchase of the Notes by Lenders, and that it is in the best interests of each Guarantor for Lenders to purchase the Notes, and each Guarantor hereby ratifies, affirms, acknowledges, and confesses its obligations under and the effectiveness of its respective Guarantee, the other Security Documents and the other Loan Documents to which it is a party, and each Guarantor hereby ratifies, affirms, acknowledges and agrees that nothing herein shall adversely affect or impair or be construed to adversely affect or impair any lien, charge, encumbrance or security interest created under the Security Documents or any of the other Loan Documents or the priority thereof or to release, adversely affect or impair its liability pursuant to the Security Documents or the other Loan Documents, and each Guarantor hereby ratifies, affirms, acknowledges and agrees that all liens, charges, encumbrances and security interests created under the Security Documents and the other Loan Documents shall be and hereby are ratified, affirmed, extended and carried forward and shall continue to secure the payment and performance of and in all respects benefit the holders of the Foothill Obligations.

     This Assignment is made with full substitution and subrogation in and to all of the rights, titles, and interests Assignors may have under the Notes, the Guarantees, the other Security Documents, or any other Loan Document (save and except only the Reserved Obligations as provided herein). Neither any existing Guarantee nor any other existing Security Document nor any other Loan Document shall be released, but is hereby assigned to the Assignee and shall be carried forward and extended to secure the payment and performance of the Foothill Obligations.

     1.2  No Assumption.

     The Assignee does not assume, and the Assignee shall not be obligated to pay, perform or discharge, any claim, debt, obligation, expenses or liability of the Assignors of any kind, whether known or unknown, absolute or contingent, under the Loan Documents or otherwise, arising out of any act or omission by the Assignors.

     1.3  Endorsement of Notes

     Each Assignor severally agrees that it will promptly endorse its Note to the order of the Assignee, without recourse and without representation or warranty, express or implied, except as expressly set forth in Section 1.4 herein and will deliver such endorsed Note to the Assignee. The indebtedness arising under and evidenced by the Notes, the Credit Agreement and the other Loan Documents is continuing indebtedness and nothing contained herein shall be construed to have paid or extinguished any of such indebtedness or to have released or terminated any lien securing such indebtedness.

     Each Assignor disclaims any representation or warranty, express or implied, to the Assignee in connection with this Assignment (other than those set forth in Section 1.4), including, without limitation, as to the collectibility of the Notes, the value of the property encumbered by the Assigned Interests, and the ability of Borrower to make due and timely payment of any amount due from it pursuant to the Notes, in whole or in part. The Assignee acknowledges the disclaimer of each Assignor and expressly disclaims reliance upon any representations or warranties, express or implied (other than those set forth in Section 1.4).

     1.4  Representations and Warranties of each Assignor.

     Each Assignor severally represents and warrants to the Assignee as follows:

         (a) It has the full power, legal capacity and authority to enter into and perform its obligations under this Assignment and to execute this Assignment.

         (b) This Assignment constitutes the valid and binding obligations of it, enforceable against it in accordance with its terms, except insofar as enforcement of terms may be limited by any bankruptcy, insolvency, reorganization, fraudulent conveyance, receivership and other similar laws and judicial decisions of general application relating to or affecting the enforcement of creditors' rights, and by general equitable principles (whether considered in proceeding at law or in equity).

         (c) It is the legal and equitable holder of its Note, the Security Documents and the other Loan Documents, and the indebtedness and obligations evidenced thereby.

         (d) The aggregate principal balance outstanding on its Note as of the date hereof, is set forth on Schedule B, and all accrued interest on its Note has been paid through the date hereof.

         (e) It has not participated, assigned or otherwise encumbered with liens or security interests its Note or its rights under the Credit Agreement, the Security Documents or the other Loan Documents.

         (f) To the best of its knowledge, all the Oil and Gas Properties (as defined below) currently encumbered by liens and security interests in favor of Assignors securing the indebtedness and obligations evidenced by the Notes, the Guarantees, the other Security Documents or the other Loan Documents are described in and are covered by the Security Documents listed on Schedule A attached hereto (or a Schedule A attached to the Parallel Assignments) and such Schedule A accurately lists the recording information as to the recordation of all such Security Documents. For the purposes of this Assignment, the term "Oil and Gas Properties" shall mean (i) all right, title, interest and estates in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved interests, reversionary interests, carried working interests, or residual interests of whatever nature, and (ii) all surface interests relating thereto.

         (g) To the best of its knowledge, with respect to itself only, except for such releases, if any, that are described in a Certificate dated on or about the date hereof from Union Bank as Agent to Assignees that is acknowledged in writing by Assignee, neither Union Bank individually or as Agent nor Den Norske has released or agreed to release any of the security interests or liens created by the Security Documents.

         (h) Neither Union Bank individually or as Agent nor Den Norske has any knowledge of any pending or threatened adverse claims by any person or entity against the Oil and Gas Properties or any knowledge of any pending or threatened claims by Borrower, any Guarantor, any affiliate of Borrower or of any Guarantor or any other person or entity challenging, contesting or otherwise adversely affecting the validity or enforceability of the Notes, any Security Documents or any Loan Documents or the validity, priority or enforceability of the liens and security interests created by the Security Documents or the Loan Documents.

     1.5  Representations and Warranties of the Assignee.

     The Assignee represents and warrants to each Assignor as follows:

         (a) The Assignee has full power, legal capacity and authority to enter into this Assignment, and this Assignment constitutes the valid and binding obligation of the Assignee, enforceable against it in accordance with its terms, except insofar as enforcement of terms may be limited by any bankruptcy, insolvency, reorganization, fraudulent conveyance, receivership and other similar laws and judicial decisions of general application relating to or affecting the enforcement of creditors' rights, and by general equitable principles (whether considered in a proceeding at law or in equity).

         (b) The Assignee is an institution which is an "accredited investor" within the meaning of Rule 501 under the Securities Act of 1933, as amended (the "Act"). The Assignee has such knowledge of finance and investments as to be capable of evaluating the merits and risks of the purchase of the Notes and the Assigned Interests.

         (c) The Assignee is acquiring the Notes and the Assigned Interests from the Assignors for its own account and not with a view to the distribution or resale of the Notes and the Assigned Interests, or any portion thereof in violation of the Act (it being understood, however, that the disposition of the Assignee's property shall at all times be within its control).

         (d) The Assignee acknowledges that the Notes and the Assigned Interests have not been registered under the Act or the securities or "Blue Sky" laws of any jurisdiction and agrees that, to the extent the Act or such laws are applicable, in the absence of such registration, the Notes and the Assigned Interests will be sold or disposed of only pursuant to an exemption from such registration requirements under the Act and such laws.

         (e) The Assignee confirms that it has received a copy of the Credit Agreement, together with such other documents, including without limitation, the Security Documents and the other Loan Documents listed on Schedule A, and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and agrees that it shall have no recourse against either Assignor with respect to any matters relating to the Credit Agreement or Security Document or any other Loan Document or this Assignment except for a breach by such Assignor of any of its representations and warranties set forth in Section 1.4 herein.

     1.6 Representations and Warranties of Borrower and the Guarantors

     Each of Borrower and the Guarantors represents and warrants to the Assignee and the Assignors as follows:

         (a) Each of this Assignment, the Security Documents and the other Loan Documents to which it is a party constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except insofar as enforcement of terms may be limited by any bankruptcy, fraudulent conveyance, and other similar laws and judicial decisions of general application relating to or affecting the enforcement of creditors' rights, and by general equitable principles (whether considered in proceeding at law or in equity).

         (b) It has not assigned its rights or obligations under the Credit Agreement, the Security Documents or the other Loan Documents.

         (c) The aggregate principal balance outstanding on each Note as of the date hereof is set forth on Schedule B and all accrued interest on the Notes has been paid through the date hereof. No Assignor has forgiven or discharged, in the absence of payment thereof, any liability of Borrower evidenced by any Note.

         (d) Except for the obligations set forth in the Notes, the Security Documents, and the other Loan
     Documents, it does not have any other obligation, liability or contractual arrangement with the Assignors.

         (e) Schedule A attached hereto (and Schedule A attached to the Parallel Assignments) contains a complete list of all currently effective credit agreements, promissory notes, mortgages, deeds of trust, security agreements, guaranty agreements, and financing statements evidencing, securing and guaranteeing the indebtedness evidenced by the Notes.

         (f)  All of the indebtedness described in the Credit
     Agreement has been assigned to the Assignee by this Assignment.

         (g) It has affirmed, acknowledged and confessed all of its obligations under the Credit Agreement, the Security Documents, and the other Loan Documents. It has no right of offset or other defense to any of its indebtedness, obligations or other liabilities under the Credit Agreement, the Security Documents and the other Loan Documents.

         (h)  The Recitals are true and correct.

         (i) All the Oil and Gas Properties currently encumbered by liens and security interests in favor of Assignors securing the indebtedness and obligations evidenced by the Notes, the Guarantees, the other Security Documents or the other Loan Documents, are described in and are covered by the Security Documents listed on Schedule A attached hereto hereto (and Schedule A attached to the Parallel Assignments) contains and each such Schedule A accurately lists the recording information relating to recordation of such Security Documents.

         (j) Except for such releases, if any, that are described on the Certificate described in Section 1.4(g), neither Union Bank individually or as Agent nor Den Norske has released or agreed to release any of the security interest or liens created by the Security Documents.

         (k) It has no knowledge of any pending or threatened adverse claims by any person or entity against the Oil and Gas Properties and no knowledge of any pending or threatened claims by any person or entity challenging, contesting or otherwise adversely affecting the validity or enforceability of the Notes or any of the Loan Documents or the validity, priority or enforceability of the liens and security interests created by the Security Documents or any of the Loan Documents.

         (l) Nothing herein shall, and nothing herein shall be construed to, adversely affect or impair any lien, charge, encumbrance or security interest created under the Security Documents or any of the other Loan Documents or the priority thereof or release, adversely affect or impair its liability pursuant to the Security Documents or the other Loan Documents, and all liens, charges, encumbrances and security interests created under the Security Documents and the other Loan Documents have been and are hereby ratified, affirmed, renewed, extended and carried forward and shall continue to secure the payment and performance of and in all respects benefit the holders of the Foothill Obligations.

         (m) It requested that Lenders purchase the Note, that Lenders are purchasing the Notes as an accommodation to it, that it is benefited, directly and indirectly, by the purchase of the Notes by Lenders, and that it is in its best interests for Lenders to purchase the Notes.

     1.7  Reserved Obligations.

     Notwithstanding any other provision hereof or in any other agreement, Borrower shall remain fully liable to the Assignors with respect to (i) all of its obligations and liabilities regarding indemnification and reimbursement of fees and expenses pursuant to the Credit Agreement, and (ii) all payments heretofore or concurrently made by Borrower under or pursuant to the Credit Agreement or any other Loan Document (collectively, the "Reserved Obligations"), and such Reserved Obligations shall be excepted and reserved by the Assignors from the rights, titles and interests assigned by them to the Assignee hereunder. Borrower hereby affirms its obligations and liabilities in favor of the Assignors under the Credit Agreement regarding indemnification and reimbursement of fees and expenses set forth in the Credit Agreement. Notwithstanding the reservation in this
Section 1.7 by Assignors, it is the intent of Assignors, Assignee, Borrower and the Guarantors that the Reserved Obligations SHALL NOT BE SECURED by any of the Security Documents or the other Loan Documents. Accordingly, Assignors hereby expressly waive, release and assign in favor of and to the Assignee any and all rights that Assignors may have to establish or enforce any lien, security interest, mortgage, guarantee or assignment or other encumbrance under any of the Security Documents or the other Loan Documents which may now secure Borrower's or any Guarantor's obligations and indebtedness to Assignors with respect to the Reserved Obligations; provided, however, that nothing herein shall be construed to limit in any way the rights of Assignee which Assignee may now or hereafter have in the Credit Agreement or any other document transferred to Assignee hereunder or in the Amended and Restated Loan and Security Agreement.

     1.8  Releases.

     To induce the Assignors to sell, and the Assignee to purchase, the Notes and the rights under the Loan Documents, except for those rights specifically reserved herein, at the special insistence and request of the Assignee and the Assignors, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of Borrower and each Guarantor hereby fully releases and discharges each Assignor and its successors and assigns, including but not limited to the Assignee, and their respective officers, directors, employees, representatives, agents and affiliates, from all claims, demands, causes of action, liabilities or other obligations of any kind whatsoever, including, without limitation, offsets, reductions, rebatements or claims of usury, known or unknown, whether now existing or hereafter asserted in connection with the Notes, the Credit Agreement, the Guarantees, the other Security Documents and the other Loan Documents arising from matters occurring before the date of this Assignment. Borrower hereby further releases each of the Assignors from any of its obligations and commitments under the Credit Agreement and the other Loan Documents, if any.

     NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, NOTHING HEREIN SHALL BE CONSTRUED AS AN EXTINGUISHMENT OR NOVATION OR OTHER SATISFACTION OF THE INDEBTEDNESS EVIDENCED BY THE NOTES OR THE INDEBTEDNESS, OBLIGATIONS, LIABILITIES OF BORROWER AND THE GUARANTORS EVIDENCED BY OR ARISING UNDER THE LOAN DOCUMENTS.

                            SECTION 2
                     AMENDMENTS TO MORTGAGES

     2.1 Amendments to Mortgages. In connection with and in furtherance of the assignment by Assignors to Assignee of the Notes and the Loan Documents (including, without limitation, the Mortgages) as described in Section 1.1 of this Assignment, Borrower, the Guarantors hereby agree with Assignee to amend, effective as of the date hereof, and hereby amend as of the date hereof, each of the Mortgages included in the Assigned Interests to which Borrower or such Guarantor is a party as follows:

          (a)  All references in the Mortgages to "Credit
     Agreement" or otherwise referring to the Credit Agreement shall now and hereafter refer to and be deemed to references to the Amended and Restated Loan and Security
     Agreement.

          (b) All references in the Mortgages to "Banks" or otherwise referring to Union Bank or Den Norske shall now and hereafter refer to and be deemed references to the Lenders.

          (c) All references in the Mortgages to "Trustee" shall now and hereafter refer to and be deemed references to the following person with the following mailing address:

               James C. Chadwick, Esq.
               2001 Ross Avenue, Suite 3000
               Dallas, Texas  75201

          (d) All references in the Mortgages to "Mortgagee" or "Secured Party" or otherwise referring to Union Bank as the agent for the "Banks" under the Credit Agreement shall now and hereafter refer to and be deemed references to Assignee as Agent for the Lenders, and shall also be deemed to include the mailing address of Assignee, which is as follows:

               Foothill Capital Corporation, Agent
               11111 Santa Monica Boulevard, Suite 1500
               Los Angeles, California  90025-3333

          (e) All references in the Mortgages to "Default Rate" shall now and hereafter be deemed references to the default rate as calculated under the Amended and Restated Loan and Security Agreement.

          (f) All references in the Mortgages to "Notes" or otherwise referring to the promissory notes whose payment is secured by the lien created by such Mortgage shall now and hereafter be deemed references to the Notes described in the Recitals to this Assignment.

          (g) All references in the Mortgages to "Article IV of the Credit Agreement" shall now and hereafter be deemed references to Section 5 of the Amended and Restated Loan and Security Agreement.

          (h) All references in the Mortgages to "Obligations" or "Indebtedness" or otherwise referring to the indebtedness, obligations and liabilities whose payment and performance are secured by the lien created by such Mortgage shall now and hereafter be deemed references to the Foothill Obligations.

          (i) All references in the Mortgages to "Guaranty" or otherwise referring to any guarantee agreement executed by a Guarantor in favor of the Assignors shall now and hereafter be deemed to also include references to any "Guaranty Agreements" (as defined in the Amended and Restated Loan and Security Agreement) executed by such Guarantor.

          (j)  [Intentionally Omitted]

          (k) All references in the Mortgages to "Debtor" or "Mortgagor" shall be deemed to include the mailing address of Debtor or Mortgagor, as the case may be, which is as follows:

               Meridian Tower, Suite 650
               5100 East Skelly Drive
               Tulsa, Oklahoma 74135

          (l) In addition to the other provisions of each Mortgage, Borrower and the Guarantors hereby agree with Assignee that in any case where a respective Mortgage contains a non-judicial power of sale or is otherwise identified as or is intended to create a "deed of trust" or grants certain rights and powers to a "Trustee", that the following statements shall be true of such Mortgage and are hereby incorporated into such Mortgage:

                    (i)  Such Mortgage shall be effective as a
          mortgage as well as a deed of trust, and upon the occurrence of an Event of Default may be foreclosed as to the "Collateral" or the "Mortgaged Property", as the case may be, in any manner permitted by the laws of the state in which the Collateral or the Mortgaged Property, as the case may be, is situated;

                    (ii) Any foreclosure suit may be brought by Trustee or Secured Party;

                    (iii)     If a foreclosure is commenced by
          Trustee, Secured Party may, at any time before the sale, direct the Trustee to abandon the sale, and may then institute suit for the collection of the Foothill Obligations, and for the foreclosure of enforcement of the assignments, liens, and security interests created under such Mortgage;

                    (iv) If Secured Party should institute a suit for the collection of the Foothill Obligations, and for a foreclosure or enforcement of the assignments, liens, and security interests created under such Mortgage, it may, at any time before the entry of a final judgment in said suit, dismiss the same, and require Trustee to sell the Collateral or the Mortgaged Property, as the case may be, or any part thereof, in accordance with the provisions of such Mortgage; and

                    (v)  With respect to any such Mortgage
          covering the Mortgaged Property or Collateral situated in the state of Oklahoma:

                              (a)  The following provision is
               hereby added to such Mortgage:

                    "A POWER OF SALE HAS BEEN GRANTED IN THIS
                    MORTGAGE, A POWER OF SALE MAY ALLOW THE
                    MORTGAGEE TO TAKE THE MORTGAGED PROPERTY AND
                    SELL IT WITHOUT GOING TO COURT IN A
                    FORECLOSURE ACTION UPON DEFAULT BY THE
                    MORTGAGOR UNDER THIS INSTRUMENT"

                              (b)  In addition to, and not in
               limitation of, any other remedy provided for in such Mortgage or by applicable law, in connection with such Mortgage Borrower and the Guarantors hereby grant to, and confer upon, Assignee as the relevant Secured Party a power of sale pursuant to the Oklahoma Power of Sale Mortgage Foreclosure Act, Title 46, Sections 40-48 of the Oklahoma Statutes (the "Oklahoma Act") and any future amendments thereof or under any future law granting the same or similar rights, conferring on the Secured Party pursuant to Title 46,
               Section 43D, the option to elect to foreclose upon the Mortgaged Property or the Collateral, as the case may be, in the manner provided in
               Section 686 of Title 12 of the Oklahoma Statutes. Upon the occurrence and during the continuance of an Event of Default or if any of the Secured Obligations shall become due and payable, and Mortgagor shall not promptly pay the same, Secured Party is expressly authorized and empowered to proceed in accordance with the provisions of the Oklahoma Act or other future law to have the Mortgaged Property sold, or Secured Party may, at its option, exercised at any time prior to completion of the sale, institute suit to foreclose this Mortgage in any court having jurisdiction. Secured Party is expressly authorized and empowered to sell the Mortgaged Property as an entirety or in such lots, parcels or divisions as the Secured Party may elect, but subject always to any right which Mortgagor may have by law to suggest the lots, parcels or divisions in which such Mortgaged Property is to be sold. Notwithstanding anything contained in this Mortgage to the contrary, any notices of sale given in accordance with the requirements of the Oklahoma Act shall constitute sufficient notice of sale. The conduct of a sale pursuant to a power of sale shall be sufficient hereunder if conducted in accordance with the requirements of the Oklahoma Act and other applicable laws of the State of Oklahoma in effect at the time of such sale, notwithstanding any other provision contained in this instrument to the contrary. The proceeds of any sale of the Mortgaged Property pursuant to the power of sale herein granted shall be applied in accordance with the Oklahoma Act and any other applicable laws of the State of Oklahoma in effect at the time of such sale. In the event of conflict between the provisions hereof and the Oklahoma Act, the Oklahoma Act shall control. Sale of a part of the Mortgaged Property shall not exhaust the power of sale, but sales may be made from time to time until the Secured Obligations are paid in full. If default is made in the payment of any installment of any of the Secured Obligations, Secured Party may, at its option, at once or at any time thereafter while any matured installment remains unpaid, without declaring all of the entire Secured Obligations to be due and payable, enforce the power of sale created by this instrument and sell all or any portion of the Mortgaged Property in satisfaction of such matured Secured Obligations. Sales made without maturing any of the unmatured balance of the Secured Obligations may be made hereunder whenever there is a default in the payment of any installment of any of the Secured Obligations without exhausting the power of sale granted hereby and without affecting in any way the power of sale granted under this Section, the unmatured balance of any of the Secured Obligations (except as to any proceeds of any sale which Secured Party may apply as prepayment of the Indebtedness), or the liens securing payment of the Secured Obligations. If any questions should be raised as to the regularity or validity of any sale hereunder, Secured Party shall have the right and is hereby authorized to make resale of said property so as to remove any questions or doubt as to the regularity or validity of the previous sale, and as many resales may be made as may be appropriate.

                              (c)  The following provision is
               hereby added to such Mortgage:

                    "If this Mortgage is foreclosed by judicial proceedings, appraisement of the Mortgaged Property is hereby expressly waived or not waived at the option of Secured Party, such option to be exercised at or prior to the time judgment or decree of foreclosure is rendered. Mortgagor, for the considerations herein expressed, does hereby expressly waive all benefit of the homestead, exemption and stay laws of the State of Oklahoma."

     2.2 Reaffirmation of Mortgages. Borrower, the Guarantors and the Assignee hereby acknowledge and agree that except as specifically amended, changed or modified by this Assignment, each of the Mortgages included in the Assigned Interests shall remain in full force and effect in accordance with its terms. None of the rights, titles and interests existing and to exist under the Mortgages as amended are hereby released, diminished or impaired and each of Borrower and the Guarantors hereby reaffirms all covenants, representations and warranties made in, and the indebtedness, liabilities and obligations described in, each such Mortgage included in the Assigned Interests to which it is a party, as such Mortgage is amended by this Assignment.

                            SECTION 3
                          MISCELLANEOUS

     3.1  Further Assurances.

     Each of the Assignors, Borrower and the Guarantors agrees that it will promptly, upon reasonable request of the Assignee and at the sole expense of Borrower and the Guarantors, execute and deliver all such other documents in form satisfactory to Assignee and its legal counsel, and take such other action satisfactory to Assignee and its legal counsel as may be reasonable and necessary to fully effectuate the provisions of this Assignment.

     3.2  Taxes, Etc.

     Except to the extent prohibited by applicable law, Borrower and the Guarantors agree to pay or to cause to be paid all governmental assessments, charges or taxes (excluding federal, state or local income taxes), including any stamp or documentary or mortgage registration or other excise or property taxes and any interest or penalties on any such assessments, charges or taxes, at any time payable or ruled to be payable in respect of the execution or delivery of this Assignment by reason of any federal, state or local, statutory or regulatory provision in force on the date hereof, or in accordance with a specific proposal for the amendment of, or enactment of, any such statutory or regulatory provision published on or before the date hereof which is thereafter enacted in material conformity to the form published and any taxes, levies, imports, assessments or charges imposed in replacement of or in substitution for any of the foregoing and which are substantially similar thereto (collectively, the "Tax"), and to indemnify, defend and hold the Assignors and the Assignee harmless against liability in connection with any such Taxes.

     3.3  Successors and Assigns.

     This Assignment shall be binding upon the parties hereto and their respective successors and assigns.

     3.4  Counterparts.

     This Assignment is being executed in several counterparts.
All of such counterparts together shall constitute on and the same instrument.

     3.5  Governing Law.

     Without regard to principles of conflict of laws, this Assignment shall be construed and enforced in accordance with and governed by the internal laws of the State of California, except to the extent the laws of some other jurisdiction are required to be applied in connection with or in order to preserve the validity of this Assignment or the relevant Loan Document, including without limitation the validity and creation of any Lien created under this Assignment or such Loan Document, the priority of any Lien created under this Assignment or such Loan Document, and the exercise or enforcement of any rights and remedies under this Assignment or such Loan Document.

     3.6 Recording. In order to facilitate filing and recording of this Assignment in each county or parish described in each Schedule and/or Annex attached hereto, a counterpart of this Assignment with only those portions of Exhibit "A" attached that relate to properties located in any such county or parish has been furnished for recording in such county or parish, and such counterpart shall be effective to the same extent as if it were a complete original counterpart of this Assignment. A counterpart of this Assignment with a complete Exhibit "A" has been retained by Assignee and is available for inspection or copying upon request.

          IN WITNESS WHEREOF, the parties have caused this Assignment to be executed by their duly authorized officers effective as of the date first above written.

          [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
     THUS DONE AND PASSED this ____ day of December, 1999, in my presence and in the presence of the undersigned competent witnesses who hereunto sign their names with Union Bank and me, Notary, after reading of the whole.

WITNESSES:                            UNION BANK OF CALIFORNIA, N.A.

Name:


                                      By:
Name:                                     Name
                                          Title:




STATE OF TEXAS

COUNTY OF

     This instrument was acknowledged before me on December ___, 1999, by ___________________________, as _______________ of
Union Bank of California, N.A., a national banking association.




                                        NOTARY PUBLIC, State of Texas

My commission expires:


         [SEAL]

     THUS DONE AND PASSED this ___ day of December, 1999, in my presence and in the presence of the undersigned competent witnesses who hereunto sign their names with Den Norske and me, Notary, after reading of the whole.

WITNESSES:                            DEN NORSKE BANK, ASA

                                      By: _________________________________
 Name:                                   Name:___________________________
                                         Title:
                                         ____________________________


                                      By:
Name:                                    Name:
                                         Title:


STATE OF NEW YORK

COUNTY OF NEW YORK

     On the ____ day of December, in the year 1999, before me personally came ________________________________ to me known, who, being by me duly sworn, did depose and say that he resides in __________________, that he is the ___________________ of Den
Norske Bank, ASA, the corporation described on and which executed the above instrument, and that he signed his name thereto by authority of the board of directors of such corporation, and before me personally also came ___________________ to me known, who, being by me duly sworn, did depose and say that he resides in __________________, that he is the ____________ of Den Norske Bank, ASA, the corporation described on and which executed the above, and that he signed his name thereto by authority of the board of directors of such corporation.



                                   NOTARY PUBLIC, State of New York

My commission expires:


          [SEAL]

     THUS DONE AND PASSED this ___ of December, 1999, in my presence and in the presence of the undersigned competent witnesses who hereunto sign their names with Assignee and me, Notary, after reading of the whole.


WITNESSES:                            FOOTHILL CAPITAL CORPORATION,
                                      as Agent, a California corporation

 Name:


                                      By:
Name:                                     Name:
                                          Title:


STATE OF TEXAS

COUNTY OF DALLAS

     This instrument was acknowledged before me on December ___, 1999, by ___________________________, as _______________ of
Foothill Capital Corporation, a California corporation.



                                        NOTARY PUBLIC, State of Texas

My commission expires:


     [SEAL]

     THUS DONE AND PASSED this ___ of December, 1999, in my presence and in the presence of the undersigned competent witnesses who hereunto sign their names with Borrower and me, Notary, after reading of the whole.

WITNESSES:                            RAM ENERGY, INC.


Name:

                                      By:
Name:                                     Larry E. Lee
                                          President




STATE OF TEXAS

COUNTY OF DALLAS

     This instrument was acknowledged before me on December ___, 1999, by ___________________________, as _______________ of RAM
Energy, Inc., a Delaware corporation



                                        NOTARY PUBLIC, State of Texas

My commission expires:


     [SEAL]

     THUS DONE AND PASSED this ___ of December, 1999, in my presence and in the presence of the undersigned competent witnesses who hereunto sign their names with RLP and me, Notary, after reading of the whole.


WITNESSES:                       RLP Gulf States, L.L.C., an
                                Oklahoma limited
                                liability company

                                 By: RAM Energy, Inc., a
Name:                                Delaware corporation, as
                                     its sole Member and sole
                                     Manager

                                      By:
Name:                                      Larry E. Lee
                                           President





STATE OF TEXAS

COUNTY OF DALLAS

     This instrument was acknowledged before me on December ___, 1999, by ___________________________, as _______________ of RAM
Energy, Inc., a Delaware corporation, for itself and as the sole Manager and sole Member of RLP Gulf States, L.L.C., an Oklahoma limited liability company.



                                        NOTARY PUBLIC, State of Texas


My commission expires:


     [SEAL]
     THUS DONE AND PASSED this ___ of December, 1999, in my presence and in the presence of the undersigned competent witnesses who hereunto sign their names with MCE and me, Notary, after reading of the whole.


WITNESSES:                            MAGIC CIRCLE ENERGY CORPORATION,
                                      a Delaware corporation


Name:

                                      By:
Name:                                     Larry E. Lee
                                          President




STATE OF TEXAS

COUNTY OF DALLAS

     This instrument was acknowledged before me on December ___, 1999, by ___________________________, as _______________ of
Magic Circle Energy Corporation, a Delaware corporation.



                                        NOTARY PUBLIC, State of Texas


My commission expires:


     [SEAL]

     THUS DONE AND PASSED this ___ of December, 1999, in my presence and in the presence of the undersigned competent witnesses who hereunto sign their names with CDC and me, Notary, after reading of the whole.


WITNESSES:                            CARMEN DEVELOPMENT CORPORATION,
                                      an Oklahoma corporation


Name:

                                      By:
Name:                                     Larry E. Lee
                                          President




STATE OF TEXAS

COUNTY OF DALLAS

     This instrument was acknowledged before me on December ___, 1999, by ___________________, as _____________ of Carmen
Development Corporation, an Oklahoma corporation.



                                        NOTARY PUBLIC, State of Texas

My commission expires:


     [SEAL]

     THUS DONE AND PASSED this ___ of December, 1999, in my presence and in the presence of the undersigned competent witnesses who hereunto sign their names with MCA and me, Notary, after reading of the whole.


WITNESSES:                            MAGIC CIRCLE ACQUISITION
                                      CORPORATION, an Oklahoma
                                      corporation


Name:

                                      By:
Name:                                     Larry E. Lee
                                          President




STATE OF TEXAS

COUNTY OF DALLAS

     This instrument was acknowledged before me on December __, 1999, by ________________________, as _______________ of Magic
Circle Acquisition Corporation, an Oklahoma corporation.




                                        NOTARY PUBLIC, State of Texas

My commission expires:


     [SEAL]

     THUS DONE AND PASSED this ___ of December, 1999, in my presence and in the presence of the undersigned competent witnesses who hereunto sign their names with CFL and me, Notary, after reading of the whole.


WITNESSES:                            CARMEN FIELD LIMITED PARTNERSHIP,
                                      an Oklahoma limited partnership


Name:                                 By:Carmen Development Corporation,
                                         an Oklahoma corporation, its sole
                                      General                      Partner

Name:                                    By:
                                             Larry E. Lee
                                             President



STATE OF TEXAS

COUNTY OF DALLAS

     This instrument was acknowledged before me on December ___, 1999, by _____________________, as ___________ of Carmen
Development Corporation, an Oklahoma corporation, for itself and acting as the sole general partner of Carmen Field Limited
Partnership, an Oklahoma limited partnership.


                                        NOTARY PUBLIC, State of Texas


My commission expires:


    [SEAL]

After recording, return to:

Patton Boggs LLP
Attention:  James C. Chadwick, Esq.
2001 Ross, Suite 3000
Dallas, Texas 75201

THE PARTIES HERETO DIRECT THE CLERKS OF COURT (EX-OFFICIO RECORDER OF MORTGAGES) FOR THE PARISHES AND COUNTIES LISTED ON SCHEDULE A ATTACHED HERETO TO MAKE A NOTATION OF THIS ASSIGNMENT OF NOTES AND LIENS AND MASTER ACT OF AMENDMENT TO MORTGAGES IN THE MARGIN OF THEIR RECORDS AT THE RECORDATION REFERENCES NOTED ON SAID SCHEDULE A HERETO TO SERVE AS THE OCCASION MAY REQUIRE.

                  ASSIGNMENT OF NOTES AND LIENS
                               AND
              MASTER ACT OF AMENDMENT TO MORTGAGES
                       [Carmen Collateral]

     THIS ASSIGNMENT OF NOTES AND LIENS AND MASTER ACT OF
AMENDMENT TO MORTGAGES (this "Assignment") is made effective as of the 27th day of December, 1999, by and among:

UNION BANK OF CALIFORNIA, N.A. ("Union Bank"), a national banking association, with an address of 500 N. Akard, Suite 4200, Dallas, Texas 75201, for itself and as agent for the lenders that are or become parties to the Credit Agreement (as defined in Recital A below);

DEN NORSKE BANK, ASA ("Den Norske"), a bank, with an address of 200 Park Avenue, 31st Floor, New York, New York 10166 (Union Bank, Den Norske, and Union Bank as Agent for the lenders that are parties to the Credit Agreement are referred to herein, collectively, as the "Assignors" and, individually, as an "Assignor");

RAM ENERGY, INC. ("Borrower"), a Delaware corporation, whose chief executive office is Meridian Tower, Suite 650, 5100 East
Skelly Drive, Tulsa, Oklahoma 74135;

RLP GULF STATES, L.L.C. ("RLP"), an Oklahoma limited liability company, whose chief executive office is Meridian Tower, Suite
650, 5100 East Skelly Drive, Tulsa, Oklahoma 74135;

MAGIC CIRCLE ENERGY CORPORATION ("MCE"), a Delaware corporation, whose chief executive office is Meridian Tower, Suite 650, 5100
East Skelly Drive, Tulsa, Oklahoma 74135;

CARMEN FIELD LIMITED PARTNERSHIP ("CFL"), an Oklahoma limited partnership, whose chief executive office is Meridian Tower, Suite 650, 5100 East Skelly Drive, Tulsa, Oklahoma 74135;

CARMEN DEVELOPMENT CORPORATION ("CDC"), an Oklahoma corporation, whose chief executive office is Meridian Tower, Suite 650, 5100
East Skelly Drive, Tulsa, Oklahoma 74135;

MAGIC CIRCLE ACQUISITION CORPORATION ("MCA"), an Oklahoma corporation, whose chief executive office is Meridian Tower, Suite 650, 5100 East Skelly Drive, Tulsa, Oklahoma 74135, (collectively, RLP, MCE, CFL, CDC and MCA shall be referred to herein as the "Guarantors"); and

FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), in its capacity as agent for the benefit of the lenders that are or become parties to the Amended and Restated Loan and Security Agreement (as amended, restated and renewed from time to time, the "Amended and Restated Loan and Security Agreement"), dated December 27, 1999, among Borrower, the lenders that are or become parties thereto (individually and collectively, the "Lenders") and Foothill, as agent for the benefit of the Lenders (Foothill in capacity as agent for the benefit of the Lenders is hereinafter referred to as the "Assignee"), whose address is 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333.

                         R E C I T A L S

     A. Pursuant to that certain Second Amended and Restated Credit Agreement, dated as of February 3, 1998, executed by Borrower, Den Norske and Union Bank individually and as Agent, as amended by that certain Amendment No. 1 and Waiver, dated as of August 17, 1998, that certain Amendment No. 2 and Waiver, dated as of March 31, 1999, that certain Amendment No. 3 and Waiver, dated as of August 12, 1999, that certain Amendment No. 4 dated as of September 2, 1999, that certain Amendment No. 5 and Consent and Waiver dated as of September 28, 1999, that certain Amendment No. 6 dated as of September 30, 1999, and that certain Amendment No. 7 dated as of December 22, 1999, each respectively executed by Borrower, Den Norske, and Union Bank individually and as Agent, and certain other agreements, documents and instruments preceding the same (said Second Amended and Restated Credit Agreement, as amended, together with such preceding agreements, documents and instruments, are hereinafter referred to collectively as the "Credit Agreement"), Assignors and their predecessors-in-interest have provided Borrower with a revolving credit facility, the indebtedness incurred in connection with the Credit Agreement being presently evidenced by (i) a promissory note in the original principal amount of $30,000,000, dated February 27, 1998, payable to the order of Union Bank, executed by Borrower, and (ii) a promissory note in the original principal amount of $20,000,000, dated February 27, 1998, payable to the order of Den Norske, executed by Borrower (individually, a "Note"; and collectively, the "Notes").

     B. As security for payment of the Notes and the performance of all of the other obligations of Borrower under the Credit Agreement, Borrower has granted Assignors certain liens and security interests, which liens and security interests include those evidenced by the mortgages, deeds of trust, security agreements, collateral documents and financing statements described on Schedule A attached hereto.

     C. In connection with the Credit Agreement, the Guarantors have executed guarantees (the "Guarantees") guaranteeing payment of all the indebtedness of Borrower arising in connection with the Credit Agreement, which Guarantees include those being more specifically described on Schedule A attached hereto.

     D. In connection with the Credit Agreement and the Guarantees, the Guarantors have granted Assignors certain liens and security interest, which liens and security interests are evidenced by the mortgages, deeds of trust, security agreements, collateral documents and financing statements described on Schedule A attached hereto.


     E. Assignors desire to grant, transfer, assign and convey to Assignee all of their rights, titles and interests in and to the Notes and the indebtedness and obligations of Borrower, the Guarantors, and any other party to or guaranteeing or securing the obligations arising under the Credit Agreement, together with any and all liens and security interests and guarantees in connection therewith (the "Security Documents") (including, without limitation, the Guarantees and the other Security Documents described on Schedule A attached hereto), including, but not limited to, all indebtedness and obligations of Borrower and the Guarantors, together with their affiliates and subsidiaries, under the documents described on Schedule A (collectively, the documents described on Schedule A, together with any other document evidencing the obligations or indebtedness of Borrower, the Guarantors or any of their affiliates or subsidiaries in connection with the Credit Agreement shall be referred to herein as the "Loan Documents"). Schedule A and the property subject to the Liens and security interests created or evidenced by the Security Documents include but are not limited to the property covered by the legal descriptions contained on Annex I attached hereto.

     F. Borrower and the Guarantors desire to (i) acknowledge and agree that they specifically requested that Lenders purchase the Notes, that Lenders are purchasing the Notes as an accommodation to them, that they will be benefited, directly and indirectly, by the purchase of the Notes by Lenders, and that it is in their best interests for Lenders to purchase the Notes, and (ii) acknowledge and consent to the sale and acquisition of the Notes, the Security Documents and the other Loan Documents to Assignee, and (iii) ratify, affirm, acknowledge and confess each of their obligations under the Notes, the Security Documents and the other Loan Documents, and (iv) ratify, affirm, acknowledge and agree that nothing herein shall, and nothing herein shall be construed to, adversely affect or impair any lien, charge, encumbrance or security interest created under the Security Documents or any of the other Loan Documents or the priority thereof or release or affect their liability pursuant to the Security Documents or the other Loan Documents, and (v) ratify, affirm, acknowledge and agree that all liens, charges, encumbrances and security interests created under the Security Documents and the other Loan Documents shall be and hereby are ratified, affirmed, extended and carried forward and shall continue to secure the payment and performance of and in all respects benefit the holders of each of (a) the "Obligations" under and as defined in the Amended and Restated Loan and Security Agreement, and (b) all other indebtedness, obligations and liabilities of Borrower and the Guarantors described in the "Loan Documents" (as defined in the Amended and Restated Loan and Security Agreement) (said "Obligations" and such other indebtedness, obligations, and liabilities described in the immediately preceding clauses (a) and (b) are hereinafter referred to, collectively, as the "Foothill Obligations"), and
(vi) along with Assignee amend certain provisions of each of the following documents (hereinafter collectively referred to as the "Mortgages"): each Mortgage, Deed of Trust, Security Agreement and Financing Statement described on Schedule A attached hereto, each Mortgage, Deed of Trust, Security Agreement, Assignment of Production and Financing Statement described on such Schedule A, each Mortgage, Security Agreement, Assignment of Production and Financing Statement described on such Schedule A, and each Deed of Trust, Security Agreement, Assignment of Production and Financing Statement described on such Schedule A.

     G. Contemporaneously with the execution of this Assignment, the parties hereto are entering into two certain other Assignments of Notes and Liens and Master Acts of Amendment to Mortgages dated as of even date herewith, pursuant to which Assignors are assigning to Assignee its mortgages, liens and encumbrances on property other than or in addition to the property described in the documents, instruments and agreements described on Schedule A attached hereto (such two certain other Assignments of Notes and Liens and Master Acts of Amendment to Mortgages are hereinafter referred to collectively as the "Parallel Assignments"). It is the intention of the parties that the aggregation of the assignments evidenced by this Assignment and the assignments evidenced by each of the Parallel Assignments will result in the assignment by Assignors to Assignee of all of the rights, titles and interests of Assignors in and to the Notes, the Security Documents and the other Loan Documents.

     NOW, THEREFORE, for and in consideration of the forgoing Recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Assignors, Borrower, the Guarantors and Assignee hereby agree as follows:

                            SECTION 1

                  ASSIGNMENT OF NOTES AND LIENS

     1.1  Assignment of Notes and Liens

     Each Assignor, severally, in consideration of the payment by the Assignee to such Assignor of the outstanding principal balance of the Note payable to such Assignor, as set forth in the Payoff Letter (herein so called) attached hereto as Schedule C, the receipt and sufficiency of which are hereby acknowledged by such Assignor, and intending to be legally bound hereby, does grant, assign, sell, transfer and convey to the Assignee, without recourse and without representation or warranty, express or implied, except as specifically and expressly set forth in
Section 1.4 hereof, the Notes, together with all of the Assignors' right, title and interest thereunder, to have and to hold unto the Assignee and its successors and assigns forever. Borrower hereby affirms, ratifies and acknowledges its indebtedness and obligations under the Notes in the amount set forth on Schedule B attached hereto, as well as its obligations under the Security Documents and the other Loan Documents, and Borrower hereby ratifies, affirms, acknowledges and agrees that nothing herein shall, and nothing herein shall be construed to, adversely affect or impair any lien, charge, encumbrance or security interest created under the Security Documents or any of the other Loan Documents or the priority thereof or release, adversely affect or impair Borrower's liability pursuant to the Security Documents or the other Loan Documents, and Borrower hereby ratifies, affirms, acknowledges and agrees that all liens, charges, encumbrances and security interests created under the Security Documents and the other Loan Documents shall be and hereby are ratified, affirmed, extended and carried forward and shall continue to secure the payment and performance of, and in all respects otherwise benefit, the holders of the Foothill Obligations. Each Guarantor hereby ratifies, affirms and acknowledges its obligations under its respective Guarantee, as well as its obligations under the other Security Documents and the other Loan Documents, and each Guarantor hereby ratifies, affirms, acknowledges and agrees that nothing herein shall, and nothing herein shall be construed to, adversely affect or impair any lien, charge, encumbrance or security interest created under the Security Documents or any of the other Loan Documents or the priority thereof or release, adversely affect or impair its liability pursuant to the Security Documents or the other Loan Documents, and each Guarantor hereby ratifies, affirms, acknowledges and agrees that all liens, charges, encumbrances and security interests created under the Security Documents and the other Loan Documents shall be and hereby are ratified, affirmed, extended and carried forward and shall continue to secure the payment and performance of and in all respects benefit the holders of the Foothill Obligations.

     In addition, each Assignor, severally, in consideration of the payment by the Assignee as stated above, intending to be legally bound hereby, does grant, assign, sell, transfer and convey to the Assignee without recourse and without representation or warranty, express or implied, except as specifically and expressly set forth in Section 1.4 hereof, all of its rights, titles and interests in and to any liens, claims and encumbrances arising under the agreements, documents and instruments described on Schedule A attached hereto securing Borrower's and the Guarantors' (together with their affiliates' and subsidiaries') obligations under the Notes, the Security Documents, and the other Loan Documents (collectively, all rights, titles and interests of Assignors assigned herein in and to the Notes, the Security Documents and the other Loan Documents shall be referred as the "Assigned Interests").

     Borrower hereby acknowledges and agrees that it requested that Lenders purchase the Notes, that Lenders are purchasing the Notes as an accommodation to Borrower, that Borrower is benefited, directly and indirectly, by the purchase of the Notes by Lenders, and that it is in the best interests of Borrower for Lenders to purchase the Notes, and Borrower hereby ratifies, affirms, acknowledges, and confesses its respective indebtedness and obligations under and the effectiveness of the Notes and the Security Documents and the other Loan Documents to which Borrower is a party, and Borrower hereby ratifies, affirms, acknowledges and agrees that nothing herein shall, and nothing herein shall be construed to, adversely affect or impair any lien, charge, encumbrance or security interest created under the Security Documents or any of the other Loan Documents or the priority thereof or release, adversely affect or impair Borrower's liability pursuant to the Security Documents or the other Loan Documents, and Borrower hereby ratifies, affirms, acknowledges and agrees that all liens, charges, encumbrances and security interests created under the Security Documents and the other Loan Documents shall be and hereby are ratified, affirmed, extended and carried forward and shall continue to secure the payment and performance of and in all respects benefit the holders of the Foothill Obligations.

     Each Guarantor hereby acknowledges and agrees that it requested that Lenders purchase the Notes, that Lenders are purchasing the Notes as an accommodation to each Guarantor, that each Guarantor is benefited, directly and indirectly, by the purchase of the Notes by Lenders, and that it is in the best interests of each Guarantor for Lenders to purchase the Notes, and each Guarantor hereby ratifies, affirms, acknowledges, and confesses its obligations under and the effectiveness of its respective Guarantee, the other Security Documents and the other Loan Documents to which it is a party, and each Guarantor hereby ratifies, affirms, acknowledges and agrees that nothing herein shall adversely affect or impair or be construed to adversely affect or impair any lien, charge, encumbrance or security interest created under the Security Documents or any of the other Loan Documents or the priority thereof or to release, adversely affect or impair its liability pursuant to the Security Documents or the other Loan Documents, and each Guarantor hereby ratifies, affirms, acknowledges and agrees that all liens, charges, encumbrances and security interests created under the Security Documents and the other Loan Documents shall be and hereby are ratified, affirmed, extended and carried forward and shall continue to secure the payment and performance of and in all respects benefit the holders of the Foothill Obligations.

     This Assignment is made with full substitution and subrogation in and to all of the rights, titles, and interests Assignors may have under the Notes, the Guarantees, the other Security Documents, or any other Loan Document (save and except only the Reserved Obligations as provided herein). Neither any existing Guarantee nor any other existing Security Document nor any other Loan Document shall be released, but is hereby assigned to the Assignee and shall be carried forward and extended to secure the payment and performance of the Foothill Obligations.

     1.2  No Assumption.

     The Assignee does not assume, and the Assignee shall not be obligated to pay, perform or discharge, any claim, debt, obligation, expenses or liability of the Assignors of any kind, whether known or unknown, absolute or contingent, under the Loan Documents or otherwise, arising out of any act or omission by the Assignors.

     1.3  Endorsement of Notes

     Each Assignor severally agrees that it will promptly endorse its Note to the order of the Assignee, without recourse and without representation or warranty, express or implied, except as expressly set forth in Section 1.4 herein and will deliver such endorsed Note to the Assignee. The indebtedness arising under and evidenced by the Notes, the Credit Agreement and the other Loan Documents is continuing indebtedness and nothing contained herein shall be construed to have paid or extinguished any of such indebtedness or to have released or terminated any lien securing such indebtedness.

     Each Assignor disclaims any representation or warranty, express or implied, to the Assignee in connection with this Assignment (other than those set forth in Section 1.4), including, without limitation, as to the collectibility of the Notes, the value of the property encumbered by the Assigned Interests, and the ability of Borrower to make due and timely payment of any amount due from it pursuant to the Notes, in whole or in part. The Assignee acknowledges the disclaimer of each Assignor and expressly disclaims reliance upon any representations or warranties, express or implied (other than those set forth in Section 1.4).

     1.4  Representations and Warranties of each Assignor.

     Each Assignor severally represents and warrants to the Assignee as follows:

         (a) It has the full power, legal capacity and authority to enter into and perform its obligations under this Assignment and to execute this Assignment.

         (b) This Assignment constitutes the valid and binding obligations of it, enforceable against it in accordance with its terms, except insofar as enforcement of terms may be limited by any bankruptcy, insolvency, reorganization, fraudulent conveyance, receivership and other similar laws and judicial decisions of general application relating to or affecting the enforcement of creditors' rights, and by general equitable principles (whether considered in proceeding at law or in equity).

         (c) It is the legal and equitable holder of its Note, the Security Documents and the other Loan Documents, and the indebtedness and obligations evidenced thereby.

         (d) The aggregate principal balance outstanding on its Note as of the date hereof, is set forth on Schedule B, and all accrued interest on its Note has been paid through the date hereof.

         (e) It has not participated, assigned or otherwise encumbered with liens or security interests its Note or its rights under the Credit Agreement, the Security Documents or the other Loan Documents.

         (f) To the best of its knowledge, all the Oil and Gas Properties (as defined below) currently encumbered by liens and security interests in favor of Assignors securing the indebtedness and obligations evidenced by the Notes, the Guarantees, the other Security Documents or the other Loan Documents are described in and are covered by the Security Documents listed on Schedule A attached hereto (or a Schedule A attached to the Parallel Assignments) and such Schedule A accurately lists the recording information as to the recordation of all such Security Documents. For the purposes of this Assignment, the term "Oil and Gas Properties" shall mean (i) all right, title, interest and estates in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved interests, reversionary interests, carried working interests, or residual interests of whatever nature, and (ii) all surface interests relating thereto.

         (g) To the best of its knowledge, with respect to itself only, except for such releases, if any, that are described in a Certificate dated on or about the date hereof from Union Bank as Agent to Assignees that is acknowledged in writing by Assignee, neither Union Bank individually or as Agent nor Den Norske has released or agreed to release any of the security interests or liens created by the Security Documents.

         (h) Neither Union Bank individually or as Agent nor Den Norske has any knowledge of any pending or threatened adverse claims by any person or entity against the Oil and Gas Properties or any knowledge of any pending or threatened claims by Borrower, any Guarantor, any affiliate of Borrower or of any Guarantor or any other person or entity challenging, contesting or otherwise adversely affecting the validity or enforceability of the Notes, any Security Documents or any Loan Documents or the validity, priority or enforceability of the liens and security interests created by the Security Documents or the Loan Documents.

     1.5  Representations and Warranties of the Assignee.

     The Assignee represents and warrants to each Assignor as follows:

         (a) The Assignee has full power, legal capacity and authority to enter into this Assignment, and this Assignment constitutes the valid and binding obligation of the Assignee, enforceable against it in accordance with its terms, except insofar as enforcement of terms may be limited by any bankruptcy, insolvency, reorganization, fraudulent conveyance, receivership and other similar laws and judicial decisions of general application relating to or affecting the enforcement of creditors' rights, and by general equitable principles (whether considered in a proceeding at law or in equity).

         (b) The Assignee is an institution which is an "accredited investor" within the meaning of Rule 501 under the Securities Act of 1933, as amended (the "Act"). The Assignee has such knowledge of finance and investments as to be capable of evaluating the merits and risks of the purchase of the Notes and the Assigned Interests.

         (c) The Assignee is acquiring the Notes and the Assigned Interests from the Assignors for its own account and not with a view to the distribution or resale of the Notes and the Assigned Interests, or any portion thereof in violation of the Act (it being understood, however, that the disposition of the Assignee's property shall at all times be within its control).

         (d) The Assignee acknowledges that the Notes and the Assigned Interests have not been registered under the Act or the securities or "Blue Sky" laws of any jurisdiction and agrees that, to the extent the Act or such laws are applicable, in the absence of such registration, the Notes and the Assigned Interests will be sold or disposed of only pursuant to an exemption from such registration requirements under the Act and such laws.

         (e) The Assignee confirms that it has received a copy of the Credit Agreement, together with such other documents, including without limitation, the Security Documents and the other Loan Documents listed on Schedule A, and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and agrees that it shall have no recourse against either Assignor with respect to any matters relating to the Credit Agreement or Security Document or any other Loan Document or this Assignment except for a breach by such Assignor of any of its representations and warranties set forth in Section 1.4 herein.

     1.6 Representations and Warranties of Borrower and the Guarantors

     Each of Borrower and the Guarantors represents and warrants to the Assignee and the Assignors as follows:

         (a) Each of this Assignment, the Security Documents and the other Loan Documents to which it is a party constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except insofar as enforcement of terms may be limited by any bankruptcy, fraudulent conveyance, and other similar laws and judicial decisions of general application relating to or affecting the enforcement of creditors' rights, and by general equitable principles (whether considered in proceeding at law or in equity).

         (b) It has not assigned its rights or obligations under the Credit Agreement, the Security Documents or the other Loan Documents.

         (c) The aggregate principal balance outstanding on each Note as of the date hereof is set forth on Schedule B and all accrued interest on the Notes has been paid through the date hereof. No Assignor has forgiven or discharged, in the absence of payment thereof, any liability of Borrower evidenced by any Note.

         (d) Except for the obligations set forth in the Notes, the Security Documents, and the other Loan
     Documents, it does not have any other obligation, liability or contractual arrangement with the Assignors.

         (e) Schedule A attached hereto (and Schedule A attached to the Parallel Assignments) contains a complete list of all currently effective credit agreements, promissory notes, mortgages, deeds of trust, security agreements, guaranty agreements, and financing statements evidencing, securing and guaranteeing the indebtedness evidenced by the Notes.

         (f)  All of the indebtedness described in the Credit
     Agreement has been assigned to the Assignee by this Assignment.

         (g) It has affirmed, acknowledged and confessed all of its obligations under the Credit Agreement, the Security Documents, and the other Loan Documents. It has no right of offset or other defense to any of its indebtedness, obligations or other liabilities under the Credit Agreement, the Security Documents and the other Loan Documents.

         (h)  The Recitals are true and correct.

         (i) All the Oil and Gas Properties currently encumbered by liens and security interests in favor of Assignors securing the indebtedness and obligations evidenced by the Notes, the Guarantees, the other Security Documents or the other Loan Documents, are described in and are covered by the Security Documents listed on Schedule A attached hereto (and Schedule A attached to the Parallel Assignments) contains and each such Schedule A accurately lists the recording information relating to recordation of such Security Documents.

         (j) Except for such releases, if any, that are described on the Certificate described in Section 1.4(g), neither Union Bank individually or as Agent nor Den Norske has released or agreed to release any of the security interest or liens created by the Security Documents.

         (k) It has no knowledge of any pending or threatened adverse claims by any person or entity against the Oil and Gas Properties and no knowledge of any pending or threatened claims by any person or entity challenging, contesting or otherwise adversely affecting the validity or enforceability of the Notes or any of the Loan Documents or the validity, priority or enforceability of the liens and security interests created by the Security Documents or any of the Loan Documents.

         (l) Nothing herein shall, and nothing herein shall be construed to, adversely affect or impair any lien, charge, encumbrance or security interest created under the Security Documents or any of the other Loan Documents or the priority thereof or release, adversely affect or impair its liability pursuant to the Security Documents or the other Loan Documents, and all liens, charges, encumbrances and security interests created under the Security Documents and the other Loan Documents have been and are hereby ratified, affirmed, renewed, extended and carried forward and shall continue to secure the payment and performance of and in all respects benefit the holders of the Foothill Obligations.

         (m) It requested that Lenders purchase the Note, that Lenders are purchasing the Notes as an accommodation to it, that it is benefited, directly and indirectly, by the purchase of the Notes by Lenders, and that it is in its best interests for Lenders to purchase the Notes.

     1.7  Reserved Obligations.

     Notwithstanding any other provision hereof or in any other agreement, Borrower shall remain fully liable to the Assignors with respect to (i) all of its obligations and liabilities regarding indemnification and reimbursement of fees and expenses pursuant to the Credit Agreement, and (ii) all payments heretofore or concurrently made by Borrower under or pursuant to the Credit Agreement or any other Loan Document (collectively, the "Reserved Obligations"), and such Reserved Obligations shall be excepted and reserved by the Assignors from the rights, titles and interests assigned by them to the Assignee hereunder. Borrower hereby affirms its obligations and liabilities in favor of the Assignors under the Credit Agreement regarding indemnification and reimbursement of fees and expenses set forth in the Credit Agreement. Notwithstanding the reservation in this
Section 1.7 by Assignors, it is the intent of Assignors, Assignee, Borrower and the Guarantors that the Reserved Obligations SHALL NOT BE SECURED by any of the Security Documents or the other Loan Documents. Accordingly, Assignors hereby expressly waive, release and assign in favor of and to the Assignee any and all rights that Assignors may have to establish or enforce any lien, security interest, mortgage, guarantee or assignment or other encumbrance under any of the Security Documents or the other Loan Documents which may now secure Borrower's or any Guarantor's obligations and indebtedness to Assignors with respect to the Reserved Obligations; provided, however, that nothing herein shall be construed to limit in any way the rights of Assignee which Assignee may now or hereafter have in the Credit Agreement or any other document transferred to Assignee hereunder or in the Amended and Restated Loan and Security Agreement.

     1.8  Releases.

     To induce the Assignors to sell, and the Assignee to purchase, the Notes and the rights under the Loan Documents, except for those rights specifically reserved herein, at the special insistence and request of the Assignee and the Assignors, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of Borrower and each Guarantor hereby fully releases and discharges each Assignor and its successors and assigns, including but not limited to the Assignee, and their respective officers, directors, employees, representatives, agents and affiliates, from all claims, demands, causes of action, liabilities or other obligations of any kind whatsoever, including, without limitation, offsets, reductions, rebatements or claims of usury, known or unknown, whether now existing or hereafter asserted in connection with the Notes, the Credit Agreement, the Guarantees, the other Security Documents and the other Loan Documents arising from matters occurring before the date of this Assignment. Borrower hereby further releases each of the Assignors from any of its obligations and commitments under the Credit Agreement and the other Loan Documents, if any.

     NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, NOTHING HEREIN SHALL BE CONSTRUED AS AN EXTINGUISHMENT OR NOVATION OR OTHER SATISFACTION OF THE INDEBTEDNESS EVIDENCED BY THE NOTES OR THE INDEBTEDNESS, OBLIGATIONS, LIABILITIES OF BORROWER AND THE GUARANTORS EVIDENCED BY OR ARISING UNDER THE LOAN DOCUMENTS.

                            SECTION 2
                     AMENDMENTS TO MORTGAGES

     2.1 Amendments to Mortgages. In connection with and in furtherance of the assignment by Assignors to Assignee of the Notes and the Loan Documents (including, without limitation, the Mortgages) as described in Section 1.1 of this Assignment, Borrower, the Guarantors hereby agree with Assignee to amend, effective as of the date hereof, and hereby amend as of the date hereof, each of the Mortgages included in the Assigned Interests to which Borrower or such Guarantor is a party as follows:

          (a)  All references in the Mortgages to "Credit
     Agreement" or otherwise referring to the Credit Agreement shall now and hereafter refer to and be deemed to references to the Amended and Restated Loan and Security
     Agreement.

          (b) All references in the Mortgages to "Banks" or otherwise referring to Union Bank or Den Norske shall now and hereafter refer to and be deemed references to the Lenders.

          (c) All references in the Mortgages to "Trustee" shall now and hereafter refer to and be deemed references to the following person with the following mailing address:

               James C. Chadwick, Esq.
               2001 Ross Avenue, Suite 3000
               Dallas, Texas  75201

          (d) All references in the Mortgages to "Mortgagee" or "Secured Party" or otherwise referring to Union Bank as the agent for the "Banks" under the Credit Agreement shall now and hereafter refer to and be deemed references to Assignee as Agent for the Lenders, and shall also be deemed to include the mailing address of Assignee, which is as follows:

               Foothill Capital Corporation, Agent
               11111 Santa Monica Boulevard, Suite 1500
               Los Angeles, California  90025-3333

          (e) All references in the Mortgages to "Default Rate" shall now and hereafter be deemed references to the default rate as calculated under the Amended and Restated Loan and Security Agreement.

          (f) All references in the Mortgages to "Notes" or otherwise referring to the promissory notes whose payment is secured by the lien created by such Mortgage shall now and hereafter be deemed references to the Notes described in the Recitals to this Assignment.

          (g) All references in the Mortgages to "Article IV of the Credit Agreement" shall now and hereafter be deemed references to Section 5 of the Amended and Restated Loan and Security Agreement.

          (h) All references in the Mortgages to "Obligations" or "Indebtedness" or otherwise referring to the indebtedness, obligations and liabilities whose payment and performance are secured by the lien created by such Mortgage shall now and hereafter be deemed references to the Foothill Obligations.

          (i) All references in the Mortgages to "Guaranty" or otherwise referring to any guarantee agreement executed by a Guarantor in favor of the Assignors shall now and hereafter be deemed to also include references to any "Guaranty Agreements" (as defined in the Amended and Restated Loan and Security Agreement) executed by such Guarantor.

          (j) That certain Mortgage, Deed of Trust, Security Agreement and Financing Statement executed by Carmen Field to Tony R. Weber, Trustee, for the benefit of Union Bank of California, N.A., as agent, and recorded respectively (x) on June 10, 1998 as Document No. 015889, in Book 535, Page 211, of the relevant real property records of Alfalfa County, Oklahoma, (y) on March 26, 1998, as Document No. 51790, in Book 1452, Page 105 of the relevant real property records of Major County, Oklahoma, and (z) on March 26, 1998, as Document No. 3162-2 in Book 849, Page 339, of the relevant real property records of Woods County, Oklahoma, is hereby amended so that all references in such document to "Mortgagor" shall be deemed to be references to the "Debtor" as defined in such document and all references in such document to "Mortgagor's" shall be deemed to be references to "Debtor's".

          (k) All references in the Mortgages to "Debtor" or "Mortgagor" shall be deemed to include the mailing address of Debtor or Mortgagor, as the case may be, which is as follows:

               Meridian Tower, Suite 650
               5100 East Skelly Drive
               Tulsa, Oklahoma 74135

          (l) In addition to the other provisions of each Mortgage, Borrower and the Guarantors hereby agree with Assignee that in any case where a respective Mortgage contains a non-judicial power of sale or is otherwise identified as or is intended to create a "deed of trust" or grants certain rights and powers to a "Trustee", that the following statements shall be true of such Mortgage and are hereby incorporated into such Mortgage:

                    (i)  Such Mortgage shall be effective as a
          mortgage as well as a deed of trust, and upon the occurrence of an Event of Default may be foreclosed as to the "Collateral" or the "Mortgaged Property", as the case may be, in any manner permitted by the laws of the state in which the Collateral or the Mortgaged Property, as the case may be, is situated;

                    (ii) Any foreclosure suit may be brought by Trustee or Secured Party;

                    (iii)     If a foreclosure is commenced by
          Trustee, Secured Party may, at any time before the sale, direct the Trustee to abandon the sale, and may then institute suit for the collection of the Foothill Obligations, and for the foreclosure of enforcement of the assignments, liens, and security interests created under such Mortgage;

                    (iv) If Secured Party should institute a suit for the collection of the Foothill Obligations, and for a foreclosure or enforcement of the assignments, liens, and security interests created under such Mortgage, it may, at any time before the entry of a final judgment in said suit, dismiss the same, and require Trustee to sell the Collateral or the Mortgaged Property, as the case may be, or any part thereof, in accordance with the provisions of such Mortgage; and

                    (v)  With respect to any such Mortgage
          covering the Mortgaged Property or Collateral situated in the state of Oklahoma:

                              (a)  The following provision is
               hereby added to such Mortgage:

                    "A POWER OF SALE HAS BEEN GRANTED IN THIS
                    MORTGAGE, A POWER OF SALE MAY ALLOW THE
                    MORTGAGEE TO TAKE THE MORTGAGED PROPERTY AND
                    SELL IT WITHOUT GOING TO COURT IN A
                    FORECLOSURE ACTION UPON DEFAULT BY THE
                    MORTGAGOR UNDER THIS INSTRUMENT"

                              (b)  In addition to, and not in
               limitation of, any other remedy provided for in such Mortgage or by applicable law, in connection with such Mortgage Borrower and the Guarantors hereby grant to, and confer upon, Assignee as the relevant Secured Party a power of sale pursuant to the Oklahoma Power of Sale Mortgage Foreclosure Act, Title 46, Sections 40-48 of the Oklahoma Statutes (the "Oklahoma Act") and any future amendments thereof or under any future law granting the same or similar rights, conferring on the Secured Party pursuant to Title 46,
               Section 43D, the option to elect to foreclose upon the Mortgaged Property or the Collateral, as the case may be, in the manner provided in
               Section 686 of Title 12 of the Oklahoma Statutes. Upon the occurrence and during the continuance of an Event of Default or if any of the Secured Obligations shall become due and payable, and Mortgagor shall not promptly pay the same, Secured Party is expressly authorized and empowered to proceed in accordance with the provisions of the Oklahoma Act or other future law to have the Mortgaged Property sold, or Secured Party may, at its option, exercised at any time prior to completion of the sale, institute suit to foreclose this Mortgage in any court having jurisdiction. Secured Party is expressly authorized and empowered to sell the Mortgaged Property as an entirety or in such lots, parcels or divisions as the Secured Party may elect, but subject always to any right which Mortgagor may have by law to suggest the lots, parcels or divisions in which such Mortgaged Property is to be sold. Notwithstanding anything contained in this Mortgage to the contrary, any notices of sale given in accordance with the requirements of the Oklahoma Act shall constitute sufficient notice of sale. The conduct of a sale pursuant to a power of sale shall be sufficient hereunder if conducted in accordance with the requirements of the Oklahoma Act and other applicable laws of the State of Oklahoma in effect at the time of such sale, notwithstanding any other provision contained in this instrument to the contrary. The proceeds of any sale of the Mortgaged Property pursuant to the power of sale herein granted shall be applied in accordance with the Oklahoma Act and any other applicable laws of the State of Oklahoma in effect at the time of such sale. In the event of conflict between the provisions hereof and the Oklahoma Act, the Oklahoma Act shall control. Sale of a part of the Mortgaged Property shall not exhaust the power of sale, but sales may be made from time to time until the Secured Obligations are paid in full. If default is made in the payment of any installment of any of the Secured Obligations, Secured Party may, at its option, at once or at any time thereafter while any matured installment remains unpaid, without declaring all of the entire Secured Obligations to be due and payable, enforce the power of sale created by this instrument and sell all or any portion of the Mortgaged Property in satisfaction of such matured Secured Obligations. Sales made without maturing any of the unmatured balance of the Secured Obligations may be made hereunder whenever there is a default in the payment of any installment of any of the Secured Obligations without exhausting the power of sale granted hereby and without affecting in any way the power of sale granted under this Section, the unmatured balance of any of the Secured Obligations (except as to any proceeds of any sale which Secured Party may apply as prepayment of the Indebtedness), or the liens securing payment of the Secured Obligations. If any questions should be raised as to the regularity or validity of any sale hereunder, Secured Party shall have the right and is hereby authorized to make resale of said property so as to remove any questions or doubt as to the regularity or validity of the previous sale, and as many resales may be made as may be appropriate.

                              (c)  The following provision is
               hereby added to such Mortgage:

                    "If this Mortgage is foreclosed by judicial proceedings, appraisement of the Mortgaged Property is hereby expressly waived or not waived at the option of Secured Party, such option to be exercised at or prior to the time judgment or decree of foreclosure is rendered. Mortgagor, for the considerations herein expressed, does hereby expressly waive all benefit of the homestead, exemption and stay laws of the State of Oklahoma."

     2.2 Reaffirmation of Mortgages. Borrower, the Guarantors and the Assignee hereby acknowledge and agree that except as specifically amended, changed or modified by this Assignment, each of the Mortgages included in the Assigned Interests shall remain in full force and effect in accordance with its terms. None of the rights, titles and interests existing and to exist under the Mortgages as amended are hereby released, diminished or impaired and each of Borrower and the Guarantors hereby reaffirms all covenants, representations and warranties made in, and the indebtedness, liabilities and obligations described in, each such Mortgage included in the Assigned Interests to which it is a party, as such Mortgage is amended by this Assignment.

                            SECTION 3
                          MISCELLANEOUS

     3.1  Further Assurances.

     Each of the Assignors, Borrower and the Guarantors agrees that it will promptly, upon reasonable request of the Assignee and at the sole expense of Borrower and the Guarantors, execute and deliver all such other documents in form satisfactory to Assignee and its legal counsel, and take such other action satisfactory to Assignee and its legal counsel as may be reasonable and necessary to fully effectuate the provisions of this Assignment.

     3.2  Taxes, Etc.

     Except to the extent prohibited by applicable law, Borrower and the Guarantors agree to pay or to cause to be paid all governmental assessments, charges or taxes (excluding federal, state or local income taxes), including any stamp or documentary or mortgage registration or other excise or property taxes and any interest or penalties on any such assessments, charges or taxes, at any time payable or ruled to be payable in respect of the execution or delivery of this Assignment by reason of any federal, state or local, statutory or regulatory provision in force on the date hereof, or in accordance with a specific proposal for the amendment of, or enactment of, any such statutory or regulatory provision published on or before the date hereof which is thereafter enacted in material conformity to the form published and any taxes, levies, imports, assessments or charges imposed in replacement of or in substitution for any of the foregoing and which are substantially similar thereto (collectively, the "Tax"), and to indemnify, defend and hold the Assignors and the Assignee harmless against liability in connection with any such Taxes.

     3.3  Successors and Assigns.

     This Assignment shall be binding upon the parties hereto and their respective successors and assigns.

     3.4  Counterparts.

     This Assignment is being executed in several counterparts.
All of such counterparts together shall constitute on and the same instrument.

     3.5  Governing Law.

     Without regard to principles of conflict of laws, this Assignment shall be construed and enforced in accordance with and governed by the internal laws of the State of California, except to the extent the laws of some other jurisdiction are required to be applied in connection with or in order to preserve the validity of this Assignment or the relevant Loan Document, including without limitation the validity and creation of any Lien created under this Assignment or such Loan Document, the priority of any Lien created under this Assignment or such Loan Document, and the exercise or enforcement of any rights and remedies under this Assignment or such Loan Document.

     3.6 Recording. In order to facilitate filing and recording of this Assignment in each county or parish described in each Schedule and/or Annex attached hereto, a counterpart of this Assignment with only those portions of Exhibit "A" attached that relate to properties located in any such county or parish has been furnished for recording in such county or parish, and such counterpart shall be effective to the same extent as if it were a complete original counterpart of this Assignment. A counterpart of this Assignment with a complete Exhibit "A" has been retained by Assignee and is available for inspection or copying upon request.

          IN WITNESS WHEREOF, the parties have caused this Assignment to be executed by their duly authorized officers effective as of the date first above written.

          [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     THUS DONE AND PASSED this ____ day of December, 1999, in my presence and in the presence of the undersigned competent witnesses who hereunto sign their names with Union Bank and me, Notary, after reading of the whole.

WITNESSES:                            UNION BANK OF CALIFORNIA, N.A.

Name:


                                      By:
Name:                                     Name
                                          Title:




STATE OF TEXAS

COUNTY OF

     This instrument was acknowledged before me on December ___, 1999, by ___________________________, as _______________ of
Union Bank of California, N.A., a national banking association.


                                        NOTARY PUBLIC, State of Texas

My commission expires:


     [SEAL]

     THUS DONE AND PASSED this ___ day of December, 1999, in my presence and in the presence of the undersigned competent witnesses who hereunto sign their names with Den Norske and me, Notary, after reading of the whole.

WITNESSES:                            DEN NORSKE BANK, ASA

                                      By: _________________________________
 Name:                                   Name:___________________________
                                         Title:
                                         ____________________________


                                      By:
Name:                                    Name:
                                         Title:


STATE OF NEW YORK

COUNTY OF NEW YORK

     On the ____ day of December, in the year 1999, before me personally came ________________________________ to me known, who, being by me duly sworn, did depose and say that he resides in __________________, that he is the ___________________ of Den
Norske Bank, ASA, the corporation described on and which executed the above instrument, and that he signed his name thereto by authority of the board of directors of such corporation, and before me personally also came ___________________ to me known, who, being by me duly sworn, did depose and say that he resides in __________________, that he is the ____________ of Den Norske Bank, ASA, the corporation described on and which executed the above, and that he signed his name thereto by authority of the board of directors of such corporation.


                                   NOTARY PUBLIC, State of New York

My commission expires:


     [SEAL]

     THUS DONE AND PASSED this ___ of December, 1999, in my presence and in the presence of the undersigned competent witnesses who hereunto sign their names with Assignee and me, Notary, after reading of the whole.


WITNESSES:                            FOOTHILL CAPITAL CORPORATION,
                                      as Agent, a California corporation

 Name:


                                      By:
Name:                                     Name:
                                          Title:


STATE OF TEXAS

COUNTY OF DALLAS

     This instrument was acknowledged before me on December ___, 1999, by ___________________________, as _______________ of
Foothill Capital Corporation, a California corporation.



                                        NOTARY PUBLIC, State of Texas

My commission expires:


     [SEAL]

     THUS DONE AND PASSED this ___ of December, 1999, in my presence and in the presence of the undersigned competent witnesses who hereunto sign their names with Borrower and me, Notary, after reading of the whole.

WITNESSES:                            RAM ENERGY, INC.


Name:

                                      By:
Name:                                     Larry E. Lee
                                          President


STATE OF TEXAS

COUNTY OF DALLAS

     This instrument was acknowledged before me on December ___, 1999, by ___________________________, as _______________ of RAM
Energy, Inc., a Delaware corporation

                                        NOTARY PUBLIC, State of Texas

My commission expires:


     [SEAL]

     THUS DONE AND PASSED this ___ of December, 1999, in my presence and in the presence of the undersigned competent witnesses who hereunto sign their names with RLP and me, Notary, after reading of the whole.


WITNESSES:                       RLP Gulf States, L.L.C., an
                                Oklahoma limited
                                liability company

                                 By: RAM Energy, Inc., a
Name:                                Delaware corporation, as
                                     its sole Member and sole
                                     Manager

                                      By:
Name:                                      Larry E. Lee
                                           President


STATE OF TEXAS

COUNTY OF DALLAS

     This instrument was acknowledged before me on December ___, 1999, by ___________________________, as _______________ of RAM
Energy, Inc., a Delaware corporation, for itself and as the sole Manager and sole Member of RLP Gulf States, L.L.C., an Oklahoma limited liability company.

                                        NOTARY PUBLIC, State of Texas

My commission expires:


     [SEAL]

     THUS DONE AND PASSED this ___ of December, 1999, in my presence and in the presence of the undersigned competent witnesses who hereunto sign their names with MCE and me, Notary, after reading of the whole.


WITNESSES:                            MAGIC CIRCLE ENERGY CORPORATION,
                                      a Delaware corporation


Name:

                                      By:
Name:                                     Larry E. Lee
                                          President


STATE OF TEXAS

COUNTY OF DALLAS

     This instrument was acknowledged before me on December ___, 1999, by ___________________________, as _______________ of
Magic Circle Energy Corporation, a Delaware corporation.



                                        NOTARY PUBLIC, State of Texas

My commission expires:

     [SEAL]

     THUS DONE AND PASSED this ___ of December, 1999, in my presence and in the presence of the undersigned competent witnesses who hereunto sign their names with CDC and me, Notary, after reading of the whole.


WITNESSES:                            CARMEN DEVELOPMENT CORPORATION,
                                      an Oklahoma corporation


Name:

                                      By:
Name:                                     Larry E. Lee
                                          President


STATE OF TEXAS

COUNTY OF DALLAS

     This instrument was acknowledged before me on December ___, 1999, by ___________________, as _____________ of Carmen
Development Corporation, an Oklahoma corporation.


                                        NOTARY PUBLIC, State of Texas

My commission expires:


     [SEAL]

     THUS DONE AND PASSED this ___ of December, 1999, in my presence and in the presence of the undersigned competent witnesses who hereunto sign their names with MCA and me, Notary, after reading of the whole.


WITNESSES:                            MAGIC CIRCLE ACQUISITION
                                      CORPORATION, an Oklahoma
                                      corporation


Name:

                                      By:
Name:                                     Larry E. Lee
                                          President




STATE OF TEXAS

COUNTY OF DALLAS

     This instrument was acknowledged before me on December __, 1999, by ________________________, as _______________ of Magic
Circle Acquisition Corporation, an Oklahoma corporation.


                                        NOTARY PUBLIC, State of Texas

My commission expires:

     [SEAL]

     THUS DONE AND PASSED this ___ of December, 1999, in my presence and in the presence of the undersigned competent witnesses who hereunto sign their names with CFL and me, Notary, after reading of the whole.


WITNESSES:                            CARMEN FIELD LIMITED PARTNERSHIP,
                                      an Oklahoma limited partnership


Name:                                 By:Carmen Development Corporation,
                                         an Oklahoma corporation, its sole
                                         General Partner

Name:                                    By:
                                             Larry E. Lee
                                             President



STATE OF TEXAS

COUNTY OF DALLAS

     This instrument was acknowledged before me on December ___, 1999, by _____________________, as ___________ of Carmen
Development Corporation, an Oklahoma corporation, for itself and acting as the sole general partner of Carmen Field Limited
Partnership, an Oklahoma limited partnership.


                                        NOTARY PUBLIC, State of Texas

My commission expires:

    [SEAL]

                           EXHIBIT 6.2

       TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
Dated as of December 27, 1999, by and among Ram Energy, Inc., the
Lenders (Defined Therein), and Foothill Capital Corporation, as Agent

               FORM OF BORROWING BASE CERTIFICATE

Ram Energy
Form of Borrowing Base Certificate as of 12/26/99

Advances to Borrower at any one time shall not exceed an amount equal to the lesser of:

I.     "Maximum Amount":                                  $30,000,000
       (or)
II.    The "Borrowing Base" less the aggregate amount
       of the "Reserves Against Availability":
       (or)
III.   the "Unsecured Note Indebtedness Limitation"       $25,000,000
----------------------------------------------------------------------------
II. The "Borrowing Base" less the aggregate amount of the "Reserves Against Availability":

       The "Borrowing Base is:

       Proved Developed Producing Reserves as of 11/30/99:

       Less Ineligible Proved Developed Producing Reserves:

       Eligible Proved Developed Producing Reserves:

       Advance Rate                                               45%

       Availability prior to "Reserves Against Availability"

       "Reserves Against Availability include:

       LSA Def.
       --------
         (a)     Accounts Payable Greater than 90 Days from Invoice -
         (b)     Past Due Taxes or other governmental charges:      -
         (d)     180 Day Rent Reserve
       (c,e,f)   Breakdown in LSA:                                  -
         (g)     Amounts owed by Borrower subject to Liens:         -
         (h)     Reserves for Gas/Oil Imbalances                    -
         (I)     Reserves for production payments due to Duke Energy-

                          Sub-total of Reserves

       Availability after Reserves